The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

FILED PURSUANT TO RULE 424 (b)(5)
Registration No. 333-151361
SUBJECT TO COMPLETION DATED OCTOBER 5, 2010

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 2, 2008)

ALLIED IRISH BANKS,
public limited company

26,700,000 Contingent Mandatorily Exchangeable Notes due November   , 2010
Mandatorily Exchangeable for
Shares of Common Stock of M&T BANK CORPORATION

Allied Irish Banks, p.l.c. (“AIB”) is offering 26,700,000 Contingent Mandatorily Exchangeable Notes due November   , 2010 (the “Notes”), each with a principal amount and issue price of $      per Note. Subject to the approval of AIB’s shareholders as described below, each Note will be mandatorily exchangeable for one share of M&T Bank Corporation (“M&T”) common stock (subject to certain antidilution adjustments).

No interest will accrue or be paid with respect to the Notes.

We own 26,700,000 shares of the common stock, $0.50 par value, of M&T. We intend to hold an extraordinary general meeting of our shareholders (an “Extraordinary General Meeting”) on October   , 2010 (the “Expected Meeting Date”), for the purpose of obtaining the approval of shareholders holding a majority of AIB’s ordinary shares, each €0.32 of AIB’s share capital (“Ordinary Shares”) present and voting at such Extraordinary General Meeting, in person or by proxy, for the disposition of our shares of M&T common stock. Prior shareholder approval for the disposition of our shares of M&T common stock is required by the Listing Rules of the Irish Stock Exchange and the Listing Rules of the United Kingdom Listing Authority. If we obtain such shareholder approval at an Extraordinary General Meeting held no later than November   , 2010, the fifth business day after the Expected Meeting Date, then, except as described below, each Note will be mandatorily exchanged for one share of M&T common stock, subject to certain adjustments as described in this prospectus supplement, on the third business day immediately following the date

(Continued on inside front cover)

You should read the more detailed description of the Notes in this prospectus supplement. In particular, you should review and understand the descriptions in “The Offering” and “Description of Notes.”

Investing in the Notes involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page S-15 of this prospectus supplement and the “Risk Factors” contained in AIB’s Annual Report on Form 20-F, as amended, for the year ended December 31, 2009, incorporated by reference herein, to read about important factors you should consider before buying the Notes.

The Notes are not a savings account, deposit or other obligation of any of our bank or non-bank subsidiaries and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom, Ireland or any other jurisdiction and therefore are not subject to the deposit protection scheme operated by the Central Bank and Financial Services Authority of Ireland or the Irish Government guarantee schemes in respect of certain liabilities of specified Irish credit institutions.

	Per Note	Total

Issue price	$	$
Underwriting discount and commission	$	$
Advisory fee(1)	$

Proceeds, before expenses, to us	$	$

(1)	We may elect to pay to the underwriters an advisory fee of up to $ , payable on the fifth business day immediately following the date of the Extraordinary General Meeting called to approve the disposition of our shares of M&T common stock, such fee to be payable at our sole discretion.

None of the Securities and Exchange Commission, state securities regulators, any other regulatory body in the United States, the United Kingdom, Ireland or any other jurisdiction, or the Government of Ireland or any agent or agency thereof has approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes to purchasers, in registered book-entry form only, through The Depository Trust Company, on October   , 2010.

Morgan Stanley	Citi

October   , 2010

(Continued from front cover)

we obtain shareholder approval (the “Exchange Date”). If (i) we do not obtain such shareholder approval by November   , 2010, the fifth business day immediately following the Expected Meeting Date or (ii) we do obtain such shareholder approval by November   , 2010, the fifth business day immediately following the Expected Meeting Date, but we fail to deliver the aggregate number of shares of M&T common stock required to exchange all of the outstanding Notes on the Exchange Date due to the occurrence of a Regulatory Event (as defined in this prospectus supplement), each Note will be mandatorily redeemed on the maturity date of the Notes at its principal amount plus a $0.26 premium per Note (the “Redemption Premium” and together with the principal amount per Note, the “Redemption Price”); provided that, the Redemption Price will be reduced by the amount of any Cash M&T Distribution Adjustment (as defined below) per Note in excess of $      per Note. As a result, the Redemption Price per Note, together with any Cash M&T Distribution Adjustment per Note, will not exceed 101% of the Note’s principal amount. For the avoidance of doubt, the Redemption Price will never be reduced to an amount less than zero. The Redemption Premium times the number of Notes offered hereby will be slightly less than 1% of our market capitalization on the close of the trading day in Dublin, Ireland immediately prior to the commencement of the offering of the Notes. There can be no assurance that shareholder approval of the disposition will be obtained or that a Regulatory Event will not occur.

If M&T has declared a dividend or other distribution on M&T common stock having an ex-dividend date after October   , 2010, which is the date of pricing of the Notes (the “Pricing Date”), and a record date prior to the Exchange Date or the Maturity Date, as applicable (a “Qualifying Distribution”), and (i) if such Qualifying Distribution includes cash, the record holders of the Notes as of the close of business on the record date for such Qualifying Distribution will be entitled to a return of a portion of the original issue price of each Note equal to the related portion of any cash to be paid by M&T in such Qualifying Distribution, without deduction for withholding or other taxes, if any (each a “Cash M&T Distribution Adjustment”), on the later of (a) the Exchange Date or the Maturity Date, as applicable, and (b) the business day immediately following our receipt of such Qualifying Distribution from M&T and/or (ii) if such Qualifying Distribution includes non-cash property, including shares of capital stock, securities or other property, and if the Notes are exchanged for M&T common stock, the record holders of the Notes as of the open of business on the Exchange Date will be entitled to a return of a portion of the original issue price of each Note in the form of the related portion of any non-cash property to be delivered by M&T in such Qualifying Distribution, without deduction for withholding or other taxes, if any (each a “Non-cash M&T Distribution Adjustment”), on the later of the Exchange Date and the business day immediately following our receipt of such Qualifying Distribution from M&T. We have no control over whether or when M&T will set a record date for any dividend or other distribution.

An amount of cash equal to $     , which represents 101% of the aggregate principal amount of the Notes, will be pledged for the benefit of the holders of the Notes and the Record Date Holders (as defined herein) to secure any cash payment required to be made to such holders, whether in connection with a redemption of the Notes or a Cash M&T Distribution Adjustment.

The Notes do not guarantee any return of principal. Investing in the Notes is not equivalent to investing in M&T common stock. Under no circumstances will you have the right to exchange your Notes for M&T common stock prior to the Exchange Date. If (i) we do not obtain shareholder approval for disposition of our shares of M&T common stock or (ii) we do obtain shareholder approval for disposition of our shares of M&T common stock but we fail to deliver the aggregate number of shares of M&T common stock required to exchange all of the outstanding Notes on the Exchange Date due to the occurrence of a Regulatory Event, you will not receive M&T common stock in exchange for your Notes, but will instead receive the applicable Redemption Price upon redemption of the Notes and any Cash M&T Distribution Adjustment.

M&T will have no obligation of any kind with respect to the Notes.

There is currently no public market for the Notes. The Notes have been approved for listing on the New York Stock Exchange, under the symbol “MTC” and are expected to trade on the New York Stock Exchange on the trading day following the Pricing Date. Our American depositary shares are listed on the New York Stock Exchange under the symbol “AIB.” The last reported sale price of our American depositary shares on October 4, 2010 was $1.35 per share. M&T common stock is listed on the New York Stock Exchange under the symbol “MTB.” The last reported sale price of M&T common stock on October 4, 2010 was $82.15 per share.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide any information or to represent anything not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We are offering to sell, and seeking offers to buy, only the securities described in this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus supplement or the accompanying prospectus is current only as of the date of the applicable document.

S-i

Unless otherwise specified in this prospectus supplement, references in this prospectus supplement to “AIB,” “Allied Irish Banks,” “the Company,” “we,” “us” or “our” are to Allied Irish Banks, p.l.c. and its consolidated subsidiaries.

References herein to “$” and “dollars” are to United States dollars.

References herein to “€” and “euros” are to the single currency of participating Member States of the European Union.

References herein to “£” and “GBP” are to British Pounds Sterling.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement and in the accompanying prospectus. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus may be used only for the purpose for which they have been prepared. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in compliance with such laws, we file annual reports and other information with the Securities and Exchange Commission (the “SEC”). You can read and copy any reports or other information that we file at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also request copies of our documents, upon payment of a duplicating fee, by writing to the SEC’s public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. Our filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC into this prospectus supplement, which means that the incorporated documents are considered part of this prospectus supplement and we can disclose important information to you by referring you to those documents. Information we file with the SEC will automatically update and supersede earlier information, including information in this prospectus supplement.

We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:

•	AIB’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009 filed on March 8, 2010;

•	AIB’s amendment to its Annual Report on Form 20-F/A filed on September 27, 2010; and

•	AIB’s reports on Form 6-K filed on September 27, 2010 (two filings) and October 4, 2010.

Furthermore, we incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus supplement but before the end of this offering:

•	any reports on Form 6-K filed by us pursuant to the Exchange Act that indicate on their cover page that we will incorporate them by reference; and

•	reports filed under Sections 13(a) and (c) of the Exchange Act.

Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered, on the written or oral request of such person, copies of any or all of the documents that have been or may be incorporated in this prospectus supplement or the accompanying prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in any such documents) and copies of any or all other contracts or documents that are referred to in this prospectus supplement or the accompanying prospectus. You should direct your requests to Allied Irish Banks, p.l.c., Bankcentre, Ballsbridge, Dublin 4, Ireland, Attn: Company Secretary, Tel No. +353-1-660 0311.

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about AIB. The agreements may contain representations, warranties, covenants or agreements by AIB or other parties, which should not be treated as categorical statements of fact or representations or commitments of or to anyone other than the parties to such agreements, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

S-iii

A prospectus that describes M&T and the M&T common stock is attached to this prospectus supplement. We did not prepare, and are not responsible for, the information contained in or omitted from the M&T prospectus. The M&T prospectus is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

This document contains or incorporates by reference “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, regarding the belief or current expectations of AIB, AIB’s directors and other members of its senior management about its business and the transactions described in this document, including statements relating to possible future write-downs or impairments. Generally, words such as “may,” “could,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “plan,” “seek,” “continue” or similar expressions identify forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements.

These forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside the control of AIB and are difficult to predict, that may cause actual results to differ materially from any future results or developments expressed or implied from the forward-looking statements. Factors that could cause AIB’s actual results to differ materially from those contemplated by the forward-looking statements include, among other factors:

•	AIB’s inability to dispose of its shares of M&T common stock, which would require AIB to rely to a greater extent on the support of the government of the Republic of Ireland (the “Irish Government”). Any such reliance is highly likely to result in increased Irish Government ownership and control or full nationalization;

•	recent and future economic conditions in Ireland and international economic and sector-specific conditions;

•	default of a major market participant or negative developments affecting one or more Irish financial institutions leading to a disruption in the markets in which AIB operates;

•	AIB’s exposure to the Irish property sector;

•	the risk that AIB may have insufficient capital resources to meet the revised Prudential Capital Assessment Review (“PCAR”) requirements and will need to rely to a greater extent on the support of the Irish Government;

•	the risk that AIB may be required to hold a higher level of capital than that currently anticipated by the market or pursuant to the revised PCAR requirement;

•	constraints on liquidity, the uncertainty over the terms of a further extension of the ELG Scheme (as defined herein) and the market reaction to the removal of government guarantees and further liquidity risks;

•	risks relating to the availability of customer deposits and AIB’s ability to access these deposits;

•	further downgrades to Irish sovereign ratings or AIB’s credit ratings;

•	risks relating to other sovereign issuers;

•	increased volatility in financial markets or prolonged volatility, resulting in reduced asset valuations and lower fees and commissions for AIB;

•	the financial stability of AIB’s counterparties including other financial institutions;

•	commitments and restrictions imposed on AIB’s activities under programs of the Irish Government, including the NAMA Program, the CIFS Scheme, the ELG Scheme (each as defined and further described herein) and the €3.5 billion subscription by the Irish Government, acting through the National

S-iv

Pensions Reserve Fund Commission (the “NPRFC”), of 3.5 billion non-cumulative preference shares (the “2009 Preference Shares”) of €0.01 each in the share capital of AIB (the “NPRFC Investment”);

•	the risk that AIB may be unable to retain its listings on the Irish Stock Exchange (the “ISE”) and the London Stock Exchange (the “LSE”);

•	the ability of the Minister for Finance of Ireland (the “Minister for Finance”) and/or the Central Bank of Ireland to give directions to AIB in relation to its future conduct;

•	the risks relating to AIB’s participation in the National Asset Management Agency of Ireland’s (“NAMA”) program (the “NAMA Program”) to acquire certain assets (“NAMA Assets”) of Irish financial institutions pursuant to the National Asset Management Agency Act 2009 of Ireland (the “NAMA Act”) given AIB’s lack of control over the nature, number or valuation of its NAMA Assets and the timing of their transfer, and the risks that AIB may have to pay a special tax or surcharge in the event that NAMA makes a loss or that AIB may have to repay payments received for its NAMA Assets;

•	AIB’s ability to implement its strategic plan;

•	the risks relating to the requirements of the restructuring plan, prepared by AIB and submitted by the Irish Department of Finance to the European Commission in November 2009, and the revised restructuring plan submitted to the European Commission on May 4, 2010;

•	the dilution risks arising from the impact of the “dividend stopper” provisions being triggered in the £350,000,000 Fixed Rate/Floating Rate Guaranteed Non-voting Non-cumulative Perpetual Preferred Securities issued by AIB UK 3 LP in 2006 (the “LP3 Securities”);

•	the risk that AIB’s risk management processes may not be fully effective and its risk management framework may leave it exposed to risks that have not been identified by such policies and procedures;

•	risks relating to AIB’s reputation;

•	the risk that financial models determining the value of certain financial instruments may change over time or not turn out to be accurate and the value realized by AIB for its assets may be materially different from the current or estimated fair value;

•	risks related to change in control of AIB;

•	the policies of various governmental and regulatory authorities and changes in laws and regulations;

•	risks relating to AIB’s deferred tax assets;

•	a restructuring of the Irish banking system;

•	the risks relating to AIB being unable to recruit, retain and develop senior management and skilled personnel;

•	the risks relating to AIB being subject to litigation and regulatory investigations;

•	the risks relating to AIB operating in competitive markets that are subject to significant change and uncertainty;

•	the risks relating to AIB’s liability for contributing to compensation programs in respect of banks and other authorized financial services firms;

•	the risks associated with the Notes; and

•	the risks associated with AIB’s disposal of its M&T common stock.

AIB does not undertake any obligation, and expressly disclaims any obligation or undertaking, to update or revise publicly any forward-looking statement contained in this document or incorporated by reference herein, whether as a result of new information, further events or otherwise, to reflect any change in AIB’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

S-v

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before investing in the Notes. You should read carefully this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in their entirety before making an investment decision, including the information set forth under the heading “Risk Factors.”

Allied Irish Banks, p.l.c.

AIB provides a diverse range of banking, financial and related services, principally in Ireland, the United Kingdom (the “U.K.”), Poland and the United States. As of June 30, 2010, AIB had 270 branches and outlets and 15 business centers in the Republic of Ireland, providing retail and business banking operations as well as asset finance, wealth management and credit card services. In Northern Ireland, AIB operates through its wholly owned subsidiary AIB Group (UK) p.l.c. which operates as First Trust Bank and focuses on general retail and commercial banking, as well as asset finance and leasing, with 48 branches and outlets as of June 30, 2010. In Britain, AIB Group (UK) p.l.c. operates as Allied Irish Bank (GB) and provides a range of banking services, focused primarily on the mid-corporate business sector, with 31 branches and one business development office as of June 30, 2010. As of June 30, 2010, AIB had consolidated total assets of €169 billion and during the year ended December 31, 2009, employed an average of approximately 24,700 people (excluding employees on career breaks, long-term absences or any unpaid leaves).

AIB’s principal retail and commercial banking interests in the United States are its 22.4% nonconsolidated ownership interest in M&T Bank Corporation (“M&T”), which resulted from M&T’s 2003 acquisition of Allfirst Financial Inc. (“Allfirst”) from AIB. M&T is a New York Stock Exchange-listed commercial banking business based in Buffalo, New York, with significant businesses in Maryland, Pennsylvania and other Eastern states. Pursuant to the Agreement and Plan of Reorganization, dated as of September 26, 2002, by and among M&T, AIB and Allfirst (the “Reorganization Agreement”), while AIB remains a substantial shareholder of M&T, AIB has the right to designate up to four members to serve on M&T’s board of directors and the board of directors of its bank subsidiary, M&T Bank, and M&T has the right to designate one member to serve on AIB’s board of directors so long as AIB holds at least 15% of the outstanding shares of M&T. In addition, pursuant to the Reorganization Agreement, AIB also has certain rights that entitle it to maintain its proportionate ownership position in M&T. In the event that AIB’s shareholders approve the disposition of its shares of M&T common stock and the exchange of the Notes is completed as further described in this prospectus supplement, these rights will generally expire pursuant to the terms of the Reorganization Agreement, and, in any event, will not be available to any holder of Notes or any person that acquires shares of M&T common stock upon the exchange of the Notes. AIB’s direct presence in the United States consists of corporate banking, treasury and financial services for not-for-profit businesses based in New York, with offices in a number of other principal U.S. cities.

Recent Developments

On September 30, 2010, the Irish Financial Services Regulatory Authority, as part of the Central Bank and Financial Services Authority of Ireland, whose functions are now performed by the Central Bank of Ireland from October 1, 2010 (the “Financial Regulator”) updated its assessment of our capital requirement and increased the amount of equivalent equity capital required under the PCAR from €7.4 billion to €10.4 billion. This increased PCAR requirement has been set following an assessment by the Financial Regulator of our potential losses on our eligible NAMA Assets (as further described herein) and must be in place by December 31, 2010.

On March 30, 2010, following publication of the original PCAR, we announced a series of capital raising initiatives to meet the increased capital requirement set by the Financial Regulator. These initiatives included plans to sell our shares of M&T common stock, as well as our shareholding in BZWBK (a Polish bank) and our U.K. business, which comprises AIB (GB) and First Trust Bank in Northern Ireland. On September 10, 2010, we announced that (through AIB European Investments Limited and AIB Capital Markets, p.l.c.) we

had conditionally agreed to sell our shareholdings in BZWBK and BZWBK AIB Asset Management S.A. to Banco Santander S.A. (collectively, the “BZWBK Disposal”), for a total expected cash consideration of €3.1 billion, subject to the terms and conditions of the BZWBK share purchase agreement. Furthermore, on September 20, 2010, we announced that we had conditionally agreed to sell our entire shareholding in Goodbody Holdings Limited and associated companies, including Goodbody Stockbrokers, to Fexco Holdings Limited for a cash consideration of approximately €24 million. As announced on September 30, 2010, we have also undertaken to launch a €5.4 billion equity capital raising during November 2010 which is expected to be completed before December 31, 2010, subject to, among other matters, European Commission, shareholder and other regulatory approvals.

In addition to the capital generated from the BZWBK Disposal, we expect to raise €2.5 billion from the planned disposals of our shares of M&T common stock and our U.K. business and additional capital generating initiatives (such as other minor asset disposals, risk weighted asset reduction initiatives and liability management actions). In the event that our residual capital requirement is not met through the planned disposals and capital generating initiatives by March 31, 2011, any shortfall will be met by the conversion of 2009 Preference Shares at that date on commercial terms to be agreed between us and the NPRFC prior to the date of conversion.

On September 30, 2010, the Minister for Finance stated that NAMA has reviewed the quality of our NAMA Assets still to be transferred to NAMA and that it has estimated the discount to be applied to the remaining €13.5 billion of NAMA Assets at 60%. The actual discount on remaining assets to be transferred to NAMA will not be known until the completion of the final objection valuation review procedure in accordance with the terms of the NAMA Act. The Financial Regulator announced that any differences between the estimate of the discount provided by NAMA, which was used for the revised PCAR capital requirement announced on September 30, 2010, and the final discounts on transfer will be included in the next PCAR which the Central Bank of Ireland will conduct in 2011.

On September 30, 2010, we announced that our board of directors has agreed with Mr. Dan O’Connor that he will step down as Executive Chairman within the coming weeks and that our board of directors has also agreed with Group Managing Director Mr. Colm Doherty the termination of his contract on existing terms. Mr Doherty will depart AIB before the end of 2010. On October 4, 2010, we received notification from Mr. Robert G. Wilmers of his resignation from our board of directors, to take effect immediately in light of our disposition of our shares of M&T common stock. In addition, on October 4, 2010, Mr. Kieran Crowley notified us of his intention to resign from our board of directors at its next meeting on October 13, 2010. There may be additional changes to the composition of our board of directors and senior executives in due course.

M&T Bank Corporation

M&T is a New York business corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and under Article III-A of the New York Banking Law. At December 31, 2009, M&T had two wholly owned bank subsidiaries: M&T Bank and M&T Bank, National Association. The banks collectively offer a wide range of commercial banking, trust and investment services to their customers.

A prospectus, which incorporates certain documents by reference, that describes M&T and the M&T common stock is attached to this prospectus supplement as delivered. M&T will not receive any of the proceeds from the sale of the Notes and will not have any obligation under the Notes. We did not prepare, and are not responsible for, the information contained in or omitted from the M&T prospectus. The M&T prospectus is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

As a prospective purchaser of the Notes, you should undertake such independent investigation of M&T as in your judgment is appropriate to make an informed decision with respect to an investment in M&T stock.

M&T is listed on the New York Stock Exchange under the symbol “MTB.” The following table sets forth the high and low prices as reported by the New York Stock Exchange (the “NYSE”), and the cash dividends declared per share. On October 4, 2010, the last reported sale price of M&T common stock on the NYSE was $82.15 per share.

				Dividends
Quarter Ended		High	Low	Declared

2010
	December 31 (though October 1, 2010)	$83.99	$81.00	$0.00
	September 30	95.00	81.08	0.70
	June 30	96.15	74.11	0.70
	March 31	85.00	66.32	0.70
2009
	December 31	$69.89	$59.09	$0.70
	September 30	67.46	50.33	0.70
	June 30	61.87	43.50	0.70
	March 31	59.08	29.11	0.70
2008
	December 31	$99.50	$52.20	$0.70
	September 30	108.53	53.61	0.70
	June 30	98.38	69.90	0.70
	March 31	94.03	70.49	0.70
2007
	December 31	$108.32	$77.39	$0.70
	September 30	115.81	97.26	0.70
	June 30	114.33	104.00	0.60
	March 31	125.13	112.05	0.60

THE OFFERING

The following summary describes the securities that we are offering to you in general terms only. The securities are a series of our debt securities described in our accompanying prospectus and referred to therein as Senior Debt Securities, and referred to herein as the “Notes.” You should read the summary together with the more detailed information that is contained in the rest of this prospectus supplement and in our accompanying prospectus. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this prospectus supplement.

The Notes offered are debt securities of Allied Irish Banks, p.l.c. Each Note will be mandatorily exchanged for one share of M&T common stock (subject to certain adjustments) upon and subject to the satisfaction of the Exchange Condition as described herein. We have included in this prospectus supplement certain limited information about M&T, and we have attached to this prospectus supplement a prospectus that more fully describes M&T and the shares of M&T common stock that you may receive, which we refer to as the “M&T prospectus.” Information relating to M&T set forth herein was derived solely from information contained in the M&T prospectus, which was prepared by and is the sole responsibility of M&T. We assume no responsibility for the information contained in or omitted from the M&T prospectus. The M&T prospectus does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein.

In this section, “AIB,” “we,” “our” or “us” refers only to Allied Irish Banks, p.l.c. and not to any of its subsidiaries or to M&T and the terms “each Note” and “per Note” refer to each $      principal amount of Notes. M&T will not have any obligation of any kind with respect to the Notes.

Issuer	Allied Irish Banks, p.l.c. (“AIB”).

Securities Offered	26,700,000 Contingent Mandatorily Exchangeable Notes due November , 2010.

Underlying Shares	Our holding of 26,700,000 shares of common stock, par value $0.50 per share, of M&T.

Principal Amount	$ per Note.

Maturity Date	November , 2010, the ninth business day immediately following the Expected Meeting Date (as defined below), unless earlier exchanged for M&T common stock.

Ranking	Except to the extent described in “Security; Cash Collateral Amount” below, the Notes will be our senior unsecured debt obligations and will rank equal in right of payment with all of our existing and future senior unsecured indebtedness.

No Interest	No interest will accrue or be paid with respect to the Notes.

Exchange Condition; Extraordinary General Meeting	On October , 2010 (the “Expected Meeting Date”), we intend to hold an extraordinary general meeting of our shareholders (an “Extraordinary General Meeting”) to seek the approval of shareholders holding a majority of AIB’s ordinary shares, each €0.32 of AIB’s share capital (“Ordinary Shares”), present and voting at such Extraordinary General Meeting, in person or by proxy, for the disposition of our shares of M&T common stock. The mandatory exchange of the Notes is contingent upon our obtaining such shareholder approval at an Extraordinary General Meeting no later than November , 2010, the fifth business day after the Expected Meeting Date (such requirement, the “Exchange Condition”). The approval of our shareholders is required for the disposition of our shares of M&T common stock under the Listing Rules of the Irish Stock Exchange and the Listing Rules of the United Kingdom Listing Authority because of, among other things, the potential value of the disposition relative to our market capitalization.

A Circular, containing a Notice of Extraordinary General Meeting (the “Shareholder Circular”), will be submitted to the Irish Stock Exchange and the United Kingdom Listing Authority for approval on October , 2010, one business day after pricing of the Notes. We anticipate receiving approval from the Irish Stock Exchange and the United Kingdom Listing Authority on October , 2010. Upon receipt of such approval, we will promptly distribute the Shareholder Circular to our shareholders. Under Irish company law, the earliest day we may hold the Extraordinary General Meeting is 16 days after we mail the Shareholder Circular to our shareholders. Accordingly, we intend to hold the Extraordinary General Meeting on the Expected Meeting Date of October , 2010, which is 16 days after we intend to mail the Shareholder Circular to our shareholders.

At the Extraordinary General Meeting, an ordinary resolution will be proposed which, if passed, would approve the disposal of our shares of M&T common stock by way of mandatory exchange of the Notes and would authorize our board of directors to take any steps necessary to complete such exchange. The vote on the resolution will be decided on a poll at the Extraordinary General Meeting. We expect the results of the vote to be available on the same business day that the Extraordinary General Meeting is held.

The disposal of our shares of M&T common stock is one of the key steps being undertaken by us to meet the increased capital requirement determined by the Irish Financial Services Regulatory Authority as part of its Prudential Capital Assessment Review, which was announced on March 30, 2010 and revised on September 30, 2010. The increased capital requirement must be satisfied by December 31, 2010. In addition to the disposal of our shares of M&T common stock through the issue of the Notes, we intend to sell other assets and complete an equity capital raising prior to the end of 2010 to ensure we satisfy our increased capital requirement.

The Shareholder Circular will contain a statement from all of the members of our board of directors recommending that our shareholders approve the disposal of our shares of M&T common stock and incorporating their opinion that such disposal is in our best interests and the best interests of our shareholders. The Shareholder Circular will also advise our shareholders that their failure to approve the disposition of M&T common stock will obligate us to redeem the Notes at the applicable Redemption Price, and that if we fail to complete such disposition at this time and the other announced disposals then it is highly likely that such events would result in increased Irish Government ownership or control or full nationalization and that if this were to occur, shareholders could lose the value of their Ordinary Shares and suffer further significant dilution.

Exchange Date	The third business day immediately following the date the Exchange Condition is satisfied.

Exchange Ratio	The ratio at which each Note will be exchanged for M&T common stock is initially one share of M&T common stock per Note, subject to certain antidilution adjustments for stock splits and stock combinations as described in “Description of Notes — Antidilution Adjustments” in this prospectus supplement.

Mandatory Exchange	If we satisfy the Exchange Condition, we will so notify The Bank of New York Mellon, as trustee (the “Trustee”) and M&T’s stock transfer agent by 5:00 p.m. (New York City time) on the date we satisfy the Exchange Condition, and the Notes will be mandatorily exchanged for M&T common stock on the Exchange Date based on the Exchange Ratio, unless a Regulatory Event (as defined below) occurs.

We will deliver cash in lieu of any fractional share of M&T common stock that a holder of the Notes is entitled to receive in connection with the mandatory exchange of the Notes for M&T common stock.

Mandatory Redemption; Redemption Premium	If (i) we do not satisfy the Exchange Condition or (ii) we do satisfy the Exchange Condition but we fail to deliver the aggregate number of shares of M&T common stock required to exchange all of the outstanding Notes on the Exchange Date due to the occurrence of a Regulatory Event, each Note will be mandatorily redeemed on the Maturity Date at its principal amount plus a $0.26 premium per Note (the “Redemption Premium” and, together with the principal amount per Note, the “Redemption Price”); provided that, the Redemption Price will be reduced by the amount of any Cash M&T Distribution Adjustment (as defined below) per Note in excess of $ per Note. As a result, the Redemption Price per Note, together with any Cash M&T Distribution Adjustment per Note, will not exceed 101% of the Note’s principal amount. For the avoidance of doubt, the Redemption Price will never be reduced to an amount less than zero. The Redemption Premium times the number of Notes offered hereby will be slightly less than 1% of our market capitalization on the close of the trading day in Dublin, Ireland immediately prior to the commencement of the offering of the Notes.

Security; Cash Collateral Amount	Upon the closing of this offering, we will deposit an amount of cash equal to $ , which represents 101% of the aggregate principal amount of the Notes (such amount together with any earnings thereon, the “Cash Collateral Amount”) into an account (the “Control Account”) held with The Bank of New York Mellon, as account bank (the “Bank”). We will pledge to the Trustee, for the benefit of the holders of the Notes and the Record Date Holders (as defined below), as applicable, the Control Account and the Cash Collateral Amount to secure any cash payments that we are required to make to holders of the Notes or Record Date Holders, whether in connection with a redemption of the Notes or a Cash M&T Distribution Adjustment (as defined below), and we will be prohibited from encumbering, divesting, pledging, disposing of and/or permitting any lien to be attached to the Cash Collateral Amount and the Control Account other than under the Security Agreement.

If we exchange the Notes for M&T common stock, the funds in the Control Account will be released by the Bank (pursuant to instructions from the Trustee) to us on the Exchange Date, except that a portion of the Cash Collateral Amount equal to the aggregate cash amount to be returned to Record Date Holders with respect to a Cash M&T Distribution Adjustment, if any, plus any cash amounts then payable to the Trustee or the Bank pursuant to the Indenture or the Security Agreement (each such term as defined herein) (but in no event greater in the aggregate than the Cash Collateral Amount), will be retained in the Control Account. If (i) M&T has declared a dividend or other distribution on M&T common stock, whether in cash, shares of capital stock, securities or other property, having an ex-dividend date after October , 2010, which is the date of pricing of the Notes (the “Pricing Date”), and a record date prior to the Exchange Date or the Maturity Date, as applicable (a “Qualifying Distribution”) and such Qualifying Distribution includes cash and (ii) M&T does not pay the cash portion of such Qualifying Distribution to us within 30 days of the payment date specified in M&T’s declaration of such Qualifying Distribution (each such thirtieth day, a “Delayed Payment Date”), an amount of cash equal to the unpaid cash portion of such Qualifying Distribution will be released from the Control Account to us by the Bank (pursuant to instructions from the Trustee) on the business day immediately following such Delayed Payment Date (each such date, a “Collateral Release Date”), provided that any amounts then owed by us to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be retained in the Control Account.

If the Notes are exchanged for M&T common stock on the Exchange Date or redeemed on the Maturity Date, as applicable, then upon the earlier of (i) the final Collateral Release Date with respect to all Qualifying Distributions and (ii) the satisfaction by us of all cash payment obligations with respect to any Cash M&T Distribution Adjustment, any remaining funds held in the Control Account will be released by the Bank (pursuant to instructions from the Trustee) from the Control Account to us, provided that any amounts then owed by us to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be retained in the Control Account.

For the avoidance of doubt, the release and return of cash in connection with a Collateral Release Date will not affect our obligations with respect to payment of the applicable Cash M&T Distribution Adjustment as described below.

If (i) we do not satisfy the Exchange Condition or (ii) we do satisfy the Exchange Condition but we fail to deliver the aggregate number of shares of M&T common stock required to exchange all of the outstanding Notes on the Exchange Date due to the occurrence of a Regulatory Event, holders of Notes will not be entitled to receive any M&T common stock and the aggregate applicable Redemption Price of the Notes will be released by the Bank (pursuant to instructions from the Trustee) from the Control Account to the Trustee or the Paying Agent for the benefit of, and payment to, the holders of the Notes on the Maturity Date. An amount of cash equal to any Cash

M&T Distribution Adjustment to which Record Date Holders are entitled will be retained in the Control Account for the benefit of the Record Date Holders and will be released to us on the applicable Collateral Release Date for such Cash M&T Distribution Adjustment (however, any amounts then owed by us to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be retained in the Control Account), unless earlier released to the Trustee or the Paying Agent for payment to the Record Date Holders as provided herein. The funds in the Control Account in excess of the applicable Redemption Price and the aggregate cash amount to be retained in the Control Account with respect to any Cash M&T Distribution Adjustment and any cash amounts then payable to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be released from the Control Account to us on the Maturity Date.

Pursuant to the Security Agreement, the Trustee and the Bank (each in their capacity as such) will have a lien on funds in the Control Account as security for any obligations we may owe to the Trustee and the Bank, as applicable, pursuant to the Indenture or the Security Agreement. Such obligations are payable out of the funds in the Control Account only after the later of (a) the Exchange Date or the Maturity Date, as applicable, and (b) if we receive a Qualifying Distribution from M&T relating to a Cash M&T Distribution Adjustment on or prior to the applicable Delayed Payment Date, the date such Cash M&T Distribution Adjustment becomes due and only to the extent such funds exceed all amounts we may owe to the holders of the Notes or the Record Date Holders, as applicable, in connection with a redemption of the Notes and any Cash M&T Distribution Adjustment.

No Guaranteed Return of Principal	Unlike ordinary debt securities, the Notes do not guarantee any return of principal. Instead, a holder of the Notes will receive either (i) if we have satisfied the Exchange Condition and no Regulatory Event occurs, one share of M&T common stock for each Note held by such holder, subject to antidilution adjustments as described herein, or (ii) (x) if we have not satisfied the Exchange Condition or (y) if we have satisfied the Exchange Condition but we fail to deliver the aggregate number of shares of M&T common stock required to exchange all of the outstanding Notes on the Exchange Date due to the occurrence of a Regulatory Event, in each case, the applicable Redemption Price per Note.

If the market price of M&T common stock on the Exchange Date is less than $ , and the Notes are exchanged for M&T common stock, you may receive a number of shares of M&T common stock with a value, on that date, less than the initial Redemption Price of the Notes. If the market price of M&T common stock on the Maturity Date is greater than $ , you will not be entitled to receive the excess of such price above the initial Redemption Price of each Note.

M&T Distribution Adjustment	If M&T has declared a Qualifying Distribution and (i) if such Qualifying Distribution includes cash, the record holders of the Notes as of the close of business on the record date for such Qualifying Distribution (the “Record Date Holders”) will be entitled to a return of a portion of the original issue price of each Note equal to the related portion of any cash to be paid by M&T in such Qualifying Distribution, without deduction for withholding or other taxes, if any (each a “Cash M&T Distribution Adjustment”), on the later of (a) the Exchange Date or the Maturity Date, as applicable, and (b) the business day immediately following our receipt of such Qualifying Distribution from M&T and/or (ii) if such Qualifying Distribution includes non-cash property, including shares of capital stock, securities or other property, and if the Notes are exchanged for M&T common stock, the record holders of the Notes as of the open of business on the Exchange Date (the “Exchange Date Holders”) will be entitled to a return of a portion of the original issue price of each Note in the form of the related portion of any non-cash property to be delivered by M&T in such Qualifying Distribution, without deduction for withholding or other taxes, if any (each a “Non-cash M&T Distribution Adjustment”), on the later of the Exchange Date and the business day immediately following our receipt of such Qualifying Distribution from M&T.

A Cash M&T Distribution Adjustment will consist of an amount of cash per Note determined by us equal to the Exchange Ratio (as of the record date of such Qualifying Distribution) multiplied by the amount of cash to be paid by M&T per share of M&T common stock (without any deductions for withholding or other taxes) in such Qualifying Distribution that includes cash. Such Cash M&T Distribution Adjustment will be made to the Record Date Holders by 9:30 a.m. (New York City time) (or as soon thereafter as is reasonably practicable) on the later of (i) the Exchange Date or the Maturity Date, as applicable, and (ii) the business day immediately following our receipt of such Qualifying Distribution.

A Non-cash M&T Distribution Adjustment will consist of an amount of such non-cash property per Note determined by us equal to the Exchange Ratio (as of the record date of such Qualifying Distribution) multiplied by the amount of non-cash property to be delivered by M&T per share of M&T common stock (without any deductions for withholding or other taxes) in such Qualifying Distribution that includes non-cash property. If the Notes are exchanged for M&T common stock, such Non-cash M&T Distribution Adjustment will be made to the Exchange Date Holders by 9:30 a.m. (New York City time) (or as soon thereafter as is reasonably practicable) on the later of (i) the Exchange Date and (ii) the business day immediately following our receipt of such Qualifying Distribution.

We will deliver cash in lieu of any fractional non-cash property that an Exchange Date Holder is entitled to receive in connection with a Non-cash M&T Distribution Adjustment, including shares of capital stock, securities or other non-cash property.

We are obligated to make (i) any Cash M&T Distribution Adjustment when due notwithstanding the prior exchange of the Notes for M&T common stock or the prior redemption of the Notes for their applicable Redemption Price, as applicable, and (ii) any Non-cash M&T Distribution Adjustment if and only if the Notes are exchanged for M&T common stock. If we have received the cash payment that relates to a Qualifying Distribution that includes cash from M&T on or prior to the applicable Delayed Payment Date, cash in an amount equal to our cash payment obligation in connection with the Cash M&T Distribution Adjustment related to such Qualifying Distribution (but in no event greater in the aggregate than the Cash Collateral Amount) will be released by the Bank (pursuant to instructions from the Trustee) from the Control Account to the Trustee or the Paying Agent for the benefit of, and payment to, Record Date Holders. If we have not received the cash payment that relates to a Qualifying Distribution that includes cash from M&T on or prior to the applicable Delayed Payment Date, an amount of cash equal to the aggregate amount of such unpaid cash payment related to such Qualifying Distribution will be released by the Bank (pursuant to instructions from the Trustee) from the Control Account to us on the applicable Collateral Release Date, provided that any amounts then owed by us to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be retained in the Control Account, and we will continue to be obligated to make such payment to the Record Date Holders if and when such cash payment is finally received by us.

No accrued interest will be paid to the Record Date Holders or Exchange Date Holders with respect to any Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment, respectively.

Because the date on which the Notes begin trading without the entitlement to a Cash M&T Distribution Adjustment and the record date for a Cash M&T Distribution Adjustment with respect to the Notes will match the ex-dividend date and record date for the corresponding Qualifying Distribution with respect to the M&T common stock, we expect the Notes to trade without the entitlement to a Cash M&T Distribution Adjustment when the M&T common stock trades ex-dividend. However, because holders of the Notes will only receive a Non-cash M&T Distribution Adjustment if the Notes are exchanged for M&T common stock, the record date with respect to the Notes for a Non-cash M&T Distribution Adjustment will not match the record date for the corresponding Qualifying Distribution with respect to the M&T common stock, and we do not expect the Notes to trade without the entitlement to a Non-cash M&T Distribution Adjustment prior to the Exchange Date.

We have engaged The Bank of New York Mellon to act as Paying Agent with respect to the redemption of the Notes and any Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment.

No Early Exchange or Redemption	If we satisfy the Exchange Condition and no Regulatory Event occurs, we will not have the option to exchange the Notes for M&T common stock prior to the Exchange Date, nor will we have the option to redeem the Notes. If we do not satisfy the Exchange Condition, we will not have the option to redeem the Notes prior to the Maturity

Date, nor will we have the option to exchange the Notes for M&T common stock.

If we satisfy the Exchange Condition and no Regulatory Event occurs, you will not have the option to cause us to exchange the Notes for M&T common stock prior to the Exchange Date, nor will you have the option to cause us to redeem or otherwise repurchase the Notes. If we do not satisfy the Exchange Condition, you will not have the option to cause us to redeem or otherwise repurchase the Notes prior to the Maturity Date, nor will you have the option to cause us to exchange the Notes for M&T common stock.

Regulatory Event	The existence at 9:00 a.m. (New York City time) on the Exchange Date of an order, direction or decree (which order, direction or decree need not be final or non-appealable) by an official of the Irish Government, any Irish governmental or regulatory body, an Irish court or any officer appointed by an Irish court, the Irish Government or an Irish statutory entity preventing us from delivering M&T common stock to Exchange Date Holders (a “Regulatory Event”). If a Regulatory Event occurs, we will by 9:30 a.m. (New York City time) on the Exchange Date (i) issue a press release stating that a Regulatory Event has occurred and (ii) provide written notice to the Trustee and M&T’s stock transfer agent that a Regulatory Event has occurred and that we will not deliver M&T common stock to M&T’s stock transfer agent for delivery to Exchange Date Holders.

Tax Consequences	Please read carefully the section of this prospectus supplement entitled “Certain United States Federal Income Tax Considerations.” The Notes are novel financial instruments, and there is currently no statutory, judicial or administrative authority that directly addresses the characterization of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Notes are not certain. Pursuant to the terms of the Notes, you agree with us to characterize the Notes for all tax purposes as a forward purchase contract to purchase M&T common stock on the Exchange Date, coupled with an interest in a deposit of a fixed amount of cash, equal to the issue price, to secure your obligation under the forward purchase contract, as described under “Certain United States Federal Income Tax Considerations.” We are not requesting a ruling from the Internal Revenue Service (the “IRS”) with respect to the Notes and we cannot assure you that the IRS will agree with the discussion set forth under “Certain United States Federal Income Tax Considerations.”

You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the Notes, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

DTC Eligibility	The Notes will be issued in book-entry form and will be represented by global certificates deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (“DTC”) in New York, New York. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants, and any such interest may not be exchanged for certificated Notes, except in limited circumstances.

M&T common stock delivered in exchange for the Notes will be issued in book-entry form. Beneficial interests in any of the shares of M&T common stock will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants.

M&T Bank Corporation	The obligations represented by the Notes are obligations of AIB and not of M&T. M&T will not receive any of the proceeds from the sale of the Notes.

Covenants	Pursuant to the Indenture governing the Notes, we have agreed that, other than with respect to the Notes, we will not, during the term of the Notes, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any M&T common stock or any security convertible into or exercisable or exchangeable for M&T common stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of M&T common stock, whether any such transaction described in (i) or (ii) above is to be settled by delivery of M&T common stock or such other securities, in cash or otherwise.

In addition, we have agreed to provide written notice to the New York Stock Exchange of the date of the Extraordinary General Meeting as soon as it is known to us and of any future record date for any Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment with respect to the Notes not later than one business day after M&T publicly announces the record date for any Qualifying Distribution. Such record date for the Notes will be the same as the record date for the Qualifying Distribution.

Listing	There is currently no public market for the Notes. The Notes have been approved for listing on the New York Stock Exchange, under the symbol “MTC” and are expected to trade on the New York Stock Exchange on the trading day following the Pricing Date. Our American depositary shares are listed on the New York Stock Exchange under the symbol “AIB.” The last reported sale price of our American depositary shares on October 4, 2010 was $1.35 per share. M&T common stock is listed on the New York Stock Exchange under the symbol “MTB.” The last reported sale price of M&T common stock on October 4, 2010 was $82.15 per share.

Use of Proceeds	An amount equal to 101% of the aggregate principal amount of the Notes will be deposited into the Control Account and pledged to the Trustee for the benefit of the holders of the Notes and the Record Date Holders. If the Notes are mandatorily exchanged on the Exchange Date for our shares of M&T common stock, the funds in the Control Account in excess of the aggregate cash amounts to be returned to Record Date Holders with respect to a Cash M&T Distribution Adjustment, if any, plus any cash amounts then payable to the Trustee or the Bank pursuant to the Indenture or the Security

Agreement, will be released from the Control Account to us. Any portion of the Cash Collateral Amount retained in the Control Account in connection with any Cash M&T Distribution Adjustment will be released to us on the applicable Collateral Release Date, if any, for such Cash M&T Distribution Adjustment (however, any amounts then owed by us to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be retained in the Control Account), unless earlier released to the Trustee or the Paying Agent for payment to the Record Date Holders as provided herein.

However, if (i) the Exchange Condition is not satisfied or (ii) the Exchange Condition is satisfied but we fail to deliver the aggregate number of shares of M&T common stock required to exchange all of the outstanding Notes on the Exchange Date due to the occurrence of a Regulatory Event, the applicable Redemption Price will be released to holders upon redemption of the Notes. An amount of cash equal to any Cash M&T Distribution Adjustment to which Record Date Holders are entitled will be retained in the Control Account for the benefit of the Record Date Holders and will be released to us on the applicable Collateral Release Date, if any, for such Cash M&T Distribution Adjustment (however, any amounts then owed by us to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be retained in the Control Account), unless earlier released to the Trustee or the Paying Agent for payment to the Record Date Holders as provided herein. The funds in the Control Account in excess of the applicable Redemption Price, the aggregate cash amount to be retained in the Control Account with respect to any Cash M&T Distribution Adjustment and any cash amounts then payable to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be released from the Control Account to us on the Maturity Date.

We will use any amounts released to us from the Control Account to meet in part the PCAR capital requirement required to be met by us by the Irish financial regulatory body and as an additional source of liquidity to support our business activities.

Limited Rights with Respect to M&T Common Stock	If (i) the Exchange Condition is not satisfied or (ii) the Exchange Condition is satisfied but we fail to deliver the aggregate number of shares of M&T common stock required to exchange all of the outstanding Notes on the Exchange Date due to the occurrence of a Regulatory Event, holders of the Notes will have no rights with respect to our shares of M&T common stock or any dividend or other distribution declared in connection with M&T common stock, other than the right to receive any Cash M&T Distribution Adjustment. If the Notes are exchanged for M&T common stock, holders of the Notes will have no rights with respect to our shares of M&T common stock until the consummation of the mandatory exchange on the Exchange Date.

Where You Can Find More Information on the Notes	For a detailed description of the terms of the Notes, including the specific mechanics and timing of the Exchange Ratio adjustment and Cash M&T Distribution Adjustments and Non-cash M&T Distribution Adjustments, you should read the “Description of Notes” section in this prospectus supplement. You should also read about the risks involved in investing in the Notes in the section called “Risk Factors” in this prospectus supplement. The tax and accounting treatment of investments in securities such as the Notes may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the Notes.

RISK FACTORS

Your investment in the Notes involves risks. This prospectus supplement does not describe all of those risks. You should also carefully consider whether the Notes are suited to your particular circumstances before you decide to purchase them. You should not purchase the Notes unless you understand and know that you can bear all of the risks associated with owning M&T common stock.

This section describes certain risks relating to the Notes. You should carefully consider, in addition to the other information set forth or incorporated by reference in this prospectus supplement, the following information and the information under the captions “Risk management — 1. Risk Factors” and “— 3. Individual risk types” in our Annual Report on Form 20-F for the year ended December 31, 2009, and any risks discussed in our subsequent filings that are incorporated by reference into this prospectus supplement, as well as other information included or incorporated by reference into this prospectus supplement or the attached prospectus. You should also consider the information set forth or incorporated by reference in the M&T prospectus, including, without limitation, information under “Risk Factors.” Prospective holders are further advised that the contents of the M&T prospectus, and any documents incorporated by reference therein, are not incorporated by reference herein or in any way made a part of this prospectus supplement or the accompanying prospectus.

Risks Relating to the Notes

By purchasing the Notes, you are making an investment decision about M&T common stock as well as the Notes.

As described in this prospectus supplement, if we satisfy the Exchange Condition and no Regulatory Event occurs, the Notes will be mandatorily exchanged for M&T common stock on the Exchange Date, and you will not have the option to retain the Notes. You should review carefully the information in this prospectus supplement regarding the Exchange Condition and the information in the M&T prospectus regarding M&T common stock.

If our shareholders do not approve the disposition of our shares of M&T common stock by November  , 2010, the fifth business day immediately following the Expected Meeting Date, you will not receive M&T common stock in exchange for the Notes.

In order for us to sell our shares of M&T common stock, shareholders holding a majority of AIB’s Ordinary Shares present and voting, in person or by proxy, at an Extraordinary General Meeting, must approve the disposition of our shares of M&T common stock. Though we will seek to obtain such shareholder approval, we cannot offer any assurances that the shareholder approval will be obtained on or prior to November   , 2010. If we do not obtain such shareholder approval on or prior to that date, we will continue to hold our shares of M&T common stock and we will redeem the Notes for cash at their applicable Redemption Price.

The Notes are not ordinary senior debt securities; depending on the outcome of our shareholder vote, you may bear the full risk of any decline in the value of M&T common stock after the pricing of the Notes and may not receive the benefit of any appreciation in the value of M&T common stock during that period.

The Notes combine features of equity and debt. The terms of the Notes differ from those of ordinary debt securities in that we may not pay you a fixed amount in respect of the principal amount of the Notes. If we exchange the Notes for M&T common stock on the Exchange Date, we will not pay the principal amount of the Notes in cash and our payout to you will be M&T common stock and any Cash M&T Distribution Adjustment and Non-cash M&T Distribution Adjustment. If we exchange the Notes for M&T common stock and the market price of M&T common stock on the Exchange Date is less than the issue price of the Notes, you will receive M&T common stock with a market value as of that date that is less than the principal amount of the corresponding Notes, and may be zero.

Conversely, if our shareholders do not approve the disposal of our shares of M&T common stock, or if a Regulatory Event occurs, and the market price of M&T common stock when we redeem the Notes is higher than the principal amount of the Notes, you will not receive any M&T common stock, but a cash amount equal to the applicable Redemption Price of the Notes, plus any Cash M&T Distribution Adjustments when they become due, which may be less than the market value of the M&T common stock that you would have received had your Notes been exchanged for M&T common stock.

The market price of the Notes will be influenced by many unpredictable factors.

Several factors, many of which are beyond our control, will influence the value of the Notes in the secondary market. We expect that generally the market price of M&T common stock on any day will significantly affect the value of the Notes. However, because the exchange of the Notes depends on the affirmative vote of our shareholders at an Extraordinary General Meeting expected to be held on October   , 2010 and the absence of a Regulatory Event on the Exchange Date, the trading prices of the Notes may differ from those of M&T common stock while the Notes are outstanding. Other factors that may influence the value of the Notes include:

•	the volatility (frequency and magnitude of changes in price) of M&T common stock;

•	geopolitical conditions and economic, financial, political, regulatory, legal or judicial events, including events that affect stock markets generally and that may affect M&T and the market price of M&T common stock;

•	interest and yield rates in the capital markets;

•	the dividend rate on M&T common stock;

•	the perceived likelihood of an event that may affect our ability to perform our obligations relating to the Notes, including of a Regulatory Event;

•	the time remaining to the maturity of the Notes;

•	speculation regarding the probable outcome of our shareholder vote; and

•	the occurrence of certain events affecting M&T that may or may not require an adjustment to the Exchange Ratio.

Some or all of these factors will influence the price you will receive if you sell your Notes prior to the Exchange Date or Maturity Date, as applicable. For example, depending upon the market expectations of the likely outcome of our shareholder vote, proceeds from your sale of Notes may be at a substantial discount from the principal amount if on the date of such sale the market price of M&T common stock is below the principal amount of the Notes.

You cannot predict the future performance of M&T common stock based on its historical performance. The market price of M&T common stock may decrease so that you will receive, if the Notes are exchanged for M&T common stock on the Exchange Date, M&T common stock having a market value at such time that is less than the principal amount of the Notes. See the M&T prospectus for more information regarding M&T common stock.

The M&T common stock underlying the Notes represents a significant portion of M&T’s total outstanding common stock, and the Notes may adversely affect the market price for shares of M&T common stock.

The market price of M&T common stock may be influenced by the Notes. For example, the market price of the M&T common stock could become more volatile and could be depressed by (i) investors’ anticipation of the potential resale in the market of a substantial number of the shares of M&T common stock received upon exchange of the Notes (the shares of M&T common stock underlying the Notes represent, in the aggregate, 22.4% of M&T’s outstanding shares of common stock, based on 119,119,328 shares of outstanding common stock of M&T as of July 23, 2010, as reported on M&T’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010) and/or (ii) hedging or arbitrage trading activity that may develop involving the Notes and shares of M&T common stock. Similarly, expectations regarding the issuance by M&T of additional equity and other securities while the Notes are outstanding for purposes unrelated to the Notes could affect the trading prices of M&T common stock and, consequently, the trading prices of the Notes.

You will not receive interest, and may not receive any Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment, on the Notes.

The Notes will not bear interest. The Record Date Holders are entitled to any Cash M&T Distribution Adjustments and, if the Notes are exchanged for M&T common stock, Exchange Date Holders are entitled to any Non-cash M&T Distribution Adjustments. See “Description of Notes — M&T Distribution Adjustment.” Only Record Date Holders or Exchange Date Holders will be entitled to receive such Cash M&T Distribution Adjustments or Non-cash M&T Distribution Adjustments, respectively. In addition, neither Record Date Holders nor Exchange Date Holders will be entitled to receive a Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment, as applicable, unless and until we receive the related Qualifying Distribution from M&T.

If there is no Qualifying Distribution, you will not receive any Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment with respect to the Notes even if the Notes are exchanged for M&T common stock. We have no control over whether or when M&T will set a record date for any dividend or other distribution and cannot offer any assurances as to whether or when any such declared dividend or other distribution will be paid or delivered. Additionally, even if a Qualifying Distribution has an ex-dividend date after the Pricing Date, and a record date prior to the Exchange Date or the Maturity Date, as applicable, (i) Exchange Date Holders will not be entitled to any Non-cash M&T Distribution Adjustments if (a) we do not satisfy the Exchange Condition or (b) we satisfy the Exchange Condition but we fail to deliver the aggregate number of shares of M&T common stock required to exchange all of the outstanding Notes on the Exchange Date due to the occurrence of a Regulatory Event and (ii) neither Record Date Holders nor Exchange Date Holders will be entitled to any Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment, respectively, if we do not receive the Qualifying Distribution from M&T.

If M&T fails to pay a cash dividend or other cash distribution on the scheduled payment date, your claim for such amount may no longer be secured by the Cash Collateral Amount.

Record Date Holders with respect to a Qualifying Distribution that includes cash will be entitled to receive the related Cash M&T Distribution Adjustment from us once we receive such Qualifying Distribution from M&T. If, however, M&T fails to make such payment to us on or prior to the applicable Delayed Payment Date, a portion of the Cash Collateral Amount equal to the amount of such unpaid cash dividend or other cash distribution will be released to us by the Bank (pursuant to instructions from the Trustee) from the Control Account on the applicable Collateral Release Date, provided that any amounts then owed by us to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be retained in the Control Account. After such date, any claim against us for an amount equal to any such Qualifying Distribution that includes cash that we subsequently receive from M&T will not be secured by the Cash Collateral Amount or otherwise.

The adjustments to the Exchange Ratio that the Trustee is required to make do not cover every corporate event that can affect the value of M&T common stock.

The Trustee will only adjust the number of shares of M&T common stock deliverable upon exchange of the Notes on the Exchange Date for stock splits and stock combinations involving M&T common stock. The Trustee will not make an adjustment to the Exchange Ratio for other corporate events that can affect the value of shares of M&T common stock, although dividends or other distributions on the M&T common stock having an ex-dividend date after the Pricing Date, and a record date prior to the Exchange Date or the Maturity Date, as applicable, may give rise to a Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment. For example, the Trustee is not required to make any adjustment for offerings by M&T of M&T common stock for cash or in connection with acquisitions. If an event occurs that does not require the Trustee to adjust the Exchange Ratio or that does not give rise to a Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment, the price of the Notes may be materially and adversely affected.

With very limited exceptions, we have no ability to control the actions of M&T, and M&T has no obligations with respect to the Notes.

Though we are currently affiliated with M&T due to our ownership of M&T common stock and have certain contractual and governance rights with respect to M&T, including minority representation on M&T’s board of directors, and are deemed to control M&T for purposes of certain U.S. banking regulations, we do not control the actions of M&T, and our ability to influence the actions of M&T is limited and we can provide no assurances as to such actions, including any corporate actions of the type that would require the Trustee to adjust the Exchange Ratio if the Notes are exchanged for M&T common stock. We will cease to be affiliated with M&T, and most of these rights (including any right to representation on the M&T board of directors) will expire, when we are no longer a significant shareholder of M&T. M&T has no obligation to consider your interest as an investor in the Notes in taking any corporate actions that might affect the value of the Notes. In addition, M&T has no obligations with respect to the Notes or amounts to be paid to holders of the Notes. None of the money you pay for the Notes will be paid to M&T.

Until the completion of the mandatory exchange, you have no rights as a shareholder of M&T, but you may be negatively affected by some changes made with respect to M&T common stock.

Investing in the Notes is not equivalent to investing in M&T common stock. As an investor in the Notes, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to M&T common stock, except as provided under “Description of Notes — M&T Distribution Adjustment.” For example, in the event that an amendment is proposed to the articles of incorporation of M&T requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the Exchange Date, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of M&T common stock, even if adverse to you. In addition, you will not have the right to exchange the Notes for M&T common stock unless and until the Exchange Condition has been satisfied and provided that no Regulatory Event occurs.

You may be required to obtain regulatory approval in connection with your acquisition of the Notes.

Because M&T is a bank holding company and the Notes are mandatorily exchangeable for M&T common stock upon satisfaction of the Exchange Condition, purchasers of the Notes may in certain circumstances be required to obtain approvals under the Change in Bank Control Act of 1978, as amended, or the Bank Holding Company Act of 1956, as amended. Under regulations adopted by the Federal Reserve Board, (a) any bank or bank holding company is generally required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of M&T common stock and (b) any person other than a bank or bank holding company is generally required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of M&T common stock (and, in certain cases, such approval may be required at a lesser percentage of ownership). Therefore, a purchaser or other owner of an amount of Notes that, on the Exchange Date, would entitle such purchaser or other owner to an amount of M&T common stock that, together with any M&T common stock then held by such purchaser or other owner, would equal or exceed the applicable threshold stated above, may be required to obtain the prior approval of the Federal Reserve Board.

If a Regulatory Event occurs, you will not receive M&T common stock in exchange for the Notes, and if we are the subject of an insolvency proceeding, the Irish insolvency officer may seek to challenge the release to you of cash from the Control Account.

We will not pledge or otherwise hold in escrow our shares of M&T common stock while the Notes are outstanding. If we fail to deliver the aggregate number of shares of M&T common stock required to exchange all of the outstanding Notes on the Exchange Date due to the occurrence of a Regulatory Event, you will not be entitled to receive any M&T common stock, and we would be required to redeem your Notes for cash at their applicable Redemption Price.

However, if we are the subject of an insolvency proceeding while the Notes are outstanding, the Irish insolvency officer assigned to our insolvency may seek to challenge any release of cash from the Control Account as a fraudulent preference or on other grounds. While we do not believe that such a challenge would be likely to succeed, we cannot definitively predict the outcome of any such challenge, and accordingly cannot offer any assurances that the cash from the Control Account would be released to you in a timely matter, or at all, in the event of our insolvency, including in the event of a mandatory redemption on the Maturity Date.

The United States federal income tax consequences of an investment in the Notes are uncertain.

The Notes are novel financial instruments, and there is currently no statutory, judicial or administrative authority that directly addresses the characterization of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Notes are not certain. We are not requesting a ruling from the IRS with respect to the Notes and we cannot assure you that the IRS will agree with the discussion set forth under “Certain United States Federal Income Tax Considerations.”

You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the Notes, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Risks Relating to AIB

If we are unable to complete the disposal of our shares of M&T common stock, we will need to rely to a greater extent on the Irish Government for support, which is highly likely to result in increased Irish Government ownership and control or full nationalization.

Although the capital generated from the proceeds of the disposition of our shares of M&T common stock alone will not enable us to meet the entire revised PCAR capital requirement announced by the Financial Regulator on September 30, 2010, such disposition is one of the significant steps being taken by us towards generating the additional capital required in order to meet that capital requirement.

If shareholder approval for the disposition of our shares of M&T common stock is not obtained, or if the exchange of the Notes for our shares of M&T common stock is otherwise unable to be completed as described in this prospectus supplement, there can be no assurance that we will be able to dispose of our shares of M&T common stock at a later date, in favorable or equivalent market circumstances, or at all. In those circumstances, we would need to rely to a greater extent on the support of the Irish Government including through the conversion of the 2009 Preference Shares into Ordinary Shares. Our board of directors therefore believes that if we are unable to proceed with the disposition of our shares of M&T common stock and our other announced disposals, then it is highly likely that such events would result in increased Irish Government ownership and control or full nationalization. If this were to occur, our shareholders could lose the value of their Ordinary Shares and suffer further dilution.

Our businesses, earnings and financial condition have been, and our businesses, earnings and financial condition will continue to be, affected by the recent and future economic conditions in Ireland and international economic and sector-specific conditions.

As of June 30, 2010, 68% of our total assets were located in Ireland and approximately 63% of our net interest income was generated in Ireland. Ireland is facing an extremely challenging economic period. Unemployment has increased in Ireland from 13.2% in the second quarter of 2010 to 13.7% in September 2010, and the property market has suffered a very significant decline, with average national house prices in Ireland falling by 6.4% in the first half of 2010, 18.5% in 2009 and 9.1% in 2008, and commercial property prices falling by 55.6% between September 2007 and December 2009. Following heavy reliance on construction and property-related activity for economic growth, the Irish economy experienced a severe contraction with Irish gross domestic product (“GDP”) contracting by 7.1% for the 2009 calendar year. Following an increase of 2.2% in GDP in the first quarter of 2010 compared to the fourth quarter of 2009, initial estimates for the second quarter of 2010 showing a decrease, on a seasonally adjusted basis, of 1.2% in GDP compared with the previous quarter. The Irish public finances have deteriorated sharply since 2007, moving from an estimated surplus of 0.3% of GDP in terms of general Irish Government balance to a deficit of 11.7% in 2009. The rise in the deficit is primarily due to the sharp fall in tax revenues largely associated with the downturn in the Irish housing market. Furthermore, as announced by the Minister for Finance in his Statement on Banking on September 30, 2010, as a result of the capital support being provided by the Irish Government to the Irish banking system, a substantial spike in Ireland’s general government deficit is expected in 2010 totalling almost 20% of GDP, resulting in an expected general Irish Government deficit for 2010 of around 32% of GDP. See “— We are exposed to the Irish property sector, which has been and remains subject to unfavorable economic and market conditions” for risks relating to our exposure to the Irish property market. Higher unemployment, reduced corporate profitability and personal bankruptcy rates have and will continue to reduce borrowers’ ability to repay loans, including mortgages. The existing conditions have already materially adversely affected us, have exerted downward pressure on share prices, liquidity and availability of credit for financial institutions, including ourselves and other corporations, have constrained pricing policies for Irish credit institutions and have left the Irish banking system facing serious structural and funding issues.

Prior to the planned disposals, while we conduct our principal activities in Ireland, we also have international businesses, principally in the U.K., the United States and in Poland. The deterioration of the economies of the other key geographic markets we serve, particularly the U.K., adversely affected our financial condition and performance in 2008 and 2009 and continues to present challenges for us. Demand for housing and commercial and other property has also fallen considerably in the U.K. and the United States. A continued deterioration in property prices in our key geographic markets could further adversely affect our financial condition and results of operations.

If unfavorable economic conditions persist or worsen, or in particular if the Irish economy recovers at a slower rate than anticipated, we will experience further reductions in business activity, lower demand for our products and services, reduced availability of credit, increased funding costs, decreased asset values, additional write-downs and impairment charges with consequent adverse effects on profitability and financial condition. Our financial performance may also be affected by future recovery rates on assets and the historical assumptions underlying asset recovery rates may no longer be accurate given the general economic instability.

Our businesses are also subject to inherent risks arising from sector-specific economic conditions in the markets in which they operate. The very severe dislocation of the global financial markets that began in 2007 substantially worsened in 2008 and triggered widespread problems at many large international and Irish banks and other financial institutions. This dislocation severely impacted general levels of liquidity, the availability of credit and the terms on which credit is available. This led the Irish Government and other governments to inject liquidity into the financial system and required recapitalization of the banking sector to reduce the risk of failure of certain large institutions and provide confidence to the market. Measures taken by the Irish Government to enhance the availability of liquidity and improve access to funding for systemically important financial institutions in Ireland include, among others, the CIFS Scheme, the ELG Scheme, the NPRFC Investment and the NAMA Program.

Despite these interventions, the volatility and market disruption in the banking sector has continued. While certain recent economic forecasts for the global economy have been revised upwards, there can be no assurance of a return to economic growth in the economies in which we operate. Although the Minister for Finance’s Statement on Banking on September 30, 2010 provides some certainty on the total cost of restructuring the banking system in Ireland and the fiscal impact of those bank restructuring costs, there can be no certainty regarding the success of those plans and a further deterioration in the Irish economy would adversely affect our businesses, earnings and financial condition.

The default of a major market participant or negative developments affecting one or more Irish financial institutions, in particular, could disrupt the markets and impact our financial condition and results of operations.

Within the financial services industry, the default of any one institution could lead to defaults by other institutions. The failure of a sufficiently large and influential institution could disrupt clearance and settlement systems in the markets in which we operate and cause market declines or volatility. Such a failure could lead to a chain of defaults that could adversely affect us and our contract counterparties. Concerns about, or a default by, one institution could lead to significant liquidity problems, losses or defaults by other institutions, as occurred after the bankruptcy of Lehman Brothers. Such systemic risk could have a material adverse effect on our ability to raise new funding and on our business, financial condition, results of operations, liquidity and/or prospects. In addition, the failure of a sufficiently large and influential institution could impact future product sales as a potential result of reduced confidence in the financial services industry.

Negative developments affecting Irish financial institutions (e.g., depleted capital levels of Irish financial institutions) have had a general negative effect on market investor sentiment towards Irish financial institutions and on our financial condition primarily through access to, and cost of, wholesale funding.

Systemic risk to the markets in which we operate continues to exist, and dislocations caused by the interdependency of financial market participants and the perception of the Irish banking sector in general continues to be a potential source of a material adverse change to our financial condition and results of operations.

We are exposed to the Irish property sector, which has been and remains subject to unfavorable economic and market conditions.

We are heavily exposed to the Irish property sector, which has been adversely affected by unfavorable economic and market conditions. As of June 30, 2010, excluding those loans held for sale to NAMA, approximately 65% of our loan portfolio was concentrated in Ireland (68% as of December 31, 2009) and 40% was concentrated in the construction and property and residential mortgage sectors (41% as of December 31, 2009). From the late 1990s to 2006, the mortgage market in Ireland expanded rapidly as housing prices soared, driven in part by economic and wage growth. The rapid increase began to contract in 2006 and 2007 as the European Central Bank raised interest rates. In 2008, as the Irish economy started to decline and as interest rates continued to increase, housing oversupply persisted and mortgage delinquencies increased. Declining residential and commercial property prices also led to a significant slowdown in the construction sector in Ireland. As a result, loan impairments in the Irish construction, property and residential mortgage sectors increased substantially. As of December 31, 2007, 2008 and 2009, our impaired loans in these sectors were €178 million, €1.3 billion and €2.75 billion, respectively, and as of June 30, 2010, our impaired loans in this sector, excluding loans and receivables held for sale to NAMA, amounted to €3.5 billion (or €13.6 billion including loans and receivables held for sale to NAMA). With regard to the €4.4 billion of our total eligible NAMA Assets with individual values of less than €20 million and greater than €5 million that were classified as held for sale to NAMA at June 30, 2010 but that we expect will no longer be transferred to NAMA, €2.9 billion of these assets relate to the construction and property and residential mortgage sectors in Ireland, of which €1.9 billion were impaired.

We believe that NAMA has had, and is expected to continue to have, an impact on the liquidity of property assets in Ireland. Uncertainty as to what effects NAMA will have on the property market has, we believe, resulted in fewer property transactions. In addition, the discount applied on the transfer of our NAMA Assets related to property may have a material adverse impact on the values and liquidity of property. If this occurs, the value of property collateral securing our loans would be reduced which may increase the rate of write-downs and/or impairments.

If unfavorable economic and market conditions persist, with further falls in property prices and increases in unemployment, the risk of further impairments and the consequent adverse impact on our profitability and financial condition is exacerbated.

We may have insufficient capital resources to meet the revised minimum PCAR requirement. If we are not able to raise a proportion of the additional capital to meet the revised PCAR capital requirement from the announced capital raising initiatives, we will need to rely to a greater extent on the support of the Irish Government. Such reliance could lead to increased Irish Government ownership and control or full nationalization.

As part of the Financial Regulator’s assessment of the Irish banking sector’s capital requirements, it announced on March 30, 2010, that in common with certain other Irish credit institutions, our target Equity Tier 1 Capital Ratio should be 7%, and the target Core Tier 1 Capital Ratio should be 8%. The Basel Committee on Banking Supervision has also recently announced increased capital requirements for banking institutions. Our capital ratios as of June 30, 2010 were Equity Tier 1 Capital of 3.8%, Core Tier 1 Capital of 6.9%, Tier 1 Capital of 6.0% and Total Capital of 9.0%. In order to meet the PCAR capital requirement, we were initially required to generate the equivalent of €7.4 billion of equity capital by December 31, 2010. On September 30, 2010, the Financial Regulator updated its assessment of our capital requirement and increased the amount of equivalent equity capital required under the PCAR from €7.4 billion to €10.4 billion. The increased PCAR requirement has been set following an assessment by the Financial Regulator of our potential losses on our eligible NAMA Assets and must also be met by December 31, 2010.

As a result of the crystallization of loan losses on the NAMA Assets that have transferred, our participation in NAMA has had and will continue to have a negative impact on our capital position. These losses will reduce our Equity Tier 1 Capital, Core Tier 1 Capital, Tier 1 Capital and Total Capital, and our corresponding capital ratios. Our participation in NAMA will, however, result in a reduction in our risk-weighted assets which will in turn positively affect our capital ratios. The positive benefit of reducing our risk-weighted assets will, however, be insufficient to offset the negative impact from the crystallization of loan losses on the transfer of NAMA Assets to NAMA. In addition, in the period over which losses on our NAMA Assets negatively impact our capital position and the planned capital raising actions have not been completed, there is a risk that we may temporarily see a fall in our regulatory capital ratios below current minimum regulatory capital requirements set by the Central Bank of Ireland. In those circumstances, we would be required to engage in discussions with the Central Bank of Ireland prior to such an event occurring, with a view to mitigating the effects of such an event. The Central Bank of Ireland is formally empowered to agree a period of time and a course of action which would return the credit institution to solvency or, inter alia, to suspend a credit institution’s deposit taking ability, and in extreme circumstances may exercise these powers. Were this power to be exercised, it would restrict us from temporarily accepting customer deposits, which could adversely affect our profitability and results of operations and lead to a deterioration in our funding and liquidity position.

We expect to satisfy that part of the Financial Regulator’s revised PCAR capital requirement from the proceeds of the disposal of our shares of M&T common stock as described in this prospectus supplement, the completion of the BZWBK Disposal (which was announced on September 10, 2010) and the potential sale of our business in the U.K. (which comprises “Allied Irish Bank (GB)” in Great Britain and “First Trust Bank” in Northern Ireland), each to be undertaken by December 31, 2010. However, the price achieved for the sale of our U.K. business will be dependent on prevailing economic and market conditions, which may be challenging, and therefore there is no assurance that we will be able to find buyers for the U.K. business at an acceptable price within the required time period. We may be forced to sell the U.K. business at a price below than that which we would otherwise have agreed or may not be able to dispose of our interest in our U.K. business at all. Moreover, the BZWBK Disposal is, and any sale of the U.K. business may be, subject to various approvals, including from shareholders, regulators and competition authorities, and we and/or potential buyer or buyers may be unable to obtain these approvals within a sufficient time or at all.

We have also undertaken to launch a €5.4 billion equity capital raising during November 2010, which is expected to be completed before December 31, 2010. As announced on September 30, 2010, this equity capital raising will be fully underwritten by the NPRFC and will be subject, among other matters, to European Commission, shareholder and other regulatory approvals.

If necessary, the NPRFC’s underwriting commitment will be met through a new cash contribution of up to €3.7 billion for new Ordinary Shares from existing cash resources of the NPRFC and by the conversion of up to €1.7 billion of the 2009 Preferences Shares held by the NPRFC. Assuming conversion of €1.7 billion of the 2009 Preference Shares, the NPRFC would continue to hold €1.8 billion of the 2009 Preference Shares. On completion of the equity capital raising, it is likely that the NPRFC will own a significant majority stake in us.

In addition to the capital generated from the BZWBK Disposal, we expect to raise €2.5 billion of equity capital from the planned disposals of our shares of M&T common stock and our U.K. business and additional capital generating initiatives (such as other minor asset disposals, risk weighted asset reduction initiatives and liability management actions). In the event that our residual capital requirement is not met through the planned disposals and capital generating initiatives by March 31, 2011, any shortfall will be met by a conversion of 2009 Preference Shares at that date, on commercial terms to be agreed between us and the NPRFC prior to the date of conversion. If that were to occur, or if further capital injections by the Irish Government were to be required, the interests of other shareholders would be further diluted, the Irish Government’s influence over our operations would be significantly increased and shareholders may lose the value of their shares. See “— If we are unable to complete the disposal of our shares of M&T common stock, we will need to rely to a greater extent on the Irish Government for support, which is highly likely to result in increased Irish Government ownership and control or full nationalization.”

If we are required to hold a higher level of capital than that currently anticipated by the market and as prescribed by the revised PCAR requirement then this could have an adverse impact on our operational flexibility, reduce earnings growth and require the issue of additional equity capital to the Irish Government.

Our level of future capital continues to be driven by (i) changes to the level of risk weighted assets (as a result of NAMA transfers, grade migration and balance sheet deleveraging), (ii) capital changes (as a result of NAMA losses, increased provisions and decreased profitability) and (iii) regulatory restrictions, such as the requirement that Tier 2 Capital should not exceed Tier 1 Capital and restrictions on the amount of dated subordinated debt that may rank as own funds during the five years prior to the repayment date. Furthermore, our level of risk weighted assets may differ depending on the assumptions used in modeling our risks in terms of the internal-ratings based approach under the Capital Requirements Directives (comprising Directive 2006/48/EC and Directive 2006/49/EC). Under this approach, capital requirements are inherently more sensitive to market movements than under previous regimes, and capital requirements will increase if economic conditions impact negatively on the credit quality of our loan portfolio, which may have an adverse effect on our results of operations.

Market expectations and regulatory requirements for banks to hold higher levels of capital continue to evolve. Due to the ongoing uncertainty in financial markets, market expectations may require international banks to hold capital at levels higher than currently expected, any future capital requirement for AIB determined by the Central Bank of Ireland may be more than the revised PCAR requirement, or the definitions of capital may be subject to change. As a consequence, this could require us to hold higher levels of capital than the target 7% Equity Tier 1 Capital and target 8% Core Tier 1 Capital ratios set by the Financial Regulator in the original PCAR.

Furthermore, the detailed impact of the new Basel III proposals for us is not clear because certain elements of the package have not been finalized, including the transitional arrangements. Once the finalized proposals are assessed against our particular balance sheet and business strategy, changes may be required to our capital structure and/or our asset base which may adversely impact our profitability and results of operations. See “— Our businesses and financial condition could be affected by the fiscal, taxation, regulatory or other policies, laws and regulations and other actions of various governmental and regulatory authorities in Ireland, the United Kingdom, the European Union and elsewhere.”

If, among other factors, the total consideration we receive for the transfer of the NAMA Assets is less than that assumed by the Financial Regulator in the revised PCAR, we may not have sufficient capital resources to meet future regulatory capital requirements. Such higher expectations and/or regulatory requirements may also adversely impact our operational flexibility, reduce earnings growth and require the issuance of additional equity capital to the Irish Government.

Constraints on liquidity, uncertainty over the terms of a further extension of the ELG Scheme and the market reaction to the removal of Irish Government guarantees may expose us to further liquidity risks.

Liquidity risk is the risk that a bank will be unable to meet its obligations when they fall due and to replace funds when they are withdrawn, with a consequent failure to repay depositors and fulfill commitments to lend, a risk that is inherent in banking operations. At June 30, 2010, 53% of our funding was sourced from customer accounts, 20% from deposits by banks and the remainder through a combination of short-term paper, asset covered securities, senior debt, subordinated debt and capital.

The quantum of our wholesale funding has reduced from approximately €64 billion as of December 31, 2009 to €61 billion as of June 30, 2010 and the loan to deposit ratio (including assets held for sale to NAMA) has similarly reduced from 146% as of December 31, 2009 to 143% as of June 30, 2010. We continue, however, to be subject to liquidity risks that reflect the broader global liquidity difficulties to which all financial institutions have been subject, as well as factors that are specific to the Irish banking industry. Furthermore, any reduction in our access to assets which can provide liquidity within four working days (which include central government securities or securities issued by financial institutions) (“Qualifying Liquid Assets”) and pre-approved facilities where cash can be accessed subject to certain conditions being met (“Contingent Funding”), will have an impact on our liquidity risk profile.

The Irish Government’s guarantee of specified liabilities through the Credit Institutions (Financial Support) Scheme 2008 (the “CIFS Scheme”) (which expired on September 29, 2010) and the Credit Institutions (Eligible Liabilities Guarantee) Scheme 2009 (the “ELG Scheme”) represents a critical element of liquidity support for us and, more generally, the Irish banking sector. Although these guarantee programs have helped to significantly ease the liquidity challenges to which we and other Irish banks have been subject, there can be no assurance that ongoing challenges will not continue to impact our funding initiatives, whether as a result of factors specific to us or factors that apply to borrowers in Europe or elsewhere more generally.

In addition, despite the introduction of the CIFS Scheme and the ELG Scheme, the terms on which funding is available are more onerous and expensive than was the case prior to mid-2007. Should the global economy and global financial system deteriorate further, our cost of funding may rise and access to liquidity may be further constrained, particularly if the cost of customer deposits increases, affecting our margins, profit and liquidity risk profile. See “— We rely on customer deposits to fund a considerable portion of our loan portfolio, the ongoing availability of which is sensitive to factors outside our control. Loss of consumer confidence in our business or in banking businesses generally, among other things, could result in unexpectedly high levels of customer deposit withdrawals, which could have a material adverse effect on our ability to fund our operations and liquidity position” for further risks relating to the availability of customer deposits and our ability to access these deposits. Furthermore, legal challenges to the NAMA system may undermine the confidence of the international markets and consequently result in increased Irish Government borrowing costs which may in turn adversely affect bank funding capacity and our borrowing costs.

On June 28, 2010, following a request by the Minister for Finance, the European Commission approved a modification of the ELG Scheme to provide for an extension of the issuance period from September 29, 2010 to December 31, 2010 (subject to the introduction of new pricing rates) for participating institutions for (a) liabilities of between three months and five years duration (other than inter-bank deposits); (b) retail deposits of any duration up to five years and (c) corporate deposits with a maturity of between three months and five years.

On September 21, 2010, following a further request from the Minister for Finance, the European Commission approved an amendment to the ELG Scheme to extend the “issuance window” in respect of inter-bank deposits and short-term liabilities (zero to three months) (including corporate deposits) of a participating institution, from September 29, 2010 to December 31, 2010. On September 29, 2010, the Minister for Finance, following the approval of the Oireachtas (the Irish Parliament) signed into law a statutory instrument that gave effect to the changes to the ELG Scheme approved by the European Commission on June 28, 2010 and September 21, 2010. Accordingly, the “issuance window” in respect of every eligible liability of a participating institution under the ELG Scheme (including retail deposits over €100,000 for any duration up to five years and corporate and inter-bank deposits for any duration up to five years) will be extended from

September 29, 2010 to December 31, 2010 so that a State guarantee is now available for both short- and long-term liabilities issued or accepted up to the end of 2010. Retail deposits of an amount up to €100,000 remain outside the ELG Scheme but continue to be guaranteed indefinitely under the Deposit Guarantee Scheme.

The Minister for Finance has amended the rules of the ELG Scheme so that the pricing of the ELG Scheme guarantee has increased in line with the recommendations of the Governing Council of the European Central Bank on government guarantees for bank debt dated October 20, 2008, the European Commission DG Competition staff working document titled “The Application of State Aid Rules to Government Guarantee Schemes Covering Bank Debt to be Issued after 30 June 2010” dated April 30, 2010 and any Eurosystem guidelines in order to bring the funding costs of beneficiary banks closer to market conditions and thereby reduce distortions of competition. The rules of the ELG Scheme have also been amended to reflect the changes to the ELG Scheme approved by the European Commission on June 28, 2010 and September 21, 2010. The Minister for Finance has also said that progress in relation to the phasing out of the ELG Scheme will be achieved over time, consistent with any requirement for continued support of the funding conditions of participating institutions and the maintenance of financial stability overall. The ELG Scheme remains subject to six-monthly review and approval by the European Commission in accordance with European Union state aid rules. The next review of the ELG Scheme is due to take place before December 31, 2010, although the results of any such review will not affect the status of guaranteed liabilities that are, by then, already in place. There can be no assurance that the ELG Scheme will be extended beyond December 31, 2010.

Furthermore, on November 9, 2009, the European Central Bank highlighted that guarantees of short-term bank debt (maturity profile of less than three months) and inter-bank deposits should be avoided to the extent possible. However, the changes to the ELG Scheme that the European Commission approved on September 21, 2010 and implemented by the Minister for Finance on September 29, 2010 mean that all inter-bank deposits for any duration up to five years and short-term liabilities (including inter-bank deposits, corporate deposits and debt liabilities of less than three months maturity) will be brought within the ELG Scheme if they are issued up to December 31, 2010 if the approved changes are implemented by the Minister for Finance. If the ELG Scheme is withdrawn, it is likely to put increased pressure on our ability to fund ourselves in the short-term and increase our use of secured funding in the market or in standard central bank facilities, if so required. The curtailment or non-extension of other standard central bank facilities currently accessed by may result in us facing increased funding pressures, which in turn may result in an increase in cost of funding. As of June 30, 2010, our total short-term wholesale bank debt, excluding customer deposits and secured funding (as extracted from our unaudited books and records) was approximately €13 billion. Given our reliance on the ELG Scheme and short-term wholesale bank debt, if the ELG Scheme is revoked or further changed in a manner which diminishes our effectiveness, notwithstanding a pool of liquid assets available in the form of high quality bonds including notes, bills, bonds or other financial instruments issued and to be issued by NAMA or a related entity (and guaranteed by the Minister for Finance) or by the Minister for Finance to a participating institution in consideration for the acquisition of NAMA Assets by NAMA or a related entity in accordance with the NAMA Act (collectively, “NAMA Bonds”), we may face significant liquidity risks. In respect of the period from January 21, 2010 to June 30, 2010, we paid €118.9 million in fees in respect of the ELG Scheme. Increased fees payable by us to the Irish Government for the ELG Scheme (including the increased pricing rates imposed on participating institutions as part of the prolongation of the ELG Scheme issuance period to December 31, 2010) may also impact on our profitability and financial condition.

The cancellation or material amendment of the ELG Scheme could introduce systemic weakness to the Irish banking sector and restrict liquidity support across the sector as a whole. The cancellation or material amendment of the ELG Scheme or our removal from the ELG Scheme prior to its planned expiration could adversely affect the terms on which we would be able to access funding.

We rely on customer deposits to fund a considerable portion of our loan portfolio, the ongoing availability of which is sensitive to factors outside our control. Loss of consumer confidence in our business or in banking businesses generally, among other things, could result in unexpectedly high levels of customer deposit withdrawals, which could have a material adverse effect on our ability to fund our operations and liquidity position.

As of June 30, 2010, 53% of our funding was sourced from customer accounts (51% for the year ended December 31, 2009). Growth in our lending activities will depend, in part, on the availability of customer deposits on appropriate terms, for which there is increasing competition. We have sought to increase our reliance on customer deposits in the recent past, given the challenges in accessing wholesale funding, and a lack of availability of such deposit funding could affect our future growth. See “— We operate in competitive markets (subject to some price regulation) that are subject to significant change and uncertainty which could have a material adverse effect on our results, financial condition and prospects” for further risks associated with us operating in competitive markets.

The ongoing availability of customer deposits to fund our loan portfolio is subject to potential changes in certain factors outside our control, such as a loss of confidence of depositors in either the Irish economy in general, the financial services industry or AIB specifically, ratings downgrades, significant further deterioration in economic conditions and the availability and extent of deposit guarantees (including as a result of regulatory changes to deposit guarantee schemes and/or changes to the ELG Scheme). These factors could lead to a reduction in our ability to access customer deposit funding on appropriate terms in the future and to sustained deposit outflows, both of which would impact on our ability to fund our operations and meet our minimum liquidity requirements.

Any loss in consumer confidence in our banking businesses, or in banking businesses generally, could significantly increase the amount of retail deposit withdrawals in a short space of time. Should we experience an unusually high level of withdrawals, that may have an adverse effect on our results, financial condition and prospects and could, in extreme circumstances, prevent us from funding our operations and meeting our minimum liquidity requirements. In such extreme circumstances, we may not be in a position to continue to operate without additional funding support, which it may be unable to access.

Further downgrades to the Irish sovereign credit ratings or our credit ratings or outlook could limit our access to funding, trigger additional collateral requirements and weaken our competitive position.

The sovereign rating of Ireland has a number of effects on the Irish banking sector as a whole. As of October 1, 2010, the long-term (outlook)/short-term sovereign credit ratings for Ireland were AA-/A1+ from Standard & Poor’s, Aa2/P1 from Moody’s Investor Service and AA-/F1+ from Fitch Ratings. Further downgrades would also be likely to increase the cost of financing the Irish public debt, which could result in increased taxation, lower Irish Government spending and an adverse effect on Irish economic conditions, all of which could have an adverse effect on us. On October 1, 2010, Fitch Ratings downgraded our Lower Tier 2 subordinated debt. This followed the announcement by the Minister for Finance on September 30, 2010, in which it was proposed to introduce new legislation specific to Anglo Irish Bank Corporation Limited and Irish Nationwide Building Society which would address burdensharing by subordinated bondholders and outlined that the NPRFC would fully underwrite our equity capital raising to the value of €5.4 billion and that, as a result, the Irish Government could acquire a majority stake in us.

As the guarantor of certain of our liabilities under the ELG Scheme, recent downgrades in Ireland’s sovereign rating have had an adverse impact on our credit rating and on our cost of funding for certain securities guaranteed under the ELG Scheme. Any future downgrades in Ireland sovereign ratings may similarly adversely affect our credit ratings and could result in a further increase in cost of funding for certain securities guaranteed under the ELG Scheme and the withdrawal of deposits from us.

In addition, as a result of our participation in NAMA, we have received and will receive bonds guaranteed by the Irish Government and non-guaranteed subordinated bonds issued by NAMA as consideration for the transfer of assets to NAMA. In the normal course of business, we also have holdings in Irish Government bonds separate from those issued under NAMA. A further downgrade or series of downgrades in the rating of the Irish

Government debt or the Irish Government guaranteed bonds could adversely impact the extent to which we can use these bonds as collateral for the purposes of accessing secured borrowing from wholesale markets. A further downgrade or series of downgrades in the sovereign rating of Ireland may affect the marketability of the Irish Government debt or Irish Government guaranteed bonds we hold or make it more difficult and/or more expensive for us to access private sources of capital and funding.

We have suffered rating downgrades that have impacted our operations. Any further downgrades, or a delay in upgrades, in our credit ratings could have a materially negative impact on the volume and pricing of our funding and our financial position, limit our access to the capital and funding markets, trigger material collateral requirements in derivative contracts or other secured funding arrangements and weaken our competitive position in certain markets. In addition, the availability of deposits is often dependent on credit ratings and a series of further downgrades would be likely to lead to significant withdrawals of corporate or retail deposits that would result in a material deterioration in our funding and liquidity position and may have systemic implications for the Irish banking system.

We are exposed to risks relating to other sovereign issuers.

The financial problems experienced by other sovereign issuers, including certain European Union member states, concern over sovereign credits and risks associated with lending to other sovereign issuers and financial institutions in the European Union, have recently led to doubts regarding the strength of economic recovery and caused significant falls in equity markets and volatility. We have exposures to sovereign debt issued by the Greek, Italian, Portuguese and Spanish local and central governments and are therefore subject to the risk of sovereign debt credit deterioration of these governments. See Note 26 on page 84 of our 2010 Half-Yearly Financial Report, incorporated by reference herein, for further details of these exposures. The issuance of significant amounts of debt in European Union member states may result in reduction in demand for debt issued by European financial institutions and corporate borrowings. In addition, European Union member states in which we operate may be required to provide further financial assistance to other European Union member states, which may in turn have a negative impact on the financial condition of the European Union member states in we which operate. Should such conditions continue or escalate it could adversely affect our access to capital markets and increase our funding costs, which could have a material effect on our financial condition and profitability.

Increased volatility in financial markets has resulted in, and prolonged volatility may continue to result in, reduced asset valuations and lower fees and commissions and other effects which could further adversely affect our results, financial condition and prospects.

The recent volatile market conditions arising from the Eurozone debt crisis have resulted in significant falls in perceived or actual asset values. If such conditions continue and result in further downturns in the capital markets and asset values, as well as significant movements in interest rates or credit spreads, our results of operations could be subject to significant volatility and there can be no assurance as to the effects of this volatility, particularly if it is prolonged, on our financial condition or results of operations. Effects may include (i) a general reduction in business activity and market volumes which affects fees, commissions and margins from customer-driven transactions and revenues; (ii) increased impairments and defaults on credit exposures; (iii) losses resulting from falling collateral values; (iv) increased collateral requirements under derivative and other financial instruments; and (v) increased costs of hedging against market risks, such as equity or interest rate exposure. Such volatility could in particular have an impact on the mark-to-market valuations of assets in our “financial assets and financial liabilities held for sale to NAMA”, “disposal groups and non-current assets held for sale”, “trading portfolio-financial assets” and “financial investments available for sale” portfolios. In addition, any further deterioration in the performance of the assets in the above portfolios could lead to additional impairment losses. The available financial investments for sale portfolio accounted for 13% of our total assets as of June 30, 2010 (18% excluding the “disposal groups and non-current assets held for sale”) (as extracted from our 2010 Half-Yearly Financial Report).

We are subject to inherent risks concerning customer and counterparty credit quality and the actual or perceived failure or worsening credit of customers, other financial institutions and counterparties, which could adversely affect our results of operations, financial condition and future prospects.

Credit risk is defined as the risk that a customer or counterparty will be unable or unwilling to meet a commitment that it has entered into and that pledged collateral does not fully cover the lender’s claims. Risks arising from changes in credit quality and the recoverability of loans and amounts due from counterparties are inherent in a wide range of our businesses. Our most significant credit risks arise from lending activities to customers and financial institutions, our trading portfolio, available-for-sale and held-to-maturity financial investments, derivatives and “off-balance sheet” guarantees and commitments.

The Irish and U.K. economies, together with other economies in which we operate, are in a challenging phase with uncertainty in relation to the direction of interest and currency exchange rates Furthermore, unemployment has increased in Ireland from 13.2% in the second quarter of 2010 to 13.7% in September 2010, and the property market has suffered a very significant decline, with average national house prices in Ireland falling by 6.4% in the first half of 2010, 18.5% in 2009 and 9.1% in 2008 and commercial property prices falling by 55.6% between September 2007 and December 2009. Following an increase of 2.2% in GDP in the first quarter of 2010 compared to the fourth quarter of 2009, initial estimates for the second quarter of 2010 show a decrease in Irish GDP, on a seasonally adjusted basis, of 1.2% compared with the previous quarter. Any recovery is expected to be slow. In particular, as a result of Ireland’s significant reliance on the construction industry, economists expect any recovery in its economy to lag behind that of the wider European Union. Ultimately, should these trends persist, they may lead to higher impairment charges, higher costs, additional write-downs and lower profitability for us, which would negatively impact on our capital position and may result in full nationalization, with potential for other shareholders to lose the value of their Ordinary Shares. See “— If we are unable to complete the disposal of our shares of M&T common stock, we will need to rely to a greater extent on the Irish Government for support, which is highly likely to result in increased Irish Government ownership and control or full nationalization.”

In addition, our exposure to credit risk is exacerbated when the collateral we hold cannot be realized or is liquidated at prices that are not sufficient to recover the full amount of the loan or derivative exposure that is due to AIB, which is most likely to occur during periods, of illiquidity and depressed asset valuations, such as those currently being experienced. Any such losses could have a material adverse effect on our future performance and results of operations. In addition, exposure to particularly vulnerable sectors of the Irish and/or U.K. economies, such as property and construction, could result in reduced valuations of the assets over which we have security interests and reduced recoverability. Furthermore, an increase in interest rates in the our main markets may lead to, among other things, further declines in collateral and investment, higher repayment costs and reduced recoverability which together with the aforementioned risks may adversely impact our earnings or require an increase in our expected cumulative provisions charge, excluding losses incurred relating to our NAMA assets.

We have been exposed to increased counterparty risk as a result of financial institution failures during the global economic crisis. Defaults by, or even the perceived creditworthiness of or concerns about one or more corporate borrowers or financial institutions or the financial services industry generally have led to market-wide liquidity problems, losses and defaults and could lead to further losses or defaults by such borrowers and/or institutions, which would adversely affect our results of operations, financial condition and future prospects.

We are subject to certain commitments and restrictions in relation to the operation of our business under the CIFS Scheme, the NPRFC Investment, the NAMA Program and the ELG Scheme that may serve to limit our operations and impact the interests of our shareholders.

In May 2009, the Irish Government (acting through the NPRFC) subscribed for €3.5 billion of noncumulative preference shares and warrants to subscribe for Ordinary Shares through the NPRFC Investment. Other initiatives taken by the Irish Government to provide support to us and to certain other Irish credit institutions include the ELG Scheme (which, at that time, supplemented the CIFS Scheme (which expired on September 29, 2010)), which guarantees specified liabilities, and the NAMA Program, pursuant to which NAMA will purchase eligible assets of participating Irish credit institutions in accordance with the NAMA Act.

Under the terms of, originally, the CIFS Scheme, and now the ELG Scheme and the NPRFC Investment, we are subject to certain commitments and restrictions that have had and will continue to have a significant impact on the manner in which we conduct our business. These include: (i) significant additional reporting and consultation requirements with the Minister for Finance and the Central Bank of Ireland; (ii) the appointment of a number of Government-nominated directors to our board of directors; (iii) restrictions on the payment of dividends, restrictions on expansion of capital and lending activity, restrictions on the implementation of buy-back and share redemptions and restrictions on our balance sheet growth; (iv) restrictions on the acquisition of shares in other credit or financial institutions, restrictions on the establishment of subsidiaries and the entering into of new business; (v) restrictions on changes to our share capital without the approval of the NPRFC, subject to certain exceptions; and (vi) commitments to increase lending to small and medium sized enterprises and first-time buyers of residential property. Compliance with such restrictions may serve to limit our operations and place significant demands on our reporting systems and resources.

Under the terms of our Articles of Association, if we do not pay the annual dividend on the 2009 Preference Shares in any particular year where our board of directors has passed a resolution to pay such a dividend, the holders of 2009 Preference Shares shall be allotted and issued new Ordinary Shares by way of a bonus issue (the “Bonus Shares”) during a specified period, unless we are prohibited by law from doing so. If we issue the Bonus Shares on May 13 (or on the next business day where such date falls on a Saturday, Sunday or public holiday in Ireland) in a particular year (the “Annual Dividend Payment Date”), the Bonus Shares will comprise such number of new Ordinary Shares as is equal to the aggregate cash amount of the 2009 Preference Share dividend that was not paid in that particular year, based on the average price of an Ordinary Share in the 30-day trading period immediately preceding the Annual Dividend Payment Date. If the issue of Bonus Shares is deferred by us beyond the Annual Dividend Payment Date, the number of Bonus Shares to be issued will be increased and will be equal to the unpaid dividend amount on the 2009 Preference Shares divided by 95% of the average price of an Ordinary Share in the 30-day trading period immediately preceding the Annual Dividend Payment Date.

In accordance with the European Commission’s policy relating to European Union state aid rules on restructuring aid to banks, we have agreed not to pay discretionary coupons on certain of our Tier 1 Capital and Tier 2 Capital instruments. As a result, the coupon due on the LP3 Securities, which otherwise would have been payable on December 14, 2009, was not paid by us. The effect of this non-payment was to trigger the “dividend stopper” provisions in the LP3 Securities, which precludes us from declaring and paying any distribution or dividend on our “junior share capital,” which includes the Ordinary Shares and the 2009 Preference Shares and any “parity securities” which includes (i) the €1,000,000,000 Fixed Rate/Floating Rate Guaranteed Non-Voting Non-Cumulative Perpetual Preferred Securities issued by AIB UK 1 LP in 2004 (the “LP1 Securities”), (ii) the €500,000,000 Fixed Rate/Floating Rate Guaranteed Non-Voting Non-Cumulative Perpetual Preferred Securities issued by AIB UK 2 LP in 2006 (the “LP2 Securities”) and (iii) the €500,000,000 Step-up Callable Perpetual Reserve Capital Instruments issued by AIB in 2001 (the “RCI Securities”), for a period of one calendar year. We were accordingly precluded from paying, and resolved not to pay, the €280 million annual cash dividend to the NPRFC on May 13, 2010 in respect of its holding of the 2009 Preference Shares. As a result, pursuant to the terms of our Articles of Association, we issued 198,089,847 new Ordinary Shares to the NPRFC by way of a bonus issue on May 13, 2010, which resulted in a dilution of the interests of our existing shareholders by 18.33% and the Irish Government (through the NPRFC) becoming the largest holder of Ordinary Shares (holding 18.61% of the issued Ordinary Shares (excluding treasury shares)). If we are further precluded from paying any future annual dividend on the 2009 Preference Shares, it could result in the issuance of further Ordinary Shares by way of a bonus issue to the NPRFC. The new Ordinary Shares issued by way of a bonus issue to the NPRFC carry voting rights. The NPRFC will be entitled to exercise the full voting rights attending to these new Ordinary Shares in its capacity as an ordinary shareholder.

Furthermore, if the capital raising initiatives we announced on March 30, 2010 and updated on September 30, 2010 are unsuccessful, or if we are unable to generate the additional capital required from such initiatives, we will have to rely, to a greater extent, on the support of the Irish Government through the conversion of the 2009 Preference Shares held by the NPRFC into Ordinary Shares, which may result in increased Irish Government and control or full nationalization, with the potential for other shareholders to be significantly diluted and lose the value of their Ordinary Shares. Through the NPRFC’s equity interest in us (or any other equity interest held by the Irish Government in us), the Irish Government is in a position to exert significant influence over us and our businesses, and there is a risk that it may exercise its voting rights in a manner which may not always be aligned with the interests of our other shareholders. Further details of the CIFS Scheme, the NPRFC Investment, the ELG Scheme and the NAMA Program, and powers granted to the Minister for Finance and the Central Bank of Ireland in respect of AIB under those two schemes, that program and that investment are contained in the section entitled “Our Relationship with the Irish Government.” See “— If we are unable to complete the disposal of our shares of M&T common stock, we will need to rely to a greater extent on the Irish Government for support, which is highly likely to result in increased Irish Government ownership and control or full nationalization.”

The equity capital raising announced by us is to be fully underwritten by the NPRFC. If the structure of the transaction does not enable us to retain our ISE and LSE listings as a result of the Irish Government acquiring more than 75% of our issued ordinary share capital, then we could be delisted from the ISE and the LSE and our shareholders could lose the value of their shareholding.

As announced on September 30, 2010, we have undertaken to launch a €5.4 billion equity capital raising during November 2010. This equity capital raising is expected to be fully underwritten by the NPRFC and will be subject to, among other matters, European Commission, shareholder and other regulatory approvals, at a fixed price of €0.50 per new Ordinary Share, which represents a discount of approximately 9.4% to the official closing price of an Ordinary Share on the ISE on September 29, 2010. This equity capital raising is expected to be structured as a placing and open offer and existing shareholders will be invited to subscribe for all or part of their pro rata entitlements. New institutional shareholders may also be permitted to subscribe for new Ordinary Shares under the offer. As a result of this transaction, the Irish Government could acquire more than 75% of our issued ordinary share capital, which would put us in breach of the ISE and United Kingdom Listing Authority (the “UKLA”) listing rule requirements that at least 25% of the issued ordinary share capital must be in public hands. Although we intend to structure the transaction in a manner which optimizes our ability to retain our existing stock exchange listings, including on the ISE and the LSE, by appropriate structuring of voting rights (subject to agreement with the relevant exchanges and the UKLA), there is no guarantee that such a transaction will be successfully structured. If such events occur, then we could be delisted from the ISE and the LSE and our shareholders could lose the value of their shareholding.

Our participation in the CIFS Scheme, the ELG Scheme and the NAMA Program entitles the Minister for Finance or the Central Bank of Ireland or NAMA to give direction to us in relation to our future conduct, which may serve to limit or expand our operations and adversely affect our results of operations.

Under the terms of the ELG Scheme, the Minister for Finance, in consultation with the Governor of the Central Bank of Ireland, may issue directions to a participating institution that are necessary to ensure that the objectives of the ELG Scheme are met. Such directions may include directions to comply with some or all of the provisions on conduct, transparency and reporting requirements applicable to covered institutions pursuant to the CIFS Scheme. Each participating institution will be required to comply with such directions, even though the CIFS Scheme has expired. In addition, the Minister for Finance may, after consultation with the Governor of the Central Bank of Ireland, direct us to prepare a restructuring plan to ensure compliance with the objectives of the ELG Scheme (which is separate and independent of the European Commission restructuring plan). The Minister for Finance, in consultation with the Governor of the Central Bank of Ireland, may direct us to make changes to such restructuring plan(s) and to implement such plan(s). Depending on its content, the implementation of such a restructuring plan could serve to limit our operations and could have a material adverse effect on our results of operations, financial condition and future prospects.

The NAMA Act empowers the Central Bank of Ireland (with the approval of the Minister for Finance) to give directions to us, which may require us to undertake certain actions for the purposes of achieving the goals of the NAMA Act. Such directions may restrict our balance sheet growth and/or require balance sheet reduction, restrict our ability to take over other credit institutions and require or restrict consolidations and mergers. The NAMA Act also provides that the Minister for Finance may, after consultation with the Governor of the Central Bank of Ireland, direct us to prepare a restructuring plan, and to submit a draft of the restructuring plan and/or business plan for the Minister for Finance’s approval and depending on its content, such restructuring plan and/or business plan could also serve to limit our operations. The NAMA Act also empowers NAMA to direct us as to how the NAMA Assets are to be managed and to provide certain services to NAMA.

Our participation in the NAMA Program gives rise to important risks given our lack of control over the nature, number and valuation of our NAMA Assets and the timing of their transfer and we may have to pay a special tax or surcharge in the event that NAMA makes a loss or repay payments received for our NAMA Assets.

Our participation in the NAMA Program was approved by shareholders on December 23, 2009 and is expected to remove from our balance sheet certain loans, primarily relating to land and development. We initially expected that NAMA may acquire up to approximately €23.1 billion of land, development and associated loans from us, including the first and second tranches of NAMA Assets with a total value of €6.0 billion (the value of the relevant NAMA Assets on a gross loan basis) that we transferred to NAMA in April 2010 and July 2010. As of June 30, 2010, our total eligible NAMA Assets amounted to €20.4 billion (following the transfer of the first tranche of NAMA assets of €3.3 billion and currency movements since December 31, 2009 of €0.3 billion). However, €3.2 billion of eligible NAMA assets of AIB Group (UK) p.l.c. were not classified as held for sale to NAMA in the unaudited 2010 Half-Yearly Financial Report, as they may be, subject to certain conditions specified by NAMA, included in the sale of AIB Group (UK) p.l.c. Accordingly, the gross loans classified as held for sale to NAMA as of June 30, 2010 amounted to €17.2 billion.

On September 30, 2010, the Minister for Finance announced changes to the NAMA Program including, in relation to AIB, where the total exposure of a debtor is below a €20 million threshold, that debtor’s loans will not now be transferred to NAMA whereas the threshold had previously been set at €5 million. As a result of the September 30, 2010 announcement, we expect this to result in approximately €4.4 billion of our loans previously designated as NAMA Assets no longer being transferred. We expect that we have €13.5 billion of NAMA Assets still to be transferred to NAMA (being eligible NAMA Assets as of June 30, 2010 of €20.4 billion including the €3.2 billion of eligible NAMA Assets of AIB Group (UK) p.l.c. which were not classified as held for sale to NAMA in our unaudited 2010 Half-Yearly Report, as they may be, subject to certain conditions specified by NAMA, included in the sale of AIB Group (UK) p.l.c., less the second tranche of €2.7 billion that was transferred in July 2010, less eligible NAMA Assets below €20 million that will no longer be transferred of €4.4 billion plus other movements of €0.2 billion). Such reduction in the quantum of our NAMA Assets will impact our liquidity, as a result of receiving a lower amount of NAMA Bonds.

In April 2010, we transferred €3.3 billion of assets to NAMA, representing the first tranche of our NAMA Assets. We received €1.9 billion in consideration for these assets from NAMA, which represented a discount of approximately 42% to the gross value of the assets transferred. The transfer of the second tranche of €2.7 billion of our NAMA Assets to NAMA occurred in July 2010. We received €1.4 billion in consideration for those assets from NAMA, which represented a discount of approximately 48.5% to the gross value of the assets transferred. This represents an average discount of approximately 45% being applied to the gross value of NAMA Assets transferred to NAMA in the first and second tranches.

On September 30, 2010, the Minister for Finance also stated that NAMA has reviewed the quality of our NAMA Assets still to be transferred to NAMA, and that it has estimated the discount to be applied to the remaining €13.5 billion of NAMA Assets at 60%. A major factor in this increased discount was stated to be “the predominance of land bank loans, many of which were speculative investments that now have little value.”

We expect a further transfer of assets as part of the final tranche may be completed in October 2010 and, in any event, NAMA has stated that its objective is that all assets transferring to NAMA will be transferred by December 31, 2010 and, in any event, by the end of February 2011.

As per the acquisition procedure set out in the NAMA Act, NAMA must inform us of the NAMA Assets it proposes to acquire. This identification is made by means of an acquisition schedule served on us by NAMA which specifies, among other things, the NAMA Assets, the purchase price (and the method of its calculation) and the date of acquisition. Accordingly, we have no control over the timing of the transfer of our NAMA Assets. Delays in the service of the acquisition schedule may result in a delay of full implementation of the NAMA Program.

The NAMA Act provides for a limited review procedure for the valuation that NAMA proposes in respect of the NAMA Assets that it is to acquire. We have the right to object to the valuation that NAMA applies to one of our NAMA Assets and in the event that NAMA declines to remove the relevant asset from the relevant acquisition schedule or to revoke the relevant acquisition schedule, we may, within 14 days of the service of the final completion notice on us (the event which marks the end of the full NAMA acquisition process), seek a review of our total portfolio acquisition value (i.e., in respect of all of our NAMA Assets acquired). That review may be sought (among other reasons) if we are of the opinion that the aggregate market value of our NAMA Assets acquired exceeds our total portfolio acquisition value. We have notified NAMA of individual formal loan valuation objections under this procedure, in respect of approximately 80% of the loans by value transferred in the first and second tranches to NAMA. There can be no certainty as to the outcome of the review procedure and any amounts realized as a result of any successful objection.

The actual discount on our remaining NAMA Assets to be transferred to NAMA will not be known until the completion of the final objection valuation review procedure in accordance with the terms of the NAMA Act. The Financial Regulator announced that any differences between the estimate of the discount provided by NAMA, which was used for the revised PCAR capital requirement announced on September 30, 2010, and the final discounts on transfer will be included in the next PCAR which the Central Bank of Ireland will conduct in 2011.

Given our lack of control over the nature, number and valuation of NAMA Assets to be transferred to NAMA, there are a number of other risks related to us associated with our participation in the NAMA Program. These include the risk of the discount to the aggregate value of our eligible NAMA Assets on a gross loan basis being greater than the 60% assumed by the Financial Regulator in the revised PCAR requirement which could result in additional regulatory capital requirements being determined by the Central Bank of Ireland in the future. There are also risks associated with the transfer to NAMA of performing assets at a lower value than that which we believe is appropriate, our limited ability to challenge the valuations attached to specified assets being transferred, limitations around our ability to manage our NAMA Assets, the obligation imposed on us to comply with directions from the Minister for Finance and/or the Central Bank of Ireland, and the potential credit exposure to NAMA arising from its payment for up to 5% of the acquired NAMA Assets with subordinated debt. As a result, our portfolio of performing loans may be depleted and our asset base reduced. In addition, the transfer of certain loans to NAMA may result in a negative reaction from the relevant borrowers, could result in a negative impact on future levels of business, potential deposit withdrawals by such borrowers and the threat of litigation from such borrowers. Any of these events may serve to limit our operations and could have a material adverse effect on our results of operation, financial condition and future prospects.

In addition, due to our participation in the NAMA Program, we will only be able to use Irish tax losses carried forward against 50% of any Irish taxable profit in future years. Also, on a winding-up of NAMA or after ten years since its establishment or on the dissolution, restructuring or material alteration of NAMA, if NAMA has made a loss and the Minister for Finance is of the opinion that such underlying loss is unlikely to be otherwise made good, the Irish Government may impose, as a special tax, a surcharge on our profits in order to recover from us a proportionate amount of that loss. Although the aggregate of all such surcharges may not exceed the actual loss incurred by NAMA and any such loss would be apportioned between institutions participating in the NAMA Program on the basis of the book value of the bank assets acquired from each institution as a proportion of the total book value of the bank assets acquired from all such participating institutions, and any surcharge imposed on us may not exceed 100% of the corporation tax (if any) due and payable by us in the relevant surcharge period, and no surcharge may be imposed until at least ten years after the passing of the NAMA Act, the winding-up of NAMA and the possibility of a surcharge on our profits to recover a proportionate amount of NAMA’s losses could have a material adverse effect on our results of operations, financial condition and future prospects.

The European Commission indicated in its announcement on February 26, 2010 of its approval of the NAMA Program that under EU state aid rules, it will assess the compatibility (and in particular, the actual transfer price) of the NAMA Assets with state aid rules when it is notified of such transfers by the Irish Government. The European Commission’s state aid decision on the NAMA Program states that NAMA will be required to claw back any excess payment from the relevant participating institutions if the actual transfer price paid for NAMA Assets is determined to be too high following the European Commission’s assessment of a notified transfer. Section 93 of the NAMA Act allows NAMA to require participating institutions to repay overpayments on NAMA assets. Any such claw backs and repayments could have an adverse effect on us.

See “— We are subject to certain commitments and restrictions in relation to the operation of our business under the CIFS Scheme, the NPRFC Investment, the NAMA Program and the ELG Scheme that may serve to limit our operations and impact the interests of our shareholders” for further risks associated with our participation in the NAMA program.

The implementation of our strategic plan and the disposals announced in connection with that plan will significantly alter our structure and size and involves risks which could materially impact us.

Our ability to implement our capital raising initiatives, such as asset and business disposals, by the end of 2010, depends in large part on factors outside of our control. See “— We may have insufficient capital resources to meet the revised minimum PCAR requirement. If we are not able to raise a proportion of the additional capital to meet the revised PCAR capital requirement from the announced capital raising initiatives, we will need to rely to a great extent on the support of the Irish Government. Such reliance could lead to increased Irish Government ownership and control or full nationalization.” Under the terms of the BZWBK share purchase agreement, we are, and we may, under the terms of any future sale agreements in connection with other disposals, be liable for any deterioration in the businesses being sold between the announcement of the disposal and its completion. As is the case in respect of the BZWBK Disposal, the period between the announcement of other transactions and their completion may be lengthy and may span many months. The lengthy period in respect of completion of the BZWBK Disposal arises, and the same may arise in respect of completion of other disposals, due to long waiting periods for obtaining relevant regulatory and shareholder clearances. Other risks that arise out of the BZWBK Disposal and that may arise out of the disposal of our assets include liabilities incurred prior to completion of the relevant transaction in respect of the assets and businesses disposed of, commercial and other risks associated with meeting covenants to the buyer during the period up to completion, the risk of employee and customer attrition in the period up to completion, substantive indemnity obligations in favor of the buyer, the risk of liability for breach of warranty, the need to continue to provide transitional service arrangements for lengthy periods following completion of the relevant transaction to the businesses being transferred and redundancy and other transaction costs. Further, we may be required to enter into covenants with the buyer of the relevant businesses (which does not include BZWBK) agreeing not to compete in certain markets for specific periods of time. In particular, in the context of the BZWBK share purchase agreement, a break fee of €7.5 million is payable by us in the event that our shareholders do not approve the BZWBK Disposal, pursuant to the terms of the BZWBK share purchase agreement, Banco Santander S.A. may terminate the share purchase agreement in certain circumstances, including in relation to certain conditions being imposed on it by the Polish regulator. In addition to the risks mentioned in the risk factor titled “— We may have insufficient capital resources to meet the revised minimum PCAR requirement. If we are not able to raise a proportion of the additional capital to meet the revised PCAR capital requirement from the announced capital raising initiatives, we will need to rely to a greater extent on the support of the Irish Government. Such reliance could lead to increased Irish Government ownership and control or full nationalization”, termination of the BZWBK share purchase agreement and payment of the break fee may directly affect our profitability and results of operations. Furthermore, in the event that our shareholders do not approve the BZWBK Disposal, we will be unable to enter into an agreement in relation to the disposal of BZWBK with a third party for a period of seven months from the date of the shareholder meeting at which shareholder approval was not obtained for the BZWBK Disposal. As is the case with the BZWBK Disposal, the other planned disposals may also be subject to approvals from regulators and competition authorities and these approvals may not be obtained within a sufficient time or at all.

Following the completion of our planned disposals, we will be a significantly smaller and less diversified institution, focusing our core activities on the Irish market. The implementation of the strategic plan may strain relations with employees and specific proposals in connection with the implementation may be opposed by labor unions or works councils. This may result in us becoming subject to industrial action or other labor conflicts, including strikes, which could result in a disruption to our business, operations or financial condition. In addition, the implementation of our cost reduction and business rationalization program we are developing to realign our cost base to reflect a more focused and streamlined organization following the disposals, may result in us incurring significant additional costs (including redundancy costs), take time to implement and negatively impact our margins in the shorter term. Following the disposals, we will also no longer be able to benefit from services provided by the entities that are being disposed of. Such activities will need to be performed by other of our entities or outsourced which may result in increased operational costs to us.

Any of the above factors, in the context of asset and business disposals and the execution of our strategy, could affect our ability to implement our strategic plan and could have a material adverse effect on our business, results of operations, financial condition, capital ratios and share price.

We are subject to risks relating to the European Commission restructuring plan.

In connection with the European Commission’s May 2009 approval of the €3.5 billion capital injection under the NPRFC Investment, we were required to prepare a restructuring plan that was submitted by the Irish Department of Finance to the European Commission in November 2009.

As part of its review, the European Commission is required to consider whether the plan demonstrates that our long-term viability will be assured, that we (and our capital holders) make an appropriate contribution to the restructuring costs from our own resources and that measures are taken to limit distortions of competition arising from the financial support provided to us by the Irish Government.

Based on a review of the outcomes of similar reviews of the restructuring plans of other European banks under the state aid rules, it appears that the European Commission may impose conditions on us in connection with the clearance of the restructuring plan that could include:

•	compelling us to reduce our balance sheet substantially, including through divestment of certain businesses, brands or our branches, in addition to those already announced; and/or

•	imposing certain restrictions that could include: (i) prohibiting us from doing business on more favorable terms than other market participants; (ii) prohibiting us from providing certain products to certain markets or segments of markets; (iii) restricting our ability to pay dividends on shares or interest payments on debt securities, including hybrid capital instruments; (iv) constraining our market share in certain market segments; or (v) prohibiting proposed mergers or acquisitions by us in Ireland, the U.K. or in other European Union markets.

On May 4, 2010, the Irish Department of Finance submitted our updated restructuring plan to the European Commission. Our restructuring plan, originally submitted in November 2009, was updated to reflect our announced capital raising initiatives, which include the intention to raise additional equity capital and undertake a number of asset and business disposals. Our announcement on September 30, 2010 relating to increased capital requirements, an equity capital raising and board changes, represents additional and alternative measures to achieve viability which is likely to result in a requirement to submit an amended restructuring plan to the European Commission for approval.

The ELG Scheme remains subject to six-monthly review and approval by the European Commission in accordance with European Union state aid rules. The next review of the ELG Scheme is due to take place before December 31, 2010, although the results of any such review will not affect the status of guaranteed liabilities that are, by then, already in place. In its June 28, 2010 approval of the Minister for Finance’s proposed amendments of the ELG Scheme, the European Commission stated that the proposed extension of the ELG Scheme was to be subject to the conditions outlined in its staff working paper dated April 30, 2010, including the additional charges for debt issued after June 30, 2010 outlined in that working paper that vary according to a beneficiary bank’s credit worthiness. Further fee increases apply to the guaranteed liabilities under the extension of the ELG Scheme approved by the European Commission on September 21, 2010. The European Commission, in the DG Competition staff working paper dated April 30, 2010 on the phasing out of EU Member State bank guarantee schemes after June 30, 2010, has indicated that it considers it appropriate that guarantee schemes that are to be extended beyond June 30, 2010 for banks not currently under restructuring obligations should include a threshold concerning the ratio of total guaranteed liabilities outstanding over total liabilities of a bank and the absolute amount of guaranteed liabilities which, if exceeded, would trigger the requirement for the EU Member State concerned to submit a viability review to the European Commission demonstrating the bank’s long-term viability within three months of the granting of guarantees. The mechanism does not apply to banks that are already in restructuring, or that are obliged to present a restructuring plan, or that are already subject to a pending viability review, such as AIB, at the time that the relevant scheme is extended. In those scenarios, the working paper indicates that the award of additional state aid will have to be taken into account within the framework of the ongoing restructuring/viability review process.

We agreed with the European Commission that, in line with its guidelines on restructuring aid to banks, we will not pay a discretionary coupon on our Tier 1 and Tier 2 capital instruments. See ‘‘— We are subject to certain commitments and restrictions in relation to the operation of our business under the CIFS Scheme, the NPRFC Investment, the NAMA Program and the ELG Scheme that may serve to limit our operations and impact the interests of our shareholders.”

We expect that the final outcome of the European Commission’s assessment of our updated restructuring plan will only become clear in late 2010/early 2011. Furthermore, the ultimate decision taken by the European Commission may be subject to appeal in the European courts. The European Commission has indicated that government-aided banks should act in accordance with the principles of viability, restoration, burden-sharing and limitation of competition distortions in advance of formal conditions being imposed. Given the possibility of the imposition of conditions by the European Commission in connection with the approval of the restructuring plan, there can be no assurance that we will be able to continue to operate all our businesses or divisions in the way they are currently operated and to maintain or improve our revenues and margins, which could adversely affect our results of operations, financial condition and future prospects.

In addition, even if the European Commission does approve the restructuring plan in substantially the same form as submitted by us, a third party may challenge that decision in the EU courts. If such a challenge were to emerge and succeed, the European Commission would need to reconsider its decision, which may result in any of the adverse outcomes described above.

The successful implementation of any measures or commitments required in connection with the European Commission’s restructuring plans depends on a number of factors outside our control. We or potential buyers of assets being divested may need to obtain various approvals, including from shareholders, regulators and competition authorities, and we and/or potential buyers may be unable to obtain these approvals within a sufficient time or at all. The implementation of any restructuring plan will be subject to similar risks as outlined above. See “— The implementation of our strategic plan and the disposals announced in connection with that plan will significantly alter our structure and size and involves risks which could materially impact us.”

The restructuring plan to be agreed with the European Commission will also give rise to additional costs related to the legal and financial assessment of potential transactions. Its implementation may also result in increased operating and administrative costs.

Any of the above factors in the context of the European Commission restructuring plan could have a material adverse effect on our business, results of operations, financial condition, capital ratios, liquidity and share price.

We are currently precluded from paying dividends or distributions on certain instruments affected by the terms of the “dividend stopper” provision in the LP3 Securities. In the event that we remain, or subsequently become, precluded from paying, or elect not to pay, such dividends, the proportionate ownership and voting interests of the existing shareholders would be diluted, as we would, in certain circumstances, be obliged to issue Ordinary Shares if a dividend or coupon is not paid in cash.

In accordance with the European Commission’s policy on state aid rules and restructuring aid to banks, we agreed not to pay discretionary dividends on its Tier 1 Capital instruments (including the 2009 Preference Shares and the RCI Securities) and Tier 2 Capital instruments for a period of one calendar year from and including December 14, 2009.

Under the terms of the RCI Securities, if the payments of coupons (payable annually in February at our discretion) are deferred, such deferred coupon payments must be satisfied by the issue of Ordinary Shares to a trustee to raise cash to pay the deferred coupons. As announced by us on December 1, 2009, in line with European Commission policy, we did not pay the coupon otherwise payable on the RCI Securities on February 28, 2010 and the coupon is therefore deferred. A deferral of coupon under the RCI Securities triggers the “dividend stopper” provisions under those securities which prevent any dividend or coupon payments being made on the Ordinary Shares or our preference shares, including the 2009 Preference Shares, until the deferred coupon on the RCI Securities is satisfied through the issue of Ordinary Shares. The amount of deferred coupon itself bears interest at the applicable rate under the RCI Securities, plus an additional 2% per annum. Once we determine that a deferred coupon can be paid, the obligation to satisfy the deferred coupon plus interest accrued can only be settled through the issue of Ordinary Shares to a trustee on behalf of the holders of the RCI Securities. Those Ordinary Shares will be sold by the trustee for the benefit of the holders of the RCI Securities. When those units of Ordinary Shares are issued, the proportionate ownership and voting interests of the existing shareholders will be diluted. As of October 1, 2010, the outstanding amount of RCI Securities was €240,435,000. Based on the current net amount outstanding and assuming coupons are stopped until February 28, 2011, Ordinary Shares having a value of €19.7 million (including allowance for interest on deferred coupons) will be required for the unpaid coupons on the RCI Securities that are missed.

The dividend on the 2009 Preference Shares is a non-cumulative cash dividend at a fixed rate of 8% per annum of the subscription price, payable annually in arrears on May 13, at the sole and absolute discretion of our board of directors, with the next payment date being May 13, 2011. See “— We are subject to certain commitments and restrictions in relation to the operation of our business under the CIFS Scheme, the NPRFC Investment, the NAMA Program and the ELG Scheme that may serve to limit our operations and impact the interests of our shareholders” for further risks associated with the non-payment of the dividend on the 2009 Preference Shares in full. See also “— The equity capital raising announced by us is to be fully underwritten by the NPRFC. If the structure of the transaction does not enable us to retain our ISE and LSE listings as a result of the Irish Government acquiring more than 75% of our issued ordinary share capital, then we could be delisted from the ISE and the LSE and our shareholders could lose the value of their shareholding” for further risks associated with the issue of additional Ordinary Shares.

In the event that we remain precluded from paying, or elect not to pay coupons or dividends on the RCI Securities and the 2009 Preference Shares, the voting interests of the existing shareholders would be further diluted as we would, in certain circumstances, be obliged to issue Ordinary Shares if a coupon or dividend is not paid in cash.

Our risk management processes may not be fully effective and the risk management framework may leave us exposed to risks that have not been identified by such policies or procedures.

While we have an established risk management framework, the financial crisis and in particular how it has manifested in substantial credit losses has highlighted the deficiencies in the risk management policies of Irish banks and has led us to review our overall approach to identifying, assessing and managing risks.

We have already taken a number of steps to enhance our risk management framework, including the restructuring of credit functions and the deployment of significant levels of experienced resources to credit management areas. However, there is a risk that the new risk management processes implemented by us may not be fully effective and the framework may also not be effective in mitigating our risk exposure in all market environments against all types of risk. Any failure in our risk management framework may have a material adverse effect on our results of operations and financial condition.

Market risk including non-trading interest rate risk.  Market risk refers to the uncertainty of returns attributable to fluctuations in market factors, such as adverse movements in the level or volatility of market prices of debt instruments, equities and currencies. Some of the most significant market risks we face are interest rate and foreign exchange price risks. Changes in interest rate levels, yield curves and spreads may affect the interest rate margin realized between lending and borrowing costs, the effect of which may be heightened during periods of liquidity stress, such as those experienced in recent times. A period of prolonged low interest rates could adversely impact the margins that we may realize between our lending and borrowing costs and therefore impact our earnings. Changes in currency rates, particularly in the Euro-pound sterling, Euro-US dollar and the Euro-zloty exchange rates, affect the value of assets and liabilities denominated in foreign currencies and the reported earnings of our non-Irish subsidiaries and associates and may affect income from foreign exchange dealing, which could have a material adverse effect on our financial condition and operations.

Non-trading interest rate risk is defined as our sensitivity to earnings volatility in our non-trading activity arising from movements in interest rates. Interest rates are highly sensitive to many factors beyond our control, including the interest rate and other monetary policies of governments and central banks in the jurisdictions in which we operate. Non-trading interest rate risk in retail, commercial and corporate banking activities can arise from a variety of sources, including when the relevant assets and liabilities and off-balance sheet instruments have different repricing dates and unfavorable movements in interest rates could have a material adverse effect on our financial condition and operations.

Operational risks.  Operational risks are present in our businesses and can arise through inadequate or failed internal processes (including financial reporting systems, risk monitoring processes and internal processes to ensure that collateral in respect of relevant loans is correctly valued and fully enforceable) or from people-related or external events, including the risk of fraud and other criminal acts carried out against us. Our businesses are dependent on their ability to hire and retain experienced credit and risk management personnel, to process and report accurately and efficiently on a high volume of complex transactions across numerous and diverse products and services, in different currencies and subject to a number of different legal and regulatory regimes. Any weakness in our risk controls or loss mitigation action could have a material adverse effect on our financial condition and operations.

Pension risk.  Pension risk is the risk that the funding position of our defined benefit plans would deteriorate to such an extent that we would be required to make additional contributions to cover our pension obligations towards current and former employees; and such contributions could be significant and have a negative impact on our regulatory capital position and results of operations.

We may face reputational risks.

Reputational risk is inherent in our business. Negative public or industry opinion can result from the actual or perceived manner in which we conduct our business activities or from actual or perceived practices in the banking industry, such as money laundering or mis-selling of financial products. Negative public or industry opinion may adversely affect our ability to keep and attract customers and, in particular, corporate and retail depositors, the loss of whom would in each case adversely affect our business, financial condition and prospects.

The value of certain financial instruments recorded at fair value is determined using financial models incorporating assumptions, judgments and estimates that may change over time or may ultimately not turn out to be accurate, and the value we realize for our assets may be materially different from the current or estimated fair value.

Under International Financial Reporting Standards (“IFRS”), we recognize at fair value: (i) derivative financial instruments; (ii) financial instruments at fair value through profit or loss; (iii) certain hedged financial assets and financial liabilities; and (iv) financial assets classified as available-for-sale. The best evidence of fair value is quoted prices in an active market. Generally, to establish the fair value of these instruments, we rely on quoted market prices or, where the market for a financial instrument is not sufficiently active, internal valuation models that utilize observable market data. Where quoted prices on active markets are not available, we use valuation techniques which require us to make assumptions, judgments and estimates to establish fair value. In common with other financial institutions, these internal valuation models are complex and the assumptions, judgments and estimates we are required to make often relate to matters that are inherently uncertain, such as expected cash flows, the ability of borrowers to service debt, appropriate credit spreads, residential and commercial property price appreciation and depreciation, and relative levels of defaults. Such assumptions, judgments and estimates may need to be updated to reflect changing facts, trends and market conditions. The resulting change in the fair values of the financial instruments has had, and could continue to have, an adverse effect on our results of operations and financial condition.

In the past three years, financial markets have experienced stressed conditions, where steep falls in perceived or actual asset values have been accompanied by a severe reduction in market liquidity. As a result of those stress conditions, we recorded significant fair value write-downs on our credit market exposures in 2008 and further fair value write-downs in 2009 and the half-year to June 30, 2010. Valuations in future periods, reflecting then-prevailing market conditions, may result in significant changes in the fair values of our exposures, even in respect of exposures (such as credit market exposures) for which we have previously recorded fair value write-downs. In addition, the value we ultimately realize may be materially different from the current or estimated fair value. Any of these factors could require us to recognize further fair value write-downs or recognize impairment charges, any of which may adversely affect our results of operations, financial condition and prospects.

Change of control may lead to adverse consequences for us.

The Irish Government (through the NPRFC) is currently the largest holder of Ordinary Shares, holding 18.61% of the issued Ordinary Shares (excluding treasury shares). See “— We may have insufficient capital resources to meet the revised minimum PCAR requirement. If we are not able to raise a proportion of the additional capital to meet the revised PCAR capital requirement from the announced capital raising initiatives, we will need to rely to a greater extent on the support of the Irish Government. Such reliance could lead to increased Irish Government ownership and control or full nationalization” for the circumstances in which we may need to issue further equity capital to the Irish Government. We and our subsidiaries are parties to joint ventures, contracts and other agreements containing change of control provisions that may be triggered in the event of a change of control of the relevant entity, for example as a result of a major shareholder, such as the NPRFC, obtaining a majority stake in AIB. These include the agreements with respect to our joint venture, Aviva Life Holdings Ireland Limited, in which we own an interest of 24.99% and have an exclusive agreement to distribute the life and pensions products of the joint venture. Agreements with change of control provisions typically provide for, or permit, the termination of the agreement upon the occurrence of a change of control of one of the parties or if the new controlling party does not satisfy certain criteria. The triggering of change of control provisions could also result in the loss of contractual rights and benefits, as well as the termination of joint venture agreements. On a change of control of the relevant AIB entity, the exercise of such rights or the decision by a counterparty not to waive or vary its rights on a change of control could have a material effect on our results of operations, financial condition and prospects.

Our businesses and financial condition could be affected by the fiscal, taxation, regulatory or other policies, laws and regulations and other actions of various governmental and regulatory authorities in Ireland, the United Kingdom, the European Union and elsewhere.

We are subject to financial services laws, regulations, regulatory oversight, administrative actions and policies in each jurisdiction in which we operate, and failure to comply with any or all of these constitutes a risk in the financial services industry. Laws, regulations, regulatory oversight, administrative actions and policies are subject to change, particularly in the current market environment where there have been unprecedented levels of government intervention and changes to the regulations governing financial institutions. These and future regulatory and supervisory developments, which we expect to face in Ireland, the United States, the United Kingdom, Poland and other countries in which we operate, could have an adverse effect on how we conduct our business and on our results of operations. Areas where laws and regulations and governmental policies could have an adverse impact include, but are not limited to:

•	the monetary, interest rate, capital and liquidity adequacy and other policies of central banks and regulatory authorities;

•	general changes in regulatory policy or changes in regulatory regimes that may significantly influence investor decisions in particular markets in which we operate or may increase the costs of doing business in those markets;

•	changes in the Irish Government’s polices with regard to the NPRFC Investment, the NAMA Program or the ELG Scheme, or any one of them;

•	changes to corporate governance regimes for listed companies (financial institutions in particular) and further developments in corporate governance standards;

•	changes to international financial reporting standards and further developments in the financial reporting environment;

•	changes in competition and pricing environments;

•	differentiation among financial institutions by governments with respect to the extension of guarantees to bank customer deposits and the terms attaching to such guarantees, including requirements for us to accept exposure to the risk of any particular subsidiary or affiliate, or even third-party participants in guarantee programs failing;

•	implementation of, or costs related to, local customer or depositor compensation or reimbursement programs;

•	expropriation, nationalization, confiscation of assets and changes in legislation relating to foreign ownership; and

•	other unfavorable political, military or diplomatic developments producing social instability or legal uncertainty that, in turn, may affect demand for our products and services.

The Financial Services Authority of the United Kingdom (the “FSA”) has directed that our U.K. division must target a reduction in its loan to deposit ratio over the course of 2010 and 2011. Although a progressive reduction in the loan to deposit ratio is already being targeted by us, accelerated implementation of the targets within a short time period may negatively impact our U.K. division’s margins and profitability and have an adverse effect on our financial condition and results of operations. Furthermore, as market expectations and regulatory requirements continue to evolve, the FSA may also require our U.K. division to hold higher Total Capital levels than those currently held by the U.K. division.

We have engaged, and will continue to engage, in discussions with relevant regulators in Ireland, the United Kingdom, the European Union and elsewhere on an ongoing and regular basis, informing them of operational, systems and control evaluations and issues as deemed appropriate or required. Accordingly, it is possible that any matters discussed or identified may result in investigatory actions by regulators, increased costs being incurred by us, remediation of systems and controls and public or private censure or fines. Any of those events or circumstances could, either individually or in the aggregate, have a significant impact on our results of operations, financial condition and future prospects.

In addition to the regulatory capital policy changes announced by the Financial Regulator on March 30, 2010 and September 30, 2010, there is continuing political and regulatory scrutiny of the operation of the retail banking and consumer credit industries in Ireland and elsewhere. In June 2010, the Financial Regulator announced a “new approach” to regulating Irish banks which includes: (i) in-depth reviews of governance and risk management arrangements at banks, (ii) development of a new risk framework for regulating entities on the basis of impact and risk, (iii) review of mortgage credit standards and funding risks, (iv) review of bank strategies, with emphasis on broadening lending capabilities, (v) review of remuneration practices and (vi) review of liquidity standards. The nature and impact of future changes in policies and regulatory action are not predictable and beyond our control but could have an adverse impact on our business, earnings and prospects.

As a result of the current banking environment and market events at an international level, the minimum regulatory capital requirements currently imposed on us, the manner in which the existing regulatory capital is currently calculated, the instruments that currently qualify as regulatory capital and the capital tier to which those instruments are currently allocated, could be subject to change in the future. A number of regulatory changes in this regard have recently been proposed or made, which would significantly alter our regulatory capital, regulatory liquidity position and liability management which include (but are not limited to):

•	the EU Directive 2009/111/EC (CRD II) which must be implemented during 2010 and will in particular make changes to the criteria for assessing hybrid capital eligible to be included in Tier 1 Capital and may require us to replace, over a staged grandfathering period, existing hybrid capital instruments that do not fall within these revised eligibility criteria;

•	the EU Capital Requirements Directive III (CRD III) which will introduce a number of changes in response to the recent and current market conditions, which (among other things) will increase the capital requirements for the trading books of credit institutions to ensure that a firm’s assessment of the risks connected with its trading book better reflect the potential losses from adverse market movements in stressed conditions and limit investments in re-securitizations and impose higher capital requirements for re-securitizations to ensure that firms take proper account of the risks of investing in such complex financial products. It is anticipated that the CRD III rules will be implemented in various stages during 2011, commencing January 1, 2011 and concluding December 31, 2011;

•	the Basel III proposals which have been revised since first introduced in December 2009 set out a fundamental rewriting of certain aspects of the regulatory capital framework. Overall they introduce tougher and increased requirements to improve both the quality and quantity of capital and liquidity buffers which must be held by a firm; propose new capital buffer requirements to address procyclicality issues (so that banks would be encouraged to build up capital buffers in good times); require a strengthening of capital requirements for accounting for certain activities such as derivatives and impose a non risk based limit on a firm’s balance sheet by reference to capital held. Though the Basel III proposals are not finalized and certain elements will be subject to observation and modification during trial periods at a later date, they are expected to be approved by the G20 at its November 2010 summit. The Basel III proposals will be subject to staggered implementation with different elements coming into force at various times over the period from January 1, 2013 to January 1, 2019; and

•	the EU Capital Requirements Directive IV proposes further changes to the CRD proposed by the European Commission in February 2010. These changes are largely based on the Basel III proposals as originally outlined on December 17, 2009 (referred to above). A more developed CRD IV proposal is expected by the end of 2010 and it is currently expected to reflect some of the additional changes proposed by the Basel Committee since December 2009 though, of course, is subject to negotiation as part of the European legislative process.

The detailed impact of the new Basel III proposals for us is not clear because certain elements of the package have not yet been finalized, including the transitional arrangements. Once finalized proposals are assessed against our particular balance sheet and business strategy, changes may be required to our capital structure and/or our asset base which may adversely impact our profitability and results of operations.

In addition, the European Commission recently proposed regulation aimed at increasing transparency and reducing counterparty and operational risk in the over-the-counter derivatives market. If this new regulation is adopted by the European Parliament and EU Member States, we will be subject to increased disclosure and other requirements that could increase reporting burdens for us.

Our activities are subject to taxes at various rates in jurisdictions in which we have operations, and such taxes are computed in accordance with local legislation and practice. Action by governments to increase tax rates or to impose additional taxes would reduce our profitability. Revisions to tax legislation or to our interpretation of such legislation might also affect our results in the future.

Our deferred tax assets are substantially dependent on the generation of future profits over a number of years at, at least, the level currently anticipated by us and there being no adverse changes to tax legislation, regulatory requirements or accounting standards.

Our business performance may not reach the level assumed in the projections that support the carrying value of the deferred tax assets. Lower than anticipated profitability within Ireland and the United Kingdom would lengthen the anticipated period over which our Irish and U.K. tax losses would be utilized. The value of the deferred tax related to the unutilized tax losses constitutes a substantial portion of the total deferred tax assets recognized on our balance sheet. A significant reduction in anticipated profit or changes in tax legislation, regulatory requirements or accounting standards could adversely affect the basis for full recognition of the value of these losses, which would adversely affect our results of operations, financial condition and future prospects.

The Irish banking system may restructure and change significantly, which could have a material adverse effect on our competitive position.

The banking system in Ireland was impacted by the systemic issues facing the financial sector globally caused by factors such as the collapse of sub-prime mortgage lending in the United States, the failure of a number of high profile financial institutions, such as Lehman Brothers and Bear Stearns, the global credit crisis and rapidly deteriorating economic conditions, particularly in Ireland. Arising from these events, there have been a number of government and market responses impacting or potentially impacting on the structure of the Irish banking sector, including:

•	the Irish Government has taken steps to support or recapitalize certain of the domestic major Irish banks and building societies and in doing so has taken significant equity positions in certain of the major domestic Irish banks and building societies, in some cases amounting to majority voting control or nationalization;

•	on January 19, 2010, the Irish Government announced a framework for an investigation into the factors which contributed to the Irish banking crisis within the context of the international economic and financial environment at that time. On June 9, 2010, two independent preliminary reports dealing with aspects of the banking crisis were published and the Irish Government announced the establishment of a Commission of Investigation to investigate certain issues identified in the preliminary reports. The Commission of Investigation was formally established on September 21, 2010 and is expected to complete its report within six months;

•	the Central Bank Reform Act 2010 was signed into law on July 17, 2010. This legislation, which was brought into operation by the Minister for Finance on October 1, 2010, establishes a new regulatory authority, the Central Bank of Ireland, which now performs the functions of the Financial Regulator. It has been indicated that the approach to the manner in which Irish financial institutions are regulated and supervised will change resulting in the delivery of a more assertive, risk based and challenging approach to banking supervision carrying a credible threat of enforcement; and

•	the Irish Government has indicated that it proposes, as part of a series of legislative amendments, to provide broader regulatory powers to the new Central Bank of Ireland, in addition to the wide range of statutory powers that already exist.

Our directors believe it is possible that, arising from these responses to the banking crisis in Ireland, a restructuring of the Irish banking system may occur in addition to the changes that have happened to date. It is unclear the form that any such restructuring might take or over what timeframe it might occur.

It is also unclear whether such restructuring might take place on a market driven basis or whether other factors such as the involvement of the European Commission or the Irish Government would have an impact. As a material part of our business and activities are in Ireland, our competitive position in the Irish banking system may be materially adversely affected by any such restructuring.

We may not be able to recruit, retain and develop appropriate senior management and skilled personnel.

Our success depends in part on the availability of skilled management and the continued service of key members of our management team. We depend on the availability of skilled management both at our head office and at each of our business units. On September 30, 2010, we announced that our board of directors has agreed with Mr. Dan O’Connor that he will step down as Executive Chairman within the coming weeks and that our board of directors has also agreed with Group Managing Director Mr. Colm Doherty the termination of his contract on existing terms. Mr. Doherty will depart AIB before the end of 2010. On October 4, 2010, we received notification from Mr. Robert G. Wilmers of his resignation from our board of directors, to take effect immediately in light of our disposition of our shares of M&T common stock. In addition, on October 4, 2010, Mr. Kieran Crowley notified us of his intention to resign from our board of directors at its next meeting on October 13, 2010. There may be additional changes to the composition of our board of directors and senior executives in due course. Our failure to staff our day-to-day operations appropriately, or the further loss of one or more key senior executives, and failure to replace them in a satisfactory and timely manner, has had and could have an adverse effect on our results, financial condition and prospects.

Under the terms of the NPRFC Investment and the ELG Scheme, we are also required to comply with certain executive pay and compensation arrangements. As a result of these restrictions, we cannot guarantee that we will be able to attract, retain and remunerate highly skilled and qualified personnel competitively with our peers. If we fail to attract and appropriately develop, motivate and retain highly skilled and qualified personnel, our business and results of operations may be negatively affected.

We are required pursuant to Central Bank Reform Act 2010 to submit for review and approval, proposed new appointments to some senior management positions. This may have a material adverse effect on us if the approval process resulted in delays in filling key positions or impacted our ability to recruit suitable candidates.

We are and may be subject to litigation and regulatory investigations that may impact our business.

We operate in a legal and regulatory environment that exposes it to potentially significant litigation and regulatory risks. Disputes and legal proceedings in which we may be involved are subject to many uncertainties, and their outcomes are often difficult to predict, particularly in the earlier stages of a case or investigation. The Irish Government has established a commission to investigate, inter alia, the main causes of the serious failure within each covered institution to implement and adhere to appropriate standards and controls in the context of corporate governance and prudent risk management. Adverse regulatory action or adverse judgments in litigation could result in restrictions or limitations on our operations or result in a material adverse effect on our reputation or results of operations.

We operate in competitive markets (subject to some price regulation) that are subject to significant change and uncertainty, which could have a material adverse effect on our results, financial condition and prospects.

The markets for financial services within which we operate are highly competitive. It is anticipated that such competition may intensify in response to regulatory actions, competitor behavior, consumer demand, technological changes, the impact of consolidation, new market entrants and other factors. In the event that financial markets remain unstable, competitor and market consolidation may accelerate.

In particular, competitive pricing pressures may limit our ability to normalize our deposit rates and increase rates on customer loans, which would prevent us from restoring our net interest margin to target levels, which is a key driver of future profitability. In addition, we could also encounter difficulties in increasing interest rates to borrowers, particularly in respect of residential mortgages, due to the reputational impact such increases could have on us in the Irish market, and the other consequences that such an impact could have for us. Any of these events could have an adverse impact on net interest margins, and consequently on our results and financial condition.

Intervention by monetary authorities in the banking sector may impact our competitive position relative to our international competitors, who may be subject to intervention of a different quantum and nature, potentially putting us at a competitive disadvantage in certain markets. Competition may increase in some or all of our principal markets and may have an adverse effect on our results, financial condition and prospects.

In Ireland, the United Kingdom and in some other jurisdictions, we are liable to contribute to compensation programs in respect of banks and other authorized financial services firms that are unable to meet their obligations to customers.

In Ireland, the United Kingdom and in other jurisdictions, we are liable to contribute to compensation plans set up to address banks and other authorized financial services firms’ inability to meet their obligations to customers. Such programs include the Deposit Guarantee Scheme and the Investor Compensation Scheme (the “ICS”). Under the Deposit Guarantee Scheme, each licensed bank must contribute to the deposit protection account held by the Central Bank of Ireland. Currently, the level of contribution required under the Deposit Guarantee Scheme is 0.2% of eligible deposits (in whatever currency) held at all branches of the licensed bank in the European Economic Area. The Minister for Finance announced on September 20, 2008 that the maximum amount of deposit protection would be increased to €100,000 per depositor per institution. The ICS is administered by the Investor Compensation Company Limited, which was established under the Investor Compensation Act 1998. The ICS is Ireland’s statutory fund of last resort for customers of authorized financial services firms, and is funded by levies on firms authorized by the Central Bank of Ireland, including AIB.

In the event that the contributions or levies to be paid by us in relation to such programs are raised more frequently, or should the amounts of contributions or levies to be paid under such programs be significantly increased, the associated costs to us may have a material impact on our results of operations and financial condition.

In addition, to the extent that other jurisdictions where we operate have introduced or plan to introduce similar compensation, contributory or reimbursement schemes (such as in the United States with the Federal Deposit Insurance Corporation), we may incur additional costs and liabilities, which may negatively impact our results of operations and financial condition.

CAPITAL RESOURCES AND LIQUIDITY

Capital Resources

AIB’s policy is to maintain adequate capital resources at all times, having regard to the nature and scale of its business and the risks inherent in its operations. AIB is focused on managing its balance sheet efficiently.

AIB’s board of directors reviews and approves AIB’s capital plan on an annual basis. The capital plan identifies the amount and type of capital that AIB requires to support its business strategy and to comply with regulatory requirements, taking into account the results of stress testing in order to arrive at and maintain AIB’s desired capital profile. Stress testing, in the context of capital planning, is a technique used to evaluate the potential effect on an institution’s capital adequacy of a specific event or movement in a set of economic variables, and focuses on exceptional but plausible events. This means that AIB’s capital requirement can increase significantly during an economic stress despite a decrease in nominal exposures.

AIB manages its capital resources through an Internal Capital Adequacy Assessment Process known as “ICAAP”. The overarching principle of ICAAP is the explicit link between capital and risk, and in the application of this approach the adequacy of AIB’s capital is assessed on the basis of the risks to which it is exposed. This requires a clear assessment of the material risk profile of AIB, and a consideration of the extent to which identified risks, both individually and in aggregate, require capital to support them. In addition, the level of capital held by AIB is influenced by its target debt rating and minimum regulatory requirements. In order to assist in the management of capital, AIB also assesses both market and internal opportunities that may generate or strengthen AIB’s capital position.

AIB’s principal sources of capital comprise ordinary shareholders’ funds and preference share capital. These sources of capital are supplemented by non-core Tier 1 instruments and Tier 2 instruments.

The following table outlines AIB’s capital and key capital ratios at June 30, 2010 and December 31, 2009. The information contained in this table is extracted from the 2010 Half-Yearly Financial Report filed with the SEC on Form 6-K on September 27, 2010 and the 2009 Annual Report for the year ended December 31, 2009 filed with the SEC on Form 20-F on March 8, 2010 and amended on September 27, 2010.

Allied Irish Banks, p.l.c. — Tier 1 Capital

	As of	As of
	June, 30,	December 31,
	2010	2009
	(€ million)

Core Tier 1 Capital
Paid up share capital	392	329
Eligible reserves	8,404	9,952
Non-controlling interests in subsidiaries	447	437
Supervisory deductions from Core Tier 1 Capital	(1,478)	(1,187)

Total Core Tier 1 Capital (after deductions)	7,765	9,531
Non-Core Tier 1 Capital
Non-equity minority interest in subsidiaries	189	189
Non-cumulative perpetual preferred securities	140	136
Reserve capital instruments	239	239
Total non-core capital (before deductions)	568	564
Supervisory deductions from total Tier 1	(1,593)	(1,425)

Total Tier 1 Capital (after deductions)	6,740	8,670

Allied Irish Banks, p.l.c. — Tier 2 and Total Capital

	As of	As of
	June, 30,	December 31,
	2010	2009
	(€ million)

Upper Tier 2
Subordinated perpetual loan capital	207	189
Eligible reserves and credit provisions	781	749
Upper Tier 2 — sub-total	988	938
Subordinated term loan capital	4,085	4,261

Total Tier 2 before deductions	5,073	5,199
Supervisory deductions from Tier 2	(1,593)	(1,425)

Total Tier 2 after deductions	3,480	3,774

Total eligible capital
Equity Tier 1 Capital*	4,265	6,031
Tier 1 Capital	6,740	8,670
Tier 2 Capital	3,480	3,774
Supervisory deductions from Total Capital	(120)	(129)

Total Capital	10,100	12,315

Key capital ratios
Risk-weighted assets	112,679	120,380
Equity Tier 1 Capital Ratio	3.8%	5.0%
Core Tier 1 Capital Ratio	6.9%	7.9%
Tier 1 Capital Ratio	6.0%	7.2%
Total Capital Ratio	9.0%	10.2%

*	Excludes the €3.5 billion of Core Tier 1 2009 Preference Shares issued to the NPRFC from the Core Tier 1 Capital.

AIB is subject to the regulatory capital and the capital adequacy requirements set by the Central Bank of Ireland. The Central Bank of Ireland follows the provisions of the Capital Requirements Directive (comprising Directive 2006/48/EC and Directive 2006/49/EC) by applying a risk asset ratio framework to the measurement of capital adequacy. The adequacy of AIB’s capital is assessed by comparing available regulatory capital resources with capital requirements expressed relative to risk weighted assets. The internationally agreed minimum Total Capital Ratio of 8% is the base standard from which the Central Bank of Ireland has historically set the individual minimum capital ratio for banks within its jurisdiction. The minimum Tier 1 Capital Ratio set by the Central Bank of Ireland is currently 4%.

During 2008, as a result of continuing market uncertainty, regulators and market participants became more focused on the quality of bank capital and the key focus of capital adequacy shifted to the Core Tier 1 Capital Ratio. As a result of the increased focus on Core Tier 1 Capital, and increasing impairments and supervisory deductions arising from the deterioration in AIB’s property portfolios in Ireland and the U.K., AIB recognized the need to strengthen its capital position.

AIB’s board of directors has taken a number of key steps in order to bolster AIB’s Core Tier 1 Capital position. In May 2009, AIB issued €3.5 billion of Core Tier 1 Capital preference shares under the NPRFC Investment.

In June 2009, as part of the commitment announced by AIB on April 20, 2009 to increase its Core Tier 1 Capital beyond the €3.5 billion capital increase pursuant to the NPRFC Investment by the end of 2009, AIB completed an exchange of non-Core Tier 1 Capital instruments (comprising the LP1 Securities, the LP2

Securities, the LP3 Securities and the RCI Securities) and upper Tier 2 Capital instruments (comprising subordinated loan notes) for lower Tier 2 Capital instruments (comprising dated subordinated loan notes). The exchange was carried out at discounts to the nominal value but at a premium to the trading prices of the repurchased capital instruments. The discounts ranged from 33% to 50% to the nominal value of the repurchased capital instruments, resulting in a gain of approximately €1.2 billion for AIB, thereby generating additional Core Tier 1 Capital for AIB.

On March 29, 2010, AIB completed a further liability management exercise to enhance its Equity Tier 1 and Core Tier 1 Capital positions. AIB accepted offers to exchange €2.2 billion of lower Tier 2 Capital instruments denominated in Euro, Sterling and US dollars for €1.8 billion of new lower Tier 2 capital instruments (made up of €419 million (Euro denominated), £1,097 million (Sterling denominated) and US$177 million (U.S. dollar denominated)). The exchange was carried out at a discount to the nominal value but at a premium to the trading prices of the repurchased capital instruments. The discount ranged from 9% to 26% to the nominal value of the repurchased capital instruments and the average take-up rate was 76%. The liability management exercise generated a net gain of €372 million in both Equity Tier 1 Capital and Core Tier 1 Capital for AIB.

AIB has at all times been in compliance with the minimum Tier 1 Capital Ratio and Total Capital Ratio set by the Central Bank of Ireland. As of June 30, 2010, AIB had an Equity Tier 1 Capital Ratio of 3.8%, a Core Tier 1 Capital Ratio of 6.9%, a Tier 1 Capital Ratio of 6.0% and a Total Capital Ratio of 9.0%.

On March 30, 2010, the Financial Regulator announced the results of the PCAR of certain Irish credit institutions in the CIFS Scheme. The Financial Regulator’s PCAR methodology assessed the capital requirements of AIB and certain other Irish financial institutions in the context of expected base and potential stressed losses, and other financial developments, over a three year time horizon from 2010 to 2012.

The original PCAR concluded that, in common with certain other Irish credit institutions, the target Equity Tier 1 Capital Ratio for AIB would be 7.0% and its target Core Tier 1 Capital Ratio would be 8.0%. In the absence of the planned disposals and a subsequent equity fundraising to be undertaken by the end of 2010, AIB would not be able to fulfill the original PCAR capital requirement determined by the Financial Regulator.

Based on the approach adopted under the PCAR review outlined above, the Financial Regulator determined on March 30, 2010 that AIB must generate the equivalent of €7.4 billion of equity capital in total. On September 30, 2010, the Financial Regulator updated its assessment of AIB’s capital requirement and increased the amount of equivalent equity capital required under the PCAR from €7.4 billion to €10.4 billion. The increased PCAR requirement for AIB has been set following an assessment by the Financial Regulator of AIB’s potential losses on AIB’s NAMA Assets and must be met by December 31, 2010.

In April and July 2010, AIB transferred to NAMA the first and second tranches of its NAMA Assets with a total value of €6.0 billion (being the value of the relevant NAMA Assets on a gross loan basis). In return, AIB received payment for these assets by way of NAMA Bonds (amounting to 95% of the nominal value of the consideration received) and Subordinated NAMA Bonds (amounting to 5% of the nominal value of the consideration received) with an aggregate nominal value of €3.3 billion, representing a discount of approximately 45% to the gross value of the assets transferred. AIB’s NAMA Assets transferred in the first and second tranches represent approximately 31% of the total NAMA Assets now expected to be transferred by AIB (being €6.0 billion of NAMA Assets transferred in the first and second tranches and the remaining balance of €13.5 billion of NAMA Assets).

On September 30, 2010, the Minister for Finance announced changes to the NAMA Program, including in relation to AIB, where the total exposure of a debtor is below a €20 million threshold, that debtor’s loans will not now be transferred to NAMA whereas the threshold had previously been set at €5 million. The Minister for Finance has stated that NAMA has reviewed the quality of NAMA Assets still to be transferred to NAMA from AIB and that it has estimated the discount to be applied to the remaining €13.5 billion of NAMA Assets at 60%. A major factor in this increased discount was stated to be “the predominance of land bank loans, many of which were speculative investments that now have little value.”

The actual discount on our remaining NAMA Assets to be transferred to NAMA will not be known until the completion of the final objection valuation review procedure in accordance with the terms of the NAMA Act. The Financial Regulator announced that any differences between the estimate of the discount provided by NAMA, which was used for the revised PCAR capital requirement announced on September 30, 2010, and the final discounts on transfer will be included in the next PCAR which the Central Bank of Ireland will conduct in 2011. If among other factors, the total consideration received by the AIB is less than that assumed by the Financial Regulator in the revised PCAR, any future capital requirement determined by the Central Bank of Ireland may be more than the revised PCAR requirement to generate €10.4 billion of new equity capital by December 31, 2010. AIB expects a further transfer of assets as part of the final tranche may be completed in October 2010 and, in any event, NAMA has stated that its objective is that all assets transferring to NAMA will be transferred by December 31, 2010 and, in any event by no later than the end of February 2011.

The NAMA Participation has and will have a negative impact on the capital position of AIB as a result of the crystallization of loan losses on AIB’s NAMA Assets. Those losses will reduce AIB’s Equity Tier 1 Capital, Core Tier 1 Capital, Tier 1 Capital and Total Capital, and its corresponding capital ratios. That participation will, however, result in a reduction in AIB’s risk-weighted assets, which will positively affect AIB’s capital ratios. Taking account of both impacts on capital, the positive benefit of reducing its risk-weighted assets will, however, be insufficient to offset the negative impact from the crystallization of loan losses on the transfer of AIB’s NAMA Assets to NAMA.

On March 30, 2010, following publication of the original PCAR, AIB announced a series of capital raising initiatives to generate the necessary capital to meet the €7.4 billion equivalent equity capital requirement determined by the Financial Regulator under the original PCAR. These initiatives included plans to sell AIB’s M&T shares, as well as AIB’s shareholding in BZWBK and its U.K. business, which comprises “Allied Irish Bank (GB)” in Great Britain and “First Trust Bank” in Northern Ireland. On September 10, 2010, AIB announced that (through AIB European Investments Limited and AIB Capital Markets, p.l.c.) it had conditionally agreed to sell its interest in BZWBK and BZWBK AIB Asset Management S.A. to Banco Santander S.A. AIB expects to realize total proceeds of approximately €3.1 billion from the BZWBK Disposal. AIB also intends to dispose of its 49.99% shareholding in BACB, a Bulgarian Bank.

AIB has also undertaken to launch a €5.4 billion equity capital raising during November 2010 which is expected to be completed before December 31, 2010. This equity capital raising will be fully underwritten by the NPRFC and will be subject, among other matters, to European Commission, shareholder and other regulatory approvals.

If necessary, the NPRFC’s underwriting commitment will be met through a new cash contribution of up to €3.7 billion for new Ordinary Shares from existing cash resources of the NPRFC and by the conversion of up to €1.7 billion of the 2009 Preferences Shares held by the NPRFC. Assuming conversion of €1.7 billion of the 2009 Preference Shares, the NPRFC would continue to hold €1.8 billion of the 2009 Preference Shares.

On completion of the equity capital raising it is likely that the NPRFC will own a significant majority stake in AIB. It is intended to structure the transaction in a manner which optimizes the ability of AIB to retain its existing stock exchange listings, including on the ISE and the LSE, by appropriate structuring of voting rights (subject to agreement with the relevant exchanges and the UKLA), even in circumstances where the NPRFC purchases all or substantially all of the underwritten new Ordinary Shares. The mechanics of implementation will be subject to discussion with the ISE and the UKLA.

It is anticipated that the 2009 Warrants issued to the NPRFC will be repurchased on terms to be agreed. As terms have not yet been agreed, it is not possible to quantify the likely impact; however, the reduction in capital is not expected to be material.

In addition to the capital generated from the BZWBK Disposal, AIB expects to raise €2.5 billion from the planned disposals of our shares of M&T common stock and our U.K. business and additional capital generating initiatives (such as other minor asset disposals, risk weighted asset reduction initiatives and liability 2009 Preference Shares at that date, on commercial terms to be agreed between AIB and the NPRFC prior to the date of conversion.

The Basel III proposals which have been revised since first introduced in December 2009 set out a fundamental rewriting of certain aspects of the regulatory capital framework. Overall they introduce tougher and increased requirements to improve both the quality and quantity of capital and liquidity buffers which must be held by a firm; propose new capital buffer requirements to address procyclicality issues (so that banks would be encouraged to build up capital buffers in good times); require a strengthening of capital requirements for accounting for certain activities such as derivatives and impose a non risk based limit on a firm’s balance sheet by reference to capital held. The new and higher levels for capital ratios announced, provided: (a) that the common equity element of Tier 1 Capital, broadly shares and retained earnings (which replaces the core tier 1 concept under Basel II) would ultimately be raised from 2% to 4.5% by January 2015; (b) the originally proposed capital conservation buffer would be made up solely of common equity after deductions and be introduced in increments over the period from 2016 to 2019 when it would reach 2.5%; (c) Tier 1 Capital would be increased from 4% to 6% by January 2015 and (d) Total Capital would remain at 8% before the application of the capital conservation buffer. Though the Basel III proposals are not finalized and certain elements will be subject to observation and modification during trial periods at a later date, they are expected to be approved by the G20 at its November 2010 summit. The Basel III proposals will be subject to staggered implementation with different elements coming into force at various times over the period from January 1, 2013 to January 1, 2019.

The impact of the Basel III proposals (among other things) requires banks to hold a minimum equity capital ratio of 7% of RWAs, which is broadly in line with the target capital ratios announced by the Financial Regulator in the context of the original PCAR on March 30, 2010. The detailed impact of the new Basel III proposals for AIB is not clear because certain elements of the package have not been finalized, including the transitional arrangements. Once the finalized proposals are assessed against AIB’s particular balance sheet and business strategy, changes may need to be made to AIB’s capital structure and/or its asset base which may adversely impact its profitability and results of operations.

Although the capital generated from the proceeds of the sale of its M&T shares alone will not enable AIB to meet the entire PCAR capital requirement announced by the Financial Regulator for AIB on March 30, 2010, the sale of AIB’s M&T shares is one of the significant steps being taken by AIB towards generating the additional capital required in order to meet that capital requirement.

If the necessary shareholder approval for the disposition of AIB’s shares of M&T common stock is not obtained, such disposition will become incapable of completion. If this were to occur, then there is no assurance that AIB will be able to dispose of its M&T shares at a later date, in favorable or equivalent market circumstances or to dispose of its M&T shares at all. In those circumstances, AIB would need to rely to a greater extent on Irish Government support through the conversion of the 2009 Preference Shares into Ordinary Shares on commercial terms to be agreed between AIB and the NPRFC prior to the date of conversion. AIB’s board of directors therefore believes that if AIB is unable to proceed with the sale of its M&T shares and the other planned disposals, then it is highly likely that such events would result in increased ownership and control by the Irish Government or full nationalization. If this were to occur, AIB’s existing shareholders could lose the value of their Ordinary Shares.

Liquidity

Liquidity Management and Funding Strategy

The objective of AIB’s liquidity management policy is to ensure that it can at all times meet its obligations as they fall due at an economic price. AIB’s funding strategy is designed to anticipate funding requirements, based upon actual and projected balance sheet movements.

This liquidity management policy and funding strategy is implemented through active monitoring of AIB’s liability maturity profile, and by maintaining a stock of high-quality liquid assets, at a level considered sufficient to meet the withdrawal of deposits and to cover calls on commitments, in both normal and a range of abnormal trading conditions. In all cases, net cash outflows are monitored on a daily basis.

In accordance with internal policies, AIB actively manages the risks arising from the mismatch of assets and liabilities across its balance sheet by ensuring that it maintains a balanced spread of repayment obligations with a focus on zero to eight-day and nine-day to one month time periods, which accords with the Central Bank of Ireland’s own requirements. AIB continues to operate within all regulatory liquidity ratios imposed on it by the Central Bank of Ireland, and has implemented a series of internal measures that are more restrictive than the regulatory minimum levels.

AIB maintains a diversified funding base across all segments of the markets in which it operates, while focusing on minimizing concentration in any single source of funding and maintaining a balance between short-term and long-term funding sources. AIB analyzes the structure of its wholesale term funding and the stability of its customer deposit base. Customer deposits represent the largest source of funding, with AIB’s retail franchise providing AIB with a stable and predictable source of funds.

AIB manages its funding position with continual focus on the relationship between its deposit base and its loan book through a series of measures, including the industry benchmark customer loan-to-deposit ratio. More refined measures are utilized internally that recognize the capacity of AIB to generate contingent liquidity from its loan book. See “— Government and Central Bank Funding and Liquidity Support” below in this respect. At December 31, 2009, AIB had a customer loan-to-deposit ratio of 146% (123% excluding loans classified as held for sale to NAMA as of that date), compared to 156% at June 30, 2009. At June 30, 2010, AIB had a customer loan-to-deposit ratio of 143% (approximately 127% excluding loans classified as held for sale to NAMA as of that date). A progressive reduction in the loan to deposit ratio is targeted by AIB.

Government and Central Bank Funding and Liquidity Support

Challenging market conditions in 2009 resulted in a contraction of wholesale market appetite for liquidity risk. This manifested itself through a shortening of duration in available wholesale funding, leading to a contraction in the term funding profile of many institutions, including AIB. As a consequence, AIB had to increase its use of secured funding to offset limited wholesale market access experienced in the first half of 2009. AIB decreased its use of secured funding in the latter part of 2009 as markets became less stressed.

During 2009, AIB increased its access to assets which can provide liquidity within four working days (which include central government securities or securities issued by financial institutions) (“Qualifying Liquid Assets”) and pre-approved facilities where cash can be accessed subject to certain conditions being met (“Contingent Funding”) through the structuring of loan portfolios into central bank eligible assets. Those initiatives helped to increase AIB’s capacity to access further liquidity. Over the second half of 2009, AIB reduced its reliance on secured funding from €32.3 billion at June 30, 2009 to €24.3 billion at December 31, 2009 and over that period medium and long-term unsecured funding activity increased. AIB’s secured funding levels at June 30, 2010 remained similar at €24.5 billion. At June 30, 2010, AIB held €49 billion in Qualifying Liquid Assets and Contingent Funding.

General funding market conditions since June 30, 2010 have become increasingly challenging, which has had a negative impact on AIB’s funding position, which has seen a reduction in debt securities in issue and customer accounts offset by an increase in deposits by banks. While AIB has issued term funding of €6.6 billion during 2010 in anticipation of term funding maturing in September 2010, current market conditions are limiting funding access to shorter durations.

As a result of prevailing market conditions and in line with other global financial institutions, AIB has also accessed a range of central bank liquidity facilities. AIB participates in global central bank money market repurchase agreement operations as part of its normal day-to-day funding activity. These facilities are part of standard central bank operations. AIB continues to rely on central bank liquidity facilities as an additional source of liquidity, as required. AIB has also availed itself of certain additional liquidity schemes introduced by central banks for market participants during the period of dislocation within the funding markets. Due to the limited access to, and high costs of, short term funding under current market conditions, AIB expects to draw on its Qualifying Liquid Assets and Contingent Funding capacity to continue to access secured lending facilities. Any reduction in the Qualifying Liquid Assets and Contingent Funding capacity will have an impact on AIB’s liquidity risk profile.

The Irish Government, in acknowledging the difficulties experienced by Irish financial institutions in accessing wholesale bank markets and recognizing the systemic importance of certain institutions, including AIB, to the wider Irish economy, announced the CIFS Scheme on September 30, 2008. Under the CIFS Scheme, the Minister for Finance guaranteed specific categories of liabilities for certain participating institutions (including AIB and certain of its subsidiaries) for the two-year period from September 30, 2008 to September 29, 2010. The liabilities originally covered under the CIFS Scheme comprised all retail and corporate deposits (to the extent not covered by existing deposit protection schemes), inter-bank deposits, senior unsecured debt, asset-covered securities and dated subordinated debt (lower Tier 2). Covered bonds and dated subordinated debt issued by a participating institution after the date it joined the ELG Scheme are not guaranteed by the Minister for Finance.

The Irish Government introduced the ELG Scheme on December 9, 2009 to supplement and ultimately replace the CIFS Scheme, and AIB and certain of its subsidiaries joined that new scheme on January 21, 2010. The NTMA was appointed the ELG Scheme operator by the Minister for Finance. The ELG Scheme is intended to facilitate the ability of certain participating credit institutions in Ireland to issue debt securities and take deposits with a maturity of up to five years on debt securities issued on deposits taken before, originally, September 29, 2010, which has been extended to December 31, 2010. Eligible liabilities under the ELG Scheme comprise any of the following liabilities:

(a)	all deposits (to the extent not covered by deposit protection schemes in Ireland or in any other jurisdiction);

(b)	senior unsecured certificates of deposit;

(c)	senior unsecured commercial paper;

(d)	other senior unsecured bonds and notes; and

(e)	other forms of senior unsecured debt which may be specified by the Minister for Finance, consistent with the European Union state aid rules and the European Commission’s Banking Communication (2008/C 270/02) and subject to prior consultation with the European Commission.

Under the ELG Scheme, eligible liabilities must not have a maturity in excess of five years and must be incurred during the period from the commencement date of the ELG Scheme to, originally, September 29, 2010, and which has been extended to December 31, 2010 (the ELG Scheme is subject to a six monthly review and approval by the European Commission under EU state aid rules). On June 28, 2010, following a request from the Minister for Finance, the European Commission approved a modification of the ELG Scheme to provide for a prolongation of the issuance period from September 29, 2010 to December 31, 2010 (subject to the introduction of new pricing rates for participating institutions) for (a) debt liabilities of between three months’ and five years’ duration (other than inter-bank deposits); (b) retail deposits of any duration up to five years and (c) corporate deposits with a maturity of between three months and five years. On September 21, 2010, following a further request from the Minister for Finance, the European Commission approved an amendment to the ELG Scheme to extend the “issuance window” in respect of inter-bank deposits and short-term liabilities (zero to three months) (including corporate deposits) of a participating institution, from September 29, 2010 to December 31, 2010. On September 29, 2010, the Minister for Finance, following the approval of the Oireachtas (the Irish Parliament) signed into law a statutory instrument that gave effect to the changes to the ELG Scheme approved by the European Commission on June 28, 2010 and September 21, 2010. Accordingly, the “issuance window” in respect of every eligible liability of a participating institution under the ELG Scheme (including retail deposits over €100,000 for any duration up to five years and corporate and inter-bank deposits for any duration up to five years) has been extended from September 29, 2010 to December 31, 2010 so that a State guarantee is now available for short- and long-term liabilities issued or accepted up to the end of 2010. Retail deposits of an amount up to €100,000 remain outside the ELG Scheme but continue to be guaranteed indefinitely under the Deposit Guarantee Scheme.

From the time that a participating institution joins the ELG Scheme (which in the case of AIB ELG covered institutions, was January 21, 2010), any liabilities incurred or contracted for thereafter by that participating institution may be guaranteed under the ELG Scheme only.

Since the commencement of the CIFS Scheme in September 2008 and since joining the ELG Scheme in January 2010, AIB has issued term funding on a guaranteed basis, totaling €8.25 billion under the CIFS Scheme and €6.6 billion under the ELG Scheme. At December 31, 2009, excluding shareholders’ funds, AIB’s total funding liabilities of €152.6 billion were split €116.3 billion (or approximately 76% of the total funding) issued on a guaranteed basis and €36.3 billion (or approximately 24% of the total funding) issued on an un-guaranteed basis. As of June 30, 2010, excluding shareholders’ funds, our total funding liabilities of €148.1 billion were split into €108.6 billion (or approximately 73% of the total funding) issued on a guaranteed basis and €39.5 billion (or approximately 27% of the total funding) issued on an un-guaranteed basis. Of this guaranteed amount of €108.6 billion, €24.5 billion is guaranteed under the CIFS Scheme, €62.5 billion is guaranteed under the ELG Scheme with a further €21.6 billion guaranteed under the Irish Government deposit scheme. At June 30, 2010, 21% of the total deposits by banks, 93% of the total debt securities in issue, 88% of customer accounts and 49% of the subordinated debt was held or issued on a guaranteed basis.

AIB issued the following two senior unsecured un-guaranteed bonds in the second half of 2009: (i) €1.0 billion three-year bond issued in September 2009; and (ii) €750 million five-year bond issued in November 2009. In 2010, AIB has issued term funding totaling €6.6 billion under the ELG Scheme with a significant bias towards maturities ranging from two to five years, thereby enhancing the underlying duration of its term debt funding profile. In addition, AIB has commenced a program of issuing small quantities of shorter-term un-guaranteed commercial paper. Up to June 30, 2010, AIB had balances of €54.5 million under this unguaranteed commercial paper program. In addition, since December 31, 2009, AIB issued €25 million in asset covered securities on an un-guaranteed basis outside the remit of the ELG Scheme.

AIB’s strategy, subject to market conditions, is to extend the duration of its funding, which would positively impact the overall profile of AIB’s funding base. While AIB has been successful in accessing the un-guaranteed market for funding, it continues to rely on the continuation of the ELG Scheme and continues to access certain central bank liquidity schemes. AIB will avail of opportunities to access un-guaranteed sources of funds in future in order to reduce AIB’s reliance on guaranteed funding.

In summary, since September 2008 AIB was heavily reliant on the CIFS Scheme until its expiration on September 29, 2010, and more recently has been and continues to be heavily reliant on the ELG Scheme, and it has also availed of central bank liquidity facilities in continuing to access funding and liquidity. In 2010, AIB has availed of funds on a guaranteed and unguaranteed basis under the ELG Scheme. On June 28, 2010, the European Commission approved a modification of the ELG Scheme to provide for an extension of the issuance period from September 29, 2010 to December 31, 2010 (subject to the introduction of new pricing rates) for participating institutions for (a) debt liabilities of between three months’ and five years’ maturity (other than inter-bank deposits); (b) retail deposits of any duration up to five years; and (c) corporate deposits with a maturity of between three months and five years. On September 21, 2010, following a further request from the Minister for Finance, the European Commission approved an amendment to the ELG Scheme to extend the “issuance window” in respect of inter-bank deposits and short-term liabilities (zero to three months) (including corporate deposits) of a participating institution, from September 29, 2010 to December 31, 2010. On September 29, 2010, the Minister for Finance, following the approval of the Oireachtas (the Irish Parliament), signed into law a statutory instrument that gave effect to the changes to the ELG Scheme approved by the European Commission on June 28, 2010 and September 21, 2010. Accordingly, this has the effect that the “issuance window” in respect of every eligible liability of a participating institution under the ELG Scheme (including inter-bank deposits for any duration up to five years) has been extended from September 29, 2010 to December 31, 2010.

If the “issuance window” of the ELG Scheme is not further extended beyond December 31, 2010, AIB would likely face an increase in its reliance on short-term money market funding, which would materially increase ongoing refinancing risk. In line with its prudent funding strategy, AIB will continue to avail itself of opportunities to replace short-term funds with longer-dated liabilities.

The Impact of NAMA on Funding and Liquidity

AIB has commenced transferring assets to NAMA and the terms of its NAMA Participation will have a significant positive impact on AIB’s liquidity profile and funding risk. The NAMA Participation will further reduce the leverage of AIB by removing a significant number of customer loans from the balance sheet, thereby enhancing AIB’s loan-to-deposit ratio. At December 31, 2009, AIB had a customer loan-to-deposit ratio of 146% (123% excluding loans classified as held for sale to NAMA as of that date). As of June 30, 2010, we had a customer loan-to-deposit ratio of 143% (127% excluding loans classified as held for sale to NAMA as of that date).

As market conditions allow, AIB will access un-guaranteed sources of funds which will further reduce the level of AIB’s reliance on existing Irish Government support (including the ELG Scheme) and global central bank facilities.

AIB is receiving NAMA Bonds and Subordinated NAMA Bonds in consideration for the sale of its NAMA Assets to NAMA. In respect of the consideration received, 95% of the nominal value will be in the form of NAMA Bonds and 5% will be in the form of Subordinated NAMA Bonds. The NAMA Bonds provide AIB with access to additional liquidity and funding, should this be required. AIB may use the NAMA Bonds to finance its ordinary business activities, for example, by entering into liquidity-providing transactions with market counterparties, including the European Central Bank. The NAMA Bonds will materially increase the level of Qualifying Liquid Assets and Contingent Funding held by AIB. At June 30, 2010, AIB held €49 billion in Qualifying Liquid Assets and Contingent Funding, of which approximately €24.5 billion had been pledged. Following the transfer of the second tranche of AIB’s NAMA Assets in July 2010, AIB has €3.1 billion of NAMA Bonds and €0.2 billion of Subordinated NAMA Bonds.

A combination of AIB’s ongoing focus on de-leveraging its balance sheet, together with the positive impact of the NAMA Participation (as referred to above, resulting from (i) reducing the loan-to-deposit ratio, (ii) increasing certainty regarding AIB’s loan losses through the transfer of loans to NAMA, primarily relating to land and development, leading to increased certainty regarding the level of provisions, improved wholesale market access and an improved cost of funds and (iii) enhancing AIB’s Qualifying Liquid Assets and Contingent Funding pool) will reduce AIB’s overall funding and liquidity risk in the future.

Funding Structure and Profile

Sources of Funds

	Total Funding as of
	June 30,		December 31,		June 30,		December 31,
	2010(4)		2009(3)		2009(2)		2008(1)
	(€ billion)

Bank deposits — unsecured	8.3	5%	9.0	5%	12.7	8%	17.0	10%
Bank deposits — secured	24.5	15%	24.3	15%	32.3	19%	8.6	5%

Total deposits by banks	32.8	20%	33.3	20%	45.0	27%	25.6	15%
Commercial certificates of deposit	1.7	1%	5.4	3%	4.1	2%	15.1	9%
European medium-term note program	20.1	13%	15.6	10%	12.1	7%	9.6	6%
Bonds and other medium-term notes	2.8	2%	4.7	3%	4.7	3%	7.2	4%
Commercial paper	3.4	2%	5.0	3%	3.6	2%	5.9	3%
Total debt securities in issue	28.0	18%	30.7	19%	24.5	14%	37.8	22%

Total wholesale funding	60.8	38%	64.0	39%	69.5	41%	63.4	37%

Subordinated debt	4.5	3%	4.6	3%	4.7	3%	4.5	3%
Total wholesale funding including subordinated debt	65.3	41%	68.6	42%	74.2	44%	67.9	40%
Customer accounts	82.9	53%	84.0	51%	82.7	49%	92.6	54%
Total shareholders’ equity including non-controlling interests	9.5	6%	11.3	7%	12.1	7%	10.3	6%

Total Group Funding	157.7	100%	163.9	100%	169.0	100%	170.8	100%

Note:

(1)	The information as of December 31, 2008 has been extracted from the 2008 Annual Financial Report.

(2)	The information as of June 30, 2009 has been extracted from the unaudited 2009 Half-Yearly Financial Report.

(3)	The information as of December 31, 2009 has been extracted from the 2009 Annual Financial Report.

(4)	The information as of June 30, 2010 has been extracted from the unaudited 2010 Half-Yearly Financial Report.

Residual Maturity Funding Analysis — Excluding secured bank deposits

	Total Wholesale		Total Wholesale		Total Wholesale		Total Wholesale
	Funding		Funding		Funding		Funding
	Including		Including		Including		Including
	Subordinated		Subordinated		Subordinated		Subordinated
	Debt as of		Debt as of		Debt as of		Debt as of
	June 30,		December 31,		June 30,		December 31,
	2010(1)		2009(1)		2009(1)		2008(1)
	(€ billion)

Less than one year	21.9	54%	31.1	70%	24.9	59%	41.9	71%
One to two years	5.4	13%	1.7	4%	5.5	13%	6.1	10%
Two to five years	7.4	18%	5.2	12%	5.1	12%	5.1	9%
More than five years	6.0	15%	6.3	14%	6.4	15%	6.2	10%

Total wholesale funding including subordinated debt	40.7	100%	44.3	100%	41.9	100%	59.3	100%

Note:

(1)	The residual maturity funding analysis excluding secured bank deposits has been extracted for the relevant period end, from AIB’s books and records and has not been published or audited.

Compared to a six month decline at June 30, 2009 of 12%, excluding currency factors, AIB’s customer deposits recovered in the second half of 2009, with a full year decline of 9% (11% excluding currency factors) (as against December 31, 2008). The reduction in deposits was concentrated in the first quarter and the start of the second quarter of 2009, with conditions improving as the second quarter progressed. Retaining and gathering customer deposits was a key focus for AIB in 2009, with good progress made in the second half of that financial year as deposits grew by €1.3 billion over this period despite challenging market conditions. Net customer loans, including AIB’s NAMA Assets, decreased by 7% (excluding currency factors) over 2009, which, when combined with the year-on-year decline in customer deposits, resulted in a loan to deposit ratio of 146% at December 31, 2009 (156% at June 30, 2009 and 140% at December 31, 2008). The loan to deposit ratio was 123% (excluding loans held for sale to NAMA) at December 31, 2009 and 127% (excluding loans held for sale to NAMA) at June 30, 2010.

The decrease in net customer loans reflected a combination of higher provisions for impairments and successful de-leveraging within AIB’s international loan portfolios. The decreases in customer deposits and commercial certificates of deposit between December 31, 2008 and June 30, 2009 were attributable to a number of factors, including the continuing impact of the economic downturn, sovereign and bank credit rating downgrades and negative sentiment towards Ireland, impacting AIB’s market activities in general and its overseas franchises in particular in the first quarter of 2009. This negative sentiment receded to a point where the reduction in customer deposits stabilized in the second quarter of 2009. At December 31, 2009, customer deposits represented 51% of AIB’s total funding, up from 49% at June 30, 2009 (54% at December 31, 2008). At June 30, 2010, customer deposits increased to 53% of AIB’s total funding.

In a difficult market environment, AIB continued to diversify its funding across currencies, geographies, investor base and products through a range of programs. During 2009, AIB successfully issued over €6.0 billion under the CIFS Scheme through a series of public and private placements. AIB also issued senior unsecured un-guaranteed bonds totaling €1.75 billion in 2009 and it received a €3.5 billion equity capital injection from the Irish Government in May 2009 under the NPRFC Investment. Over the second half of 2009, AIB reduced its secured funding from €32.3 billion at June 30, 2009 to €24.3 billion at December 31, 2009 and increased its medium and long-term funding activity. Secured funding remained similar at €24.5 billion at June 30, 2010.

The delivery of NAMA Bonds for AIB’s NAMA Assets on the basis of loan transfers undertaken in the first and second tranche of transfers to NAMA by AIB will materially increase AIB’s Qualifying Liquid Assets and Contingent Funding. At June 30, 2010, AIB held €49 billion (including pledged assets) in Qualifying Liquid Assets and Contingent Funding. Liquidity levels continue to represent a surplus over the liquidity requirements set for AIB by the Central Bank of Ireland.

The funding profile at June 30, 2010 highlights the ongoing de-leveraging in AIB’s balance sheet with AIB’s total funding requirement decreasing by €6.2 billion since December 31, 2009. Term funding increased in the first half of 2010 due to issuances under AIB’s European medium-term note program totaling a net increase of €4.6 billion. Customer deposits fell €1.1 billion (1.3%) in the first half of 2010, principally represented by a fall in the Capital Markets division (primarily driven by concerns in relation to sovereign ratings which resulted in a decrease mainly in deposits from non-bank financial institutions (NBFIs) and international corporates), with an increase in the UK division, while the Republic of Ireland division and Poland were relatively unchanged over the year to June 30, 2010 in difficult market conditions.

The residual maturity funding position at June 30, 2010 highlights AIB’s efforts to increase the duration of its funding with 46% of wholesale funding (including subordinated debt, excluding secured bank deposits) classified in the greater than one year time period, up from 30% at December 31, 2009.

Since January 21, 2010, AIB has issued term bonds totaling €6.6 billion under the ELG Scheme, thereby enhancing the underlying duration of its term debt funding profile. However, more recently, AIB has not issued term bonds due to market conditions. AIB continues to develop contingent collateral and liquidity facilities to further support its ongoing funding requirements.

The Basel III package also endorses the liquidity package announced by the Basel Committee in July 2010. Phase-in arrangements for the leverage ratio announced by the Basel Committee in its proposals in July 2010 outlined that the supervisory monitoring period in relation to leverage ratios will commence on January 1, 2011. After the observation period, a new liquidity coverage ratio will be introduced on January 1, 2015, while the net stable funding ratio will apply as a minimum standard from January 1, 2018. As mentioned above, the detailed impact of the Basel III proposals for AIB is not entirely clear and future review in this context may require changes to AIB’s funding profile and strategy.

The Potential Impact of EU State Aid Review by the European Commission

In order to comply with EU state aid requirements, a number of European banks that received state aid have been required by the European Commission to commit to a series of restructuring measures. These measures have been reported to include fundamental change (e.g., disposals and market share limitations) and/or certain capital burden sharing measures (e.g., non-payment of hybrid debt coupons). Further details on the issue of EU state aid are outlined above under “Risk Factors — Risks Relating to AIB.”

Once given, the commitments of the banks are recorded in a European Commission decision that will usually set out a time period for implementation. The time period of the commitments is likely to involve a long stop date.

In connection with the European Commission’s May 2009 approval of the €3.5 billion capital injection under the NPRFC Investment, AIB was required to prepare a restructuring plan, which was submitted to the European Commission in November 2009. A revised plan was submitted by the Irish Department of Finance to the European Commission on May 4, 2010 to reflect AIB’s capital raising initiatives, which include its intention to raise additional equity capital and undertake a number of asset and business disposals. The announcement by AIB on September 30, 2010 relating to increased capital requirements, an equity capital raising plan and management and board changes represents additional and alternative measures to achieve viability which is likely to result in a requirement to submit an amended restructuring plan to the European Commission.

That assessment is conducted by reference to the basic principles set out in the European Commission’s communication on the assessment under the EU state aid rules of restructuring measures in the financial sector in the current crisis. Those principles require, first and foremost, that restructuring aid should lead to the restoration of viability in the longer term without state aid. They also require restructuring aid to be accompanied, to the extent possible, by adequate burden sharing (including the disposal of assets) and by measures that minimize distortions of competition. The updated restructuring plan submitted by the Irish Department of Finance on behalf of AIB reflects these measures. The European Commission, in its working paper dated April 30, 2010 on the phasing out of EU Member State bank guarantee programs from June 30, 2010, has indicated that, in the case of a bank, such as AIB, that is already obliged to prepare a restructuring plan under EU state aid rules, the award of additional state aid will have to be taken into account within the framework of the ongoing restructuring/viability review process.

AIB, through the Irish Department of Finance, is involved in detailed negotiations and discussions with the European Commission in relation to the terms of the existing restructuring plan, and substantive engagement and progress has been achieved. AIB expects the decision of regarding approval of the proposed measures, including the terms of the restructuring plan to be taken by the European Commission in late 2010/early 2011.

In accordance with the European Commission’s policy relating to EU state aid rules on restructuring aid to banks, AIB agreed not to pay discretionary dividends on its Tier 1 Capital instruments (including the 2009 Preference Shares and the RCI Securities) and Tier 2 Capital instruments.

A deferral of a coupon under the RCI Securities triggers the “dividend stopper” provisions under those securities which prevent any dividend or coupon payments being made on the Ordinary Shares or preference shares of AIB, including the 2009 Preference Shares, until the deferred coupon is satisfied through the issue of Ordinary Shares.

As a result of the “dividend stopper” provisions of the LP3 Securities (and subsequently under the commitments to be made under the EU restructuring plan), the AIB Group is currently precluded, for a period of one calendar year from and including December 14, 2009, from making discretionary payments of coupons or exercising voluntary call options on hybrid capital securities. As a result, on May 13, 2010, AIB issued Bonus Shares to the NPRFC following the Board’s decision not to pay the cash dividend on the 2009 Preference Shares on May 13, 2010. This issue resulted in the dilution of the existing AIB shareholders’ proportionate ownership by 18.33%.

At the date of this prospectus supplement, there can be no certainty as to the outcome of the state aid proceedings involving AIB and the content of the final EU restructuring plan. In the event that AIB determines not to pay coupons on the LP3 Securities, thereby triggering the “dividend stopper” provisions for further one year periods, or AIB otherwise elects not to pay a cash dividend otherwise due on the 2009 Preference Shares, RCI Securities or any other series of securities which include a “dividend stopper” provision within their terms which would preclude payment of coupons under the RCI Securities, AIB would be required to issue further Ordinary Shares to the NPRFC and/or for the purposes of funding deferred coupons on the RCI Securities. See also “— The equity capital raising announced by us is to be fully underwritten by the NPRFC. If the structure of the transaction does not enable us to retain our ISE and LSE listings as a result of the Irish Government acquiring more than 75% of our issued ordinary share capital, then we could be delisted from the ISE and the LSE and our shareholders could lose the value of their shareholding” for further risks associated with the issue of additional Ordinary Shares.

Working Capital

The global markets for short and medium-term sources of funding on which banks rely to support their business activities remain constrained. As a result, support by the Minister for Finance to directly supplement existing sources of funding and create the environment for an improvement in the availability of other traditional sources of funding remains necessary.

OUR RELATIONSHIP WITH THE IRISH GOVERNMENT

The following is an update to, and should be read in conjunction with, the descriptions of our relationship with the Government contained in our Annual Report on Form 20-F, as amended, for the year ended December 31, 2009.

Credit Institutions (Financial Support) Scheme 2008 and the Acceptance Deeds

On October 24, 2008, AIB and its subsidiaries, AIB Group (UK) p.l.c., AIB Mortgage Bank, AIB Bank (CI) Limited and Allied Irish Banks North America Inc. each executed a guarantee acceptance deed in accordance with the terms of the CIFS Scheme, and were each specified as covered institutions under the Credit Institutions (Financial Support) (Specification of Institutions) Order 2008 (S.I. No. 416 of 2008) of Ireland, pursuant to which such entities agreed to the terms and conditions of the CIFS Scheme and to indemnify the Minister for Finance against any payments the Minister for Finance is required to make in respect of their respective liabilities. The CIFS Scheme expired on September 29, 2010.

The CIFS Scheme gave effect to the bank guarantee announced by the Irish Government on September 30, 2008. Under the CIFS Scheme, the Minister for Finance has guaranteed the following liabilities of certain participating institutions, including AIB and certain of its subsidiaries, for a two-year period beginning September 30, 2008:

•	all retail and corporate deposits (to the extent not covered by existing deposit protection schemes in Ireland or any other jurisdiction);

•	interbank deposits;

•	senior unsecured debt;

•	asset covered securities; and

•	dated subordinated debt (lower Tier 2 Capital),

excluding any intra-group borrowing and any debt due to the European Central Bank arising from Eurosystem monetary operations.

Covered bonds and dated subordinated debt issued by a participating institution after the date it joined the ELG Scheme were not guaranteed by the Minister for Finance.

If AIB defaulted in respect of a guaranteed liability during the period of the guarantee, the Minister for Finance committed to pay to the creditor an amount equal to that liability. There was no monetary cap on the guarantee, and it covered all guaranteed liabilities of AIB which became due for payment up to September 29, 2010. AIB was required to pay a quarterly fee to the Irish Government for the guarantee. The cost of the CIFS Scheme to AIB for the year ended December 31, 2009 was €146.4 million. On January 8, 2010, we have paid €58.4 million to the Minister for Finance in respect of fees for the CIFS Scheme. This payment was in respect of (a) the liabilities covered by the CIFS Scheme for the period from January 1, 2010 to January 21, 2010, the date on which we joined the ELG Scheme and (b) following our joining the ELG Scheme, the liabilities outstanding after January 21, 2010 that continued to have the benefit of the guarantee under the CIFS Scheme, up to September 29, 2010, or their maturity, whichever was the earlier.

Originally under the CIFS Scheme and now under the ELG Scheme, the Minister for Finance and/or the Central Bank of Ireland exercises the following rights and powers with respect to AIB:

•	AIB must comply with rules governing the declaration and payment of dividends made by the Minister for Finance, in consultation with the Governor of the Central Bank of Ireland and the Financial Regulator, and may not declare or pay new dividends before such rules are made (and no such rules have yet been made by the Minister for Finance).

•	AIB may not, without the prior approval of the Minister for Finance, acquire shares in any other credit institution or financial institution, establish any subsidiaries or enter into or acquire any new business or businesses if such action would, in the opinion of the Minister for Finance following consultation with the Governor of the Central Bank of Ireland and the Financial Regulator, increase the liability of the Irish Government under the guarantee.

•	The Minister for Finance must impose specific restrictions on AIB in respect of certain dated subordinated debt covered by the guarantee, including the maintenance of solvency ratios during the guarantee period.

•	The Minister for Finance may, after consultation with the Governor of the Central Bank of Ireland and the Financial Regulator, direct AIB to prepare a restructuring plan to ensure compliance with the objectives of the CIFS Scheme or, as appropriate, the ELG Scheme. The Minister for Finance, in consultation with the Governor of the Central Bank of Ireland, may direct AIB to make changes to such restructuring plan(s) and to implement such plan(s) within a specified timeframe as determined by him.

•	The Minister for Finance may, during the guarantee period, require AIB to appoint up to two non-executive directors to its board of directors from a panel approved by the Minister for Finance. Two directors have been appointed to AIB’s board of directors. The Minister for Finance also has the right to appoint persons to attend all meetings of AIB’s remuneration, audit, credit and risk committees. In addition, the Central Bank of Ireland may require changes to AIB’s board of directors if it does not contain an appropriate balance between executive and nonexecutive directors. AIB must comply with any direction from the Minister for Finance and/or the Central Bank of Ireland to take steps to restructure its executive management responsibilities, strengthen its management capacity and improve its corporate governance.

•	If, in the opinion of the Minister for Finance, AIB is in breach of its obligations under the CIFS Scheme or, as appropriate, the ELG Scheme in a manner that is material in the context of the provisions of the guarantee, the Minister for Finance may increase the fee payable by AIB in respect of the CIFS Scheme, impose additional unspecified conditions on AIB or revoke the guarantee (but may not do so retroactively).

•	The Central Bank of Ireland, in consultation with the Minister for Finance, must impose conditions regulating AIB’s commercial conduct, taking into account its capital ratios, market share and balance sheet growth. AIB must take steps to comply with any liquidity, solvency and capital ratios that the Central Bank of Ireland, following consultation with the Minister for Finance, may direct.

•	To progressively reduce the risk to the Irish Government under the guarantee, AIB must: (i) appropriately manage its balance sheet in a manner consistent with the CIFS Scheme or, as appropriate, the ELG Scheme and the need to avoid significant distortion of financial flows; (ii) put in place improved structures to ensure long-term stability of funding; (iii) improve liquidity, solvency and capital ratios in circumstances where that is required; and (iv) take measures to minimize any risk of recourse to the guarantee as directed by the Governor of the Central Bank of Ireland after consultation with the Minister for Finance.

•	AIB must comply with targets set for AIB by the Central Bank of Ireland, in consultation with the Minister for Finance, such as loan/deposit targets and wholesale funding/total liabilities targets. AIB may also be required to limit its exposure to certain sectors, customers or connected persons where it is in the public interest and in the interests of financial stability and the maintenance of confidence in the banking system.

•	AIB may not engage in buy-backs or redemptions of its shares without the approval of the Central Bank of Ireland, given after consultation with the Minister for Finance.

•	Originally the CIFS Scheme and now the ELG Scheme imposes restrictions on guaranteed institutions, including AIB, in relation to directors’ and executives’ remuneration and termination payments during the guarantee period.

Credit Institutions (Eligible Liabilities Guarantee) Scheme 2009 (S.I. No. 490 of 2009)

On January 20, 2010, the Company and its subsidiaries, AIB Group (UK) p.l.c., AIB Bank (CI) Limited and Allied Irish Bank North America Inc. each executed an eligible liabilities guarantee scheme agreement with the Minister for Finance in accordance with the terms of the ELG Scheme, and on January 21, 2010, each was issued a participating institution certificate by the Irish National Treasury Management Agency (the “NTMA”), the operator of the ELG Scheme, specifying each as a participating institution in the Credit Institutions (Eligible Liabilities Guarantee) Scheme.

The ELG Scheme commenced on December 9, 2009 and an extension of the ELG Scheme until December 31, 2010 was most recently approved by the Oireachtas (the Irish Parliament) and signed into law by the Minister for Finance on September 29, 2010. The ELG Scheme is a guarantee scheme designed to facilitate credit institutions in Ireland that wish to issue debt securities and take deposits with a maturity of up to five years before, originally, September 29, 2010 which has now been extended to December 31, 2010.

By entering into the ELG Scheme agreement, each participating institution has agreed to be bound by the terms of the ELG Scheme and to indemnify the Minister for Finance against all payments the Minister for Finance may be required to make under the ELG Scheme in respect of the liabilities of such institutions.

Eligible liabilities under the ELG Scheme comprise the following liabilities:

•	all deposits (to the extent not covered by deposit protection schemes in Ireland or in any other jurisdiction);

•	senior unsecured certificates of deposit;

•	senior unsecured commercial paper;

•	other senior unsecured bonds and notes; and

•	other forms of senior unsecured debt that may be specified by the Minister for Finance, consistent with European Union state aid rules and the European Commission’s Banking Communication and subject to prior consultation with the European Commission, in each case incurred by a participating institution during the period from the date it joined the ELG Scheme (in the case of AIB, January 21, 2010) through, originally, September 29, 2010 and which has now been extended to December 31, 2010.

An eligible liability under the ELG Scheme must not have a maturity in excess of five years and must be incurred during an “issuance window.”

On June 28, 2010, following a request from the Minister for Finance, the European Commission approved a modification of the ELG Scheme to provide for an extension of the issuance period from September 29, 2010 to December 31, 2010 (subject to the introduction of new pricing rates for participating institutions) for (a) liabilities of between three months and five years duration (other than inter-bank deposits), (b) retail deposits of any duration up to five years and (c) corporate deposits with a maturity of between three months and five years.

On September 21, 2010, following a further request from the Minister for Finance, the European Commission approved an amendment to the ELG Scheme to extend the “issuance window” in respect of inter-bank deposits and short-term liabilities (zero to three months) (including corporate deposits) of a participating institution, from September 29, 2010 to December 31, 2010. On September 29, 2010, the Minister for Finance, following the approval of the Oireachtas (the Irish Parliament), signed into law a statutory instrument that gave effect to the changes to the ELG Scheme approved by the European Commission on June 28, 2010 and September 21, 2010. Accordingly, the “issuance window” in respect of every eligible liability of a participating institution under the ELG Scheme (including retail deposits over €100,000 for any duration up to five years and corporate and inter-bank deposits for any duration up to five years) has been extended from September 29, 2010 to December 31, 2010 so that a State guarantee is now available for short- and long-term liabilities issued or accepted up to the end of 2010. Retail deposits of an amount up to €100,000 remain outside the ELG Scheme but continue to be guaranteed indefinitely under the Deposit Guarantee Scheme.

The Minister for Finance has amended the rules of the ELG Scheme so that the pricing of the ELG Scheme guarantee will increase in line with the recommendations of the Governing Council of the European Central Bank on government guarantees for bank debt dated October 20, 2008 the European Commission DG Competition staff working document entitled “The Application of State Aid Rules to Government Guarantee Schemes Covering Bank Debt to be Issued after 30 June 2010” dated April 30, 2010 and any Eurosystem guidelines. The Minister for Finance has also said that progress in relation to the phasing out of the ELG Scheme guarantee will be achieved over time consistent with any requirement for continued support of the funding conditions of participating institutions and the maintenance of financial stability overall. The rules of the ELG Scheme have also been amended to reflect the changes to the ELG Scheme approved by the European Commission on June 28, 2010 and September 21, 2010. The ELG Scheme remains subject to six-monthly review and approval by the European Commission in accordance with EU state aid rules. The next review of the ELG Scheme is due to take place before December 31, 2010, although the result of any such review will not affect the status of guaranteed liabilities that are, by then, already in place. There can be no assurance that the ELG Scheme will be extended beyond December 31, 2010.

Under the terms of the ELG Scheme, a participating institution must apply to the Minister for Finance for an eligible liability or eligible liabilities issued under a program to be guaranteed under the ELG Scheme and such eligible liabilities will only be guaranteed if the NTMA, with delegated authority from the Minister for Finance, accepts an application from a participating institution for the inclusion of that eligible liability or those eligible liabilities in the ELG Scheme.

From the time that a participating institution is designated as such the ELG Scheme, any liabilities incurred or contracted for thereafter by that participating institution may be guaranteed under the ELG Scheme only. Dated subordinated debt and asset covered securities issued after a covered institution joined the ELG Scheme will not be guaranteed under the ELG Scheme.

The Minister for Finance, in consultation with the Governor of the Central Bank, may issue directions to a participating institution, which are necessary to ensure that the objectives of the ELG Scheme are met. Such directions may include directions to comply with some or all of the provisions on conduct, transparency and reporting requirements which were applicable to covered institutions pursuant to the CIFS Scheme, including restrictions on the declaration and payment of dividends. Each participating institution will be required to comply with such directions even though the CIFS Scheme has expired.

The Minister for Finance may, after consultation with the Governor of the Central Bank, direct AIB to prepare a restructuring plan to ensure compliance with the objectives of the ELG Scheme. The Minister for Finance, in consultation with the Governor of the Central Bank, may direct AIB to make changes to such restructuring plan(s) and to implement such plan(s).

As described above, participating institutions must pay a fee to the Minister for Finance in respect of each liability guaranteed under the ELG Scheme. Participating institutions will also be required to indemnify the Minister for Finance for any costs and expenses of the Minister for Finance and for any payments made by the Minister for Finance under the ELG Scheme that relate to the participating institution’s guarantee under the ELG Scheme.

The European Commission published a staff working paper dated April 30, 2010 titled “The Application of State Aid Rules on Government Guarantee Schemes Covering Bank Debt to be Issued after 30 June 2010” on the phasing out of EU Member State bank guarantee schemes after June 30, 2010 in which it has called for a review of the conditions (in addition to the existing criteria for the clearance of EU state aid to financial institutions in the context of the global financial crisis) under which guarantee schemes are approved by the European Commission with a view to (a) increasing guarantee fees in order to bring the funding costs of beneficiary banks closer to market conditions and thereby reduce distortions of competition, and (b) requiring banks that continue to rely heavily on government guarantees but are not under restructuring obligations to demonstrate their long-term viability to the European Commission. According to the working paper, the combined effect of these adjustments would be to incentivize the banks concerned to scale down or terminate their use of government guarantees and/or to require banks that cannot convincingly establish their long-term viability to undertake the necessary restructuring to address their structural weakness.

Furthermore, on November 9, 2009, the European Central Bank highlighted that guarantees of short-term bank debt (maturity profile of less than three months) and interbank deposits should be avoided to the extent possible. The extended ELG Scheme does not cover inter-bank deposits and corporate deposits and debt liabilities of less than three months-maturity (e.g., certificates of deposit and commercial paper).

For the period from January 21, 2010 to June 30, 2010, we have paid €118.9 million to the Minister for Finance in respect of fees for the ELG Scheme.

Arrangements in Relation to the NPRFC Investment

Warrant Instrument

Pursuant to the terms of the Warrant Instrument between the Company and the NPRFC entered into on May 13, 2009, the Company agreed to issue 294,251,819 warrants to subscribe for Ordinary Shares to the NPRFC on the terms summarized below (the “Warrants”).

The Warrants represented 25% of the Ordinary Shares (excluding treasury shares) in issue on May 13, 2009 (being the date of completion of the NPRFC Investment) computed as if the Warrants were exercisable and had been exercised in full on that date.

Each of the Core Tranche Warrants (155,780,375 warrants) entitles the holder to subscribe for one Ordinary Share at a subscription price of €0.975 per share and each of the Secondary Tranche Warrants (138,471,444 warrants) entitles the holder to subscribe for one Ordinary Share at a subscription price of €0.375 per share.

The Warrants are exercisable in the period between May 13, 2014 and May 13, 2019, or earlier if a third party proposes to acquire control of the Company or ownership of all or substantially all of the Company’s business and assets.

While the NPRFC holds warrant shares, the voting rights on those shares will be restricted to 50% of the voting rights attaching to such shares. If those warrant shares are transferred to any person other than a government entity, full voting rights will attach to those warrant shares.

Upon issuance, each Warrant will entitle the holder to subscribe for one Ordinary Share. This ratio will be adjusted upon the occurrence of certain share capital-related events in order to adjust the number of warrant shares the subject of the Warrants to compensate the NPRFC for the dilutive effects of such share capital-related events (for example, a bonus issue of shares, certain capital distributions, a consolidation or subdivision of shares and a rights issue of shares at an issue price above a prescribed discount to the market price). If an anti-dilution adjustment would otherwise result in the issue of Ordinary Shares under the Warrant Instrument at a discount to their nominal value, the shortfall between the exercise price and the nominal value of Ordinary Shares will be paid up from AIB’s undistributable reserves (including the share premium account) or, subject to there being no contravention of the rights of other Shareholders, from AIB’s distributable reserves.

The Warrants are not transferable, except to a government entity, without the prior written consent of the Company and are not listed or quoted on any stock exchange.

Subscription Agreement

Pursuant to the terms of the Subscription Agreement between AIB, the Minister for Finance and the NPRFC dated May 13, 2009, AIB agreed to issue the 2009 Preference Shares and the Warrants to the NPRFC at an aggregate subscription price of €3.5 billion.

AIB gave the NPRFC and the Minister for Finance certain warranties relating to the business and operations of the Company. These warranties are considered standard for this type of agreement and cover issues such as the Company’s issued share capital, accuracy and completeness of certain information, accuracy of audited financial statements, payment of taxes, possession of all material licenses and absence of material litigation.

AIB provided various undertakings to the NPRFC and the Minister for Finance, including agreeing to commit to the Minister for Finance’s “Bank Customer Package.” This includes, inter alia, obligations on AIB to: (i) increase lending capacity to small to medium-sized enterprises by 10% and provide an additional 30% capacity for lending to first-time buyers during each quarter of the financial year compared to the corresponding quarter in the year commencing January 1, 2008; (ii) establish a €100 million fund to support environmentally friendly investment and innovations in clean energy; (iii) comply with the Code of Conduct for Business Lending to Small and Medium Enterprises and the Code of Conduct for Mortgage Arrears published by the Central Bank of Ireland; (iv) make every effort to avoid repossessions and, in any case, not commence court proceedings for repossession of a principal private residence within 12 months of arrears appearing, where the customer maintains contact and cooperates reasonably with AIB; (v) fund and cooperate with an “Independent Review of Credit Availability”; and (vi) work closely with IDA Ireland, Enterprise Ireland and with other Irish state agencies to ensure the supply of appropriate finance to contractors engaged on major projects sponsored by those agencies.

AIB also agreed to submit a restructuring plan to the Minister for Finance, including an assessment of AIB’s business model’s viability and details of how AIB intends to repay the state aid provided to it by means of the NPRFC Investment. That restructuring plan, which was prepared by AIB, was submitted to the European Commission by the Irish Government in November 2009. A revised plan, prepared by AIB to reflect AIB’s capital raising initiatives, which include its intention to raise additional equity capital and undertake a number of asset and business disposals, was submitted by the Irish Department of Finance to the European Commission on May 4, 2010.

Under the terms of the Subscription Agreement, AIB must consult with the Minister for Finance or his nominee prior to taking any material action which may be reasonably expected to have a public interest dimension.

On May 13, 2009, the NPRFC paid to AIB €3.5 billion (less an arrangement fee of €30 million paid by AIB to the NPRFC) in respect of the issue to it of the 2009 Preference Shares and the Warrants.

AIB undertook in the Subscription Agreement that application would be made in due course for any warrant shares and Bonus Shares issued by AIB to be admitted to the Official Lists and to trading on the main markets for listed securities of the Irish Stock Exchange and the London Stock Exchange.

In addition to agreeing to allow the governmental entities to make use of any public offer prospectus issued by the Company for the purposes of placing such Ordinary Shares with investors, the Company also undertook to cooperate in the preparation and issue of a public offer prospectus where this is required for the purposes of an offering to the public, a placing or listing of the 2009 Preference Shares or any Ordinary Shares acquired as a result of holding 2009 Preference Shares or Warrants.

The Subscription Agreement provides that AIB shall ensure that the aggregate remuneration of AIB’s senior executives employed by AIB at any time during the financial year ended December 31, 2009 for that year shall be 33% less than the aggregate remuneration of each of these senior executives for the preceding financial year and the aggregate fees paid to any Non-Executive Director during the year ended December 31, 2009 for that year shall be 25% less than the aggregate fees paid to that Non-Executive Director during the preceding financial year. The fees payable to any new Non-Executive Director appointed during the year ended December 31, 2009 were also to be adjusted accordingly. The Subscription Agreement also provides that no bonus calculated on the basis of or related to the performance of any individual, any team or department or division of AIB shall be paid to any of the its senior executives in respect of either of the financial years ended December 31, 2009 or December 31, 2010, and the annual base salary of any employee or services provider or appointee or officer of the Group shall not, for a period of two years from May 13, 2009, exceed a maximum amount equal to the lower of €500,000 and the amount recommended by the Covered Institution Remuneration Oversight Committee in the CIROC Report in any financial year. Further, from May 13, 2011, any proposal to increase base salary for any employee or service provider or appointee or officer of AIB to a level which would otherwise exceed the cap described in the preceding sentence or to pay an annual bonus to any of AIB’s senior executives will be subject to agreement between AIB and the NPRFC. No pension augmentation which enhances the retirement benefits of a senior executive under the current rules of AIB’s pension scheme of which he is a member may be awarded by AIB without the prior consent of the NPRFC.

Application to Participate in NAMA

On February 12, 2010, the Minister for Finance, under section 67 of that Act, designated us as a “Participating Institution” (as defined by the NAMA Act). As a result, we are subject to a range of constraints and obligations (including in terms of our freedom of commercial action) and are subject to additional powers of the Bank of Ireland and the Minister.

Synopsis of the NAMA Program

Under the NAMA Program, NAMA is, on a phased basis, acquiring NAMA Assets from us. NAMA Assets include performing and non-performing land and development loans, together with associated loans. We must identify for NAMA each of our NAMA Assets, and NAMA may then choose which NAMA Assets to acquire from us. The NAMA Assets that NAMA acquires will be valued on a loan-by-loan basis, using the valuation methodology specified in the NAMA Act and in regulations made by the Minister for Finance. We have a limited right to seek a review of a valuation that NAMA has determined. We transferred our first and second tranches of NAMA Assets to NAMA on April 2, 2010 and July 12, 2010, respectively.

NAMA has, in the first and second acquisition tranches, acquired the largest systemic exposures to the Irish banking system. In the first and second tranches, we transferred €6.0 billion of NAMA Assets (the value of the relevant NAMA Assets on a gross loan basis) to NAMA, receiving in exchange NAMA Bonds and subordinated NAMA Bonds with a value of €3.3 billion. On September 30, 2010, the Minister announced changes to the NAMA Program including in relation to AIB, where the total exposure of a debtor is below a €20 million threshold, that debtor’s loans will not now be transferred to NAMA whereas the threshold had previously been set at €5 million. AIB expects this to result in approximately €4.4 billion of AIB loans previously designated as NAMA Assets no longer being transferred. AIB expects that it has €13.5 billion of NAMA Assets still to be transferred to NAMA (being eligible NAMA Assets as of June 30, 2010 of €20.4 billion including the €3.2 billion of eligible NAMA Assets of AIB Group (UK) p.l.c. which were not classified as held for sale to NAMA in the unaudited 2010 Half Yearly Report, as they may be, subject to certain conditions specified by NAMA, included in the sale of AIB Group (UK) p.l.c., less the second tranche of €2.7 billion that was transferred in July 2010, less eligible NAMA Assets below €20 million which will no longer be transferred of €4.4 billion plus other movements of €0.2 billion).

If, on a winding-up of NAMA or after ten years since its establishment or on the dissolution, restructuring or material alteration of NAMA, NAMA incurred a loss that the Minister for Finance believes is unlikely to be otherwise made whole, the Oireachtas (the Irish Parliament) may, at the request of the Minister for Finance, impose, as a special tax, a surcharge on the profits of a Participating Institution. Any such surcharge would be:

•	applied proportionately to each Participating Institution, on the basis of the book value of the NAMA Assets acquired from each of them as a proportion of the total book value of the NAMA Assets acquired from all Participating Institutions; and

•	subject to prescribed ceilings relating to the actual loss incurred by NAMA and to the amount of corporation tax paid by any particular Participating Institution in the relevant surcharge period.

NAMA may specify the terms and conditions that are to apply generally to the acquisition of our NAMA Assets, including a requirement that we provide various warranties to NAMA, including warranties as to enforceability of security, good and marketable title, accuracy and completeness of information and other customary warranties. We may also be required to indemnify NAMA against various potential third-party claims against NAMA, including claims arising from errors, omissions or misstatements that may have been made by us or on our behalf, and redundancy and other employment-related disputes arising from a transfer of any of our NAMA Assets or from the enforcement of any security concerning a NAMA Asset and other matters.

While the NAMA draft business plan provides that a Participating Institution will continue to conduct routine loan administration work in respect of NAMA Assets that NAMA acquires from the relevant institution, NAMA may, under the NAMA Act, terminate any such servicing arrangement if it wishes.

Additional Constraints and Regulatory Powers, Procedures and Oversight

As a Participating Institution, we are subject to a range of constraints and obligations as to the conduct of our business and are subject to additional powers of the Central Bank of Ireland and/or the Minister for Finance. We are also subject to additional regulatory procedures and oversight. These include:

•	We must act in good faith in relation to our NAMA Assets, having regard to the purposes of the NAMA Act, and must administer, service and deal with our NAMA Assets as would a prudent lender acting reasonably.

•	We require the prior written approval of NAMA to take certain actions in respect of a NAMA Asset, such as to amend or vary any contract relating to a NAMA Asset unless contractually obligated to do so.

•	Following its acquisition of a NAMA Asset from us, NAMA may direct us to deal in a specified way with any part of that NAMA Asset that is not acquired by NAMA.

•	The Central Bank of Ireland may, with the approval of the Minister for Finance, require us to take certain actions to achieve the purposes of the NAMA Act. Such requirements may restrict balance sheet growth, restrict our ability to take over other credit institutions, require balance sheet reductions, or restrict or require consolidation and merger of Participating Institutions (including AIB).

•	The Central Bank of Ireland may direct us in writing to make any report that the Central Bank of Ireland considers it necessary to monitor our compliance with our obligations under or in respect of the NAMA Act.

•	The Minister for Finance may direct us to draft, or amend, a restructuring or business plan and to take reasonable steps to ensure that any draft business plan submitted to the Minister for Finance accurately contains all relevant information. If the Minister for Finance approves a draft business plan, we must take reasonable steps to implement it.

•	The Minister for Finance has, under the NAMA Act, introduced statutory guidelines on lending practices and procedures of Participating Institutions and on the review of their decisions to refuse credit facilities to small- and medium-sized enterprises (“SMEs”) (including farmers and sole traders) where the relevant sum is greater than €1,000 and does not exceed €250,000. After exhausting any credit appeal procedures within the Participating Institution, an SME customer may require a review of a decision of a Participating Institution to refuse credit or to reduce an existing credit facility by applying to an Irish Government-appointed “Credit Reviewer” who will investigate the decision and may make a non-binding recommendation to the Participating Institution. The Credit Reviewer may also review the lending policies (including from the perspective of a particular sector) of a Participating Institution and may issue reports to the Minister for Finance following such a review.

Various initiatives taken by us to support customers and economic recovery include among others, €3 billion of planned new or additional credit lines to the SME market in 2010 and 2011, a €500 million small business recovery scheme launched in May 2010, the launch of a €100 million fund for personal and business customers to support environmentally friendly initiatives in June 2009 and the provision of wide ranging support facilities to mortgage customers in difficulty. Additional contingent liabilities arise in the normal course of our business. It is not currently anticipated that any material loss will arise from these transactions.

RATIO OF EARNINGS TO FIXED CHARGES
(unaudited)

Our consolidated ratios of earnings to fixed charges calculated in accordance with IFRS for the six months ended June 30, 2010 and the years ended December 31, 2009, 2008, 2007, 2006 and 2005 are as follows:

	For the Six
	Months Ended
	June 30,		Years Ended December 31,
	2010		2009		2008	2007	2006	2005

Ratio including interest on deposits(1),(2)		*		**	1.08	1.27	1.60	1.57
Ratio excluding interests on deposits(1),(2)		*		**	1.19	1.69	2.92	3.02

(1)	Earnings for the six months ended June 30, 2010 and the fiscal years ended December 31, 2009, 2008 and 2007 represent income from continuing operations and the portion of the earnings and distributions related to equity interests from continuing operations as per the 2010 Half-Yearly Financial Report and from the Form 6-K filed with the SEC on September 27, 2010. Earnings for the fiscal years 2006 and 2005 represent income and earnings and distributions related to equity interests as per the 2009 Annual Financial Report.

(2)	Fixed charges for the six months ended June 30, 2010 and the fiscal years ended December 31, 2009, 2008 and 2007 represent the interest expense from continuing operations and the portion of the rental expense from continuing operations as per the 2010 Half-Yearly Financial Report and from the Form 6-K filed with the SEC on September 27, 2010. Fixed charges for the fiscal years 2006 and 2005 represent the interest expense and rental expense as per the 2009 Annual Financial Report.

*	The earnings for the six months ended June 30, 2010 were inadequate to cover fixed charges. The coverage deficiency for fixed charges was €2.4 billion.

**	The earnings for 2009 were inadequate to cover fixed charges. The coverage deficiency for fixed charges was €2.6 billion.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth AIB’s capitalization and indebtedness position as of June 30, 2010 on an unaudited consolidated basis in accordance with IFRS, (1) the issuance of the Notes and (2) as further adjusted to reflect the exchange (assuming shareholder approval of the exchange is obtained) of the Notes for AIB’s shares of M&T common stock as described herein.

You should read this table in conjunction with AIB’s unaudited Half-Yearly Financial Report 2010 filed with the SEC on Form 6-K on September 27, 2010.

			As Adjusted
	As of	As Adjusted for	for the
	June 30,	the Issuance of	Exchange of
	2010(8)	the Notes(5)	the Notes(6)
	€ million	€ million	€ million

Equity
Equity attributable to shareholders(1)	8,830	8,830
Non-controlling interests in subsidiaries	636	636	636

Total shareholders equity including non-controlling interests	9,466	9,466
Debt
Perpetual preferred securities	140	140	140
Undated capital notes	207	207	207
Dated capital notes(2)	4,122	4,122	4,122

Total subordinated debt(2),(3)	4,469	4,469	4,469
Total capital resources	13,935	13,935
Debt Securities in Issue(4)	27,990		27,990

Total Capitalization and Indebtedness	41,925

Notes:

(1)	Includes reserve capital instruments of €239 million together with the net proceeds of a May 2009 issue of €3.5 billion preference shares and warrants.

(2)	All of AIB’s subordinated debt is unguaranteed with the exception of certain dated capital notes. Dated capital notes amounting to a nominal value of €2,245 million are guaranteed under the CIFS Scheme until September 29, 2010 or at maturity, whichever is earlier.

(3)	All of the subordinated debt set out in the above table is unsecured.

(4)	€2,765 million of the debt securities in issue are issued under the AIB Mortgage Bank covered bank program. €1,753 million of the debt securities in issue are issued by Allied Irish Banks North America Inc., and guaranteed by Allied Irish Banks, p.l.c., the remaining debt securities in issue are issued directly by Allied Irish Banks, p.l.c. With the exception of the €2,765 million securities issued under AIB Mortgage Bank covered bond program, none of the debt securities in issue is secured.

(5)	As adjusted to reflect the issuance of the Notes offered pursuant to this prospectus translated from U.S. dollars into euros using the , 2010 European Central Bank reference exchange rate of €1=$ for a total amount of approximately .

(6)	As adjusted to reflect the exchange of the Notes for AIB’s shares of M&T common stock on the Exchange Date following receipt of shareholder approval as described in this prospectus supplement. Assumes receipt of shareholder approval for such disposal.

(7)	With the exception of the undated loan capital, the perpetual preferred securities and the liabilities under the AIB Mortgage Bank covered bond program, the indebtedness is subject to various Irish Governmental guarantee schemes, namely (a) the CIFS Scheme up to September 29, 2010 or at maturity, whichever is earlier or (b) if issued after January 21, 2010 under the ELG Scheme.

(8)	Term issuances between July 1, 2010 and July 31, 2010 of €25 million in debt securities have been added to the reported June 30, 2010 balance of €27,965 million.

The amounts reflected in the foregoing table do not reflect any adjustments for the estimated impact of the NAMA Program on our capitalization and indebtedness.

USE OF PROCEEDS

An amount equal to 101% of the aggregate principal amount of the Notes will be deposited into the Control Account and pledged to the Trustee for the benefit of the holders of the Notes and the Record Date Holders. If the Notes are mandatorily exchanged on the Exchange Date for our shares of M&T common stock, the funds in the Control Account in excess of the aggregate cash amounts to be returned to Record Date Holders with respect to a Cash M&T Distribution Adjustment, if any, plus any cash amounts then payable to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be released from the Control Account to us. Any portion of the Cash Collateral Amount retained in the Control Account in connection with any Cash M&T Distribution Adjustment will be released to us on the applicable Collateral Release Date, if any, for such Cash M&T Distribution Adjustment (however, any amounts then owed by us to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be retained in the Control Account), unless earlier released to the Trustee or the Paying Agent for payment to the Record Date Holders as provided herein.

However, if (i) the Exchange Condition is not satisfied or (ii) the Exchange Condition is satisfied but we fail to deliver the aggregate number of shares of M&T common stock required to exchange all of the outstanding Notes on the Exchange Date due to the occurrence of a Regulatory Event, the applicable Redemption Price will be released to holders upon redemption of the Notes. An amount of cash equal to any Cash M&T Distribution Adjustment to which Record Date Holders are entitled will be retained in the Control Account for the benefit of the Record Date Holders and will be released to us on the applicable Collateral Release Date, if any, for such Cash M&T Distribution Adjustment (however, any amounts then owed by us to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be retained in the Control Account), unless earlier released to the Trustee or the Paying Agent for payment to the Record Date Holders as provided herein. The funds in the Control Account in excess of the applicable Redemption Price, the aggregate cash amount to be retained in the Control Account with respect to any Cash M&T Distribution Adjustment and any cash amounts then payable to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be released from the Control Account to us on the Maturity Date.

We will use any amounts released to us from the Control Account to meet in part the increased capital requirement required to be met by us by the Irish financial regulatory body and as an additional source of liquidity to support our business activities.

DESCRIPTION OF NOTES

A total of 26,700,000 Contingent Mandatorily Exchangeable Notes due November   , 2010 (the “Notes”) will be issued under an indenture for senior debt securities dated as of June 2, 2008, as supplemented by the first supplemental indenture dated October   , 2010 (collectively, the “Indenture”), between us and The Bank of New York Mellon, as trustee (the “Trustee”). The following description of the particular terms of the Notes offered hereby supplements the descriptions of the general terms and provisions of the debt securities set forth in our accompanying prospectus, to which reference is hereby made. The Notes are a series of our debt securities described in our accompanying prospectus and referred to therein as “Senior Debt Securities.” This description is not complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Notes and the Indenture. In this section, “we,” “our,” “AIB” or “us” means solely Allied Irish Banks, p.l.c. and not any of its subsidiaries or M&T Bank Corporation (“M&T”). M&T will not have any obligation of any kind with respect to the Notes.

General

The Notes will be limited to an aggregate number of 26,700,000 Notes and, unless earlier exchanged, will mature on November   , 2010 (the “Maturity Date”), the ninth business day immediately following October   , 2010, (the “Expected Meeting Date”). The “issue price” and “principal amount” of each Note is $     . If the Exchange Condition (as defined in “— Exchange Condition; Extraordinary General Meeting” below) is satisfied and no Regulatory Event (as defined in “— Regulatory Event” below) occurs, the Notes will be mandatorily exchanged for shares of M&T common stock on the third business day immediately following the date the Exchange Condition is satisfied (the “Exchange Date”), as described in “— Mandatory Exchange” below. If (i) the Exchange Condition is not satisfied or (ii) the Exchange Condition is satisfied but we fail to deliver the aggregate number of shares of M&T common stock required to exchange all of the outstanding Notes on the Exchange Date due to the occurrence of a Regulatory Event, the Notes will be redeemed for cash, as described in “— Mandatory Redemption.”

No interest will accrue or be paid with respect to the Notes.

Except with respect to the Cash Collateral Amount (as defined in “— Security; Cash Collateral Amount” below), the Notes will be our senior unsecured debt obligations and will rank equal in right of payment with all of our existing and future senior unsecured indebtedness and senior in right of payment to our future subordinated debt.

The Notes will be issuable in denominations of $      and any integral multiple thereof. The Notes will initially be issued as global securities in book-entry form. All cash payments on the Notes will be made in U.S. dollars.

A “business day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in the City of New York, London, England or Dublin, Ireland are permitted or required by any applicable law to close.

Exchange Condition; Extraordinary General Meeting

We own 26,700,000 shares of M&T common stock, $0.50 par value. Our shares of M&T common stock represent, in the aggregate, 22.4% of M&T’s outstanding shares of common stock, based on 119,119,328 shares of outstanding common stock of M&T as of July 23, 2010, as reported on M&T’s Quarterly Report on Form 10-Q for the year ended June 30, 2010.

On the Expected Meeting Date, we intend to hold an extraordinary general meeting of our shareholders (an “Extraordinary General Meeting”) to seek the approval of shareholders holding a majority of AIB’s Ordinary Shares present and voting at such Extraordinary General Meeting, in person or by proxy, for the disposition of our shares of M&T common stock in connection with the exchange of the Notes. Prior shareholder approval for the disposition of our shares of M&T common stock is required by the Listing Rules of the Irish Stock Exchange and the Listing Rules of the United Kingdom Listing Authority because of, among other things, the potential value of the disposition relative to our market capitalization. The mandatory exchange of the Notes is contingent upon our obtaining such shareholder approval at an Extraordinary General Meeting no later than November   , 2010, the fifth business day after the Expected Meeting Date (such requirement, the “Exchange Condition”). If the Exchange Condition is satisfied and no Regulatory Event occurs, the Notes will be mandatorily exchanged for M&T common stock on the Exchange Date based on the Exchange Ratio (as defined below). If (i) the Exchange Condition is not satisfied or (ii) the Exchange Condition is satisfied but we fail to deliver the aggregate number of shares of M&T common stock required to exchange all of the outstanding Notes on the Exchange Date due to the occurrence of a Regulatory Event, the Notes will not be exchanged for M&T common stock, and will, instead, be mandatorily redeemed on the Maturity Date at their principal amount plus a $0.26 premium per Note (the “Redemption Premium” and together with the principal amount per Note, the “Redemption Price”); provided that, the Redemption Price will be reduced by the amount of any Cash M&T Distribution Adjustment (as defined in “— M&T Distribution Adjustment” below) per Note in excess of $      per Note. As a result, the Redemption Price per Note, together with any Cash M&T Distribution Adjustment per Note, will not exceed 101% of the Note’s principal amount. For the avoidance of doubt, the Redemption Price will never be reduced to an amount less than zero. The Redemption Premium times the number of Notes offered hereby will be slightly less than 1% of our market capitalization on the close of the trading day in Dublin, Ireland immediately prior to the commencement of the offering of the Notes. There can be no assurance that the Exchange Condition will be satisfied or that a Regulatory Event will not occur.

A Circular, containing a Notice of Extraordinary General Meeting (the “Shareholder Circular”), will be submitted to the Irish Stock Exchange and the United Kingdom Listing Authority for approval on October   , 2010, one business day after pricing of the Notes. We anticipate receiving approval from the Irish Stock Exchange and the United Kingdom Listing Authority on October   , 2010. Upon receipt of such approval, we will promptly distribute the Shareholder Circular to our shareholders. Under Irish company law, the earliest day we may hold the Extraordinary General Meeting is 16 days after we mail the Shareholder Circular to our shareholders. Accordingly, we intend to hold the Extraordinary General Meeting on the Expected Meeting Date of October   , 2010, which is 16 days after we intend to mail the Shareholder Circular to our shareholders.

At the Extraordinary General Meeting, an ordinary resolution will be proposed, which, if passed, would approve the disposal of our shares of M&T common stock by way of mandatory exchange of the Notes and would authorize our board of directors to take any steps necessary to complete such exchange. The vote on the resolution will be decided on a poll at the Extraordinary General Meeting. We expect the results of the vote to be available on the same business day that the Extraordinary General Meeting is held.

The disposal of our shares of M&T common stock is one of the key steps being undertaken by us to meet the increased capital requirement determined by the Irish Financial Services Regulatory Authority as part of its Prudential Capital Assessment Review, which was announced on March 30, 2010 and revised on September 30, 2010. The increased capital requirement must be satisfied by December 31, 2010. In addition to the disposal of our shares of M&T common stock through the issue of the Notes, we intend to sell other assets and complete an equity capital raising prior to the end of 2010 to ensure we satisfy our increased capital requirement. See “Summary — Recent Developments.”

The Shareholder Circular will contain a statement from all of the members of our board of directors recommending that our shareholders approve the disposal of our shares of M&T common stock and incorporating their opinion that such disposal is in our best interests and the best interests of our shareholders. The Shareholder Circular will also advise our shareholders that their failure to approve the disposition of M&T common stock will obligate us to redeem the Notes at the applicable Redemption Price, and that if we fail to complete such disposition at this time and the other announced disposals, then it is highly likely that such events would result in increased majority Irish Government ownership or control or full nationalization and that if this were to occur, shareholders could lose the value of their Ordinary Shares and suffer further significant dilution.

Mandatory Exchange

If we satisfy the Exchange Condition and no Regulatory Event occurs, the Notes will be mandatorily exchanged for M&T common stock on the Exchange Date. The Notes will be exchanged, with respect to each Note, for a number of shares of M&T common stock equal to the Exchange Ratio.

“Exchange Ratio” means the ratio at which each Note will be exchanged for M&T common stock, initially one share of M&T common stock per Note, subject to certain antidilution adjustments for stock splits and stock combinations as described in “— Antidilution Adjustments” below.

The exchange of Notes for M&T common stock on the Exchange Date does not terminate or extinguish (i) our obligations, if any, to make any Cash M&T Distribution Adjustment or any Non-cash M&T Distribution Adjustment (each as defined in “— M&T Distribution Adjustment” below) or (ii) any rights the record holders of Notes as of the close of business on the record date of a Qualifying Distribution (as defined in “— M&T Distribution Adjustment” below) (the “Record Date Holders”) or the record holders of the Notes as of the open of business on the Exchange Date (the “Exchange Date Holders”), as applicable, have to receive any Cash M&T Distribution Adjustment or any Non-cash M&T Distribution Adjustment.

If we satisfy the Exchange Condition, we will, (i) provide written notice (the “Exchange Notice”) to the Trustee and M&T’s stock transfer agent by 5:00 p.m. (New York City time) on the date the Exchange Condition is satisfied notifying the Trustee (a) that we have satisfied the Exchange Condition on such date, (b) that the Notes are to be mandatorily exchanged for M&T common stock on the Exchange Date unless a Regulatory Event occurs, (c) of the expected number of shares of M&T common stock to be exchanged for each Note, which will equal the Exchange Ratio as of the Exchange Date and (d) of the aggregate cash amount (including the cash amount per Note) to be returned to the Record Date Holders with respect to a Cash M&T Distribution Adjustment, if any, which is to be retained in an account (the “Control Account”) held with The Bank of New York Mellon, as account bank (the “Bank”) and (ii) unless a Regulatory Event has occurred, deliver to M&T’s stock transfer agent (with a notice to the Trustee) by 9:30 a.m. (New York City time) on the Exchange Date an M&T stock certificate representing the aggregate number of shares of M&T common stock sufficient to exchange all of the outstanding Notes such that each Note is exchanged for a number of shares of M&T common stock equal to the Exchange Ratio as of the Exchange Date with appropriate instructions to issue M&T common stock in book-entry form to the Exchange Date Holders. Promptly upon receipt of an Exchange Notice, the Trustee will notify DTC, as the holder of the Notes, of the Exchange Date and the Exchange Ratio. The Trustee will authorize the delivery through DTC of the M&T common stock to Exchange Date Holders upon delivery of such Notes on or after the Exchange Date to the Trustee for exchange. Other than any Cash M&T Distribution Adjustment and Non-cash M&T Distribution Adjustment that Record Date Holders or Exchange Date Holders, as applicable, may be entitled to receive, no interest or other amount will be payable if the Notes are presented for exchange after the Exchange Date. If a Regulatory Event occurs, we will so notify the Trustee by 9:30 a.m. (New York City time) on the Exchange Date. Upon such occurrence, and in lieu of exchanging the Notes, we will be required to redeem the Notes for cash as described below under “— Mandatory Redemption.”

We will not deliver any fractional shares of M&T common stock in connection with a mandatory exchange. Instead, we will deliver or cause to be delivered funds to the Trustee by 9:30 a.m. (New York City time) on the Exchange Date in lieu of any fractional shares based on the closing sale price of M&T common stock on the trading day immediately prior to the Exchange Date.

“Trading day” means, with respect to any security, a day on which such security (i) is not suspended from trading on any U.S. national or regional securities exchange or over-the-counter market at the close of business and (ii) has traded at least once on the U.S. national or regional securities exchange or over-the-counter market that is the primary market for the trading of such security; except that if such security is not listed for trading or quotation on or by any exchange, bureau or other organization, “trading day” shall mean any business day.

The “closing sale price” on any trading day will be determined by us and means the per share price of M&T common stock on such trading day, (i) determined on the basis of the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices or, if there is more than one in either case, the average of the average bid and the average ask prices) on such trading day on the principal U.S. national or regional securities exchange on which shares of M&T common stock are listed; or (ii) if shares of M&T common stock are not listed on a U.S. national or regional securities exchange, as reported on such trading day by Pink OTC Markets Inc. or a similar organization; provided that the closing sale price will be determined without regard to after-hours trading or extended market making; provided further, that, in the event M&T common stock is not so listed or reported on the applicable trading day, the closing sale price will be the market value of M&T common stock on the applicable trading day as determined by us in good faith.

For the avoidance of doubt, any reference in this prospectus supplement to the delivery of M&T common stock by us and the Exchange Date Holders’ rights to receive M&T common stock in connection with the mandatory exchange of the Notes on the Exchange Date will be deemed to include any cash delivered in lieu of any fractional shares of M&T common stock.

The delivery of our shares of M&T common stock to M&T’s stock transfer agent will be irrevocable. Upon delivery of our shares of M&T common stock to M&T’s stock transfer agent, we will have no ownership interest in such M&T common stock. We expect such M&T common stock will be distributed to the Exchange Date Holders on the Exchange Date in accordance with the standard rules and procedures of DTC (as defined in “— Book-Entry, Delivery and Form” below) and its direct and indirect participants. See “— Book-Entry, Delivery and Form” below.

Upon exchange of the Notes for M&T common stock, we will pay any documentary, stamp or similar transfer tax due on the transfer of our shares of M&T common stock.

Mandatory Redemption

The provisions in “Description of Debt Securities — Redemption” of the accompanying prospectus will not apply to the Notes.

If (i) we do not satisfy the Exchange Condition or (ii) we do satisfy the Exchange Condition but we fail to deliver the aggregate number of shares of M&T common stock required to exchange all of the outstanding Notes on the Exchange Date due to the occurrence of a Regulatory Event, the Notes will not be exchanged for M&T common stock and all of the Notes will be mandatorily redeemed on the Maturity Date at their aggregate applicable Redemption Price.

If (i) the Trustee has not received the Exchange Notice by 5:00 p.m. (New York City time) on November   , 2010, the fifth business day immediately following the Expected Meeting Date, (ii) we notify the Trustee by such time that the Exchange Condition has not been satisfied or (iii) the Trustee receives a notice from us by 9:30 a.m. (New York City time) on the Exchange Date of the occurrence of a Regulatory Event, we will be required to redeem the Notes on the Maturity Date at a price per Note equal to its applicable Redemption Price. Promptly upon the occurrence of any of the events described in the preceding sentence, the Trustee will notify DTC, as the holder of the Notes, that the Notes will be redeemed on the Maturity Date. We will provide written notice to the Trustee and the Paying Agent by 9:00 a.m. (New York City time) on the Maturity Date notifying the Trustee and the Paying Agent of (i) the amount, if any, by which the Redemption Price has changed from the initial Redemption Price (such determination to be made by us) and (ii) the aggregate cash amount (including the cash amount per Note) to be returned to the Record Date Holders with respect to a Cash M&T Distribution Adjustment, if any, that is to be retained in the Control Account held with the Bank (pursuant to instructions from the Trustee). Pursuant to such redemption, the aggregate applicable Redemption Price payable on the Notes will be released by the Bank (pursuant to instructions from the Trustee) on the Maturity Date from the Control Account (as defined in “— Security; Cash Collateral Amount” below) to the Trustee or Paying Agent. The Trustee or Paying Agent will pay the applicable Redemption Price to holders of Notes upon delivery of such Notes on or after the Maturity Date to the Trustee or the Paying Agent for payment. Other than any Cash M&T Distribution Adjustment that Record Date Holders may be entitled to receive, no interest or other amount will be payable on the applicable Redemption Price if Notes are presented for redemption after the Maturity Date. An amount of cash equal to any Cash M&T Distribution Adjustment to which Record Date Holders are entitled will be retained in the

Control Account for the benefit of the Record Date Holders and will be released to us on the applicable Collateral Release Date (as defined below) for such Cash M&T Distribution Adjustment (however, any amounts then owed by us to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be retained in the Control Account), unless earlier released to the Trustee or the Paying Agent for the benefit of the Record Date Holders as provided herein. The funds in the Control Account in excess of the applicable Redemption Price, the aggregate cash amount to be retained in the Control Account for payment to Record Date Holders with respect to any Cash M&T Distribution Adjustment and any cash amounts then payable to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be released from the Control Account to us on the Maturity Date.

The redemption of Notes on the Maturity Date will not terminate or extinguish (i) our obligations, if any, to make any Cash M&T Distribution Adjustment or (ii) any rights the Record Date Holders have to receive any Cash M&T Distribution Adjustment.

We expect the applicable Redemption Price will be paid to the holders of the Notes against delivery of the Notes for payment on the date it is released to the Trustee in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See “— Book-Entry, Delivery and Form” below.

Regulatory Event

If we satisfy the Exchange Condition but a Regulatory Event occurs on the Exchange Date, we will not later than 9:30 a.m. (New York City time) on the Exchange Date (i) issue a press release stating that a Regulatory Event has occurred and (ii) provide written notice to the Trustee and M&T’s stock transfer agent that a Regulatory Event has occurred and that we will not deliver M&T common stock to M&T’s stock transfer agent for delivery to Exchange Date Holders. We will instead be required to redeem the Notes for cash as described above under “— Mandatory Redemption.”

“Regulatory Event” means the existence at 9:00 a.m. (New York City time) on the Exchange Date of an order, direction or decree (which order, direction or decree need not be final or non-appealable) by an official of the Irish Government, any Irish governmental or regulatory body, an Irish court or any officer appointed by an Irish court, the Irish Government or an Irish statutory entity preventing us from delivering M&T common stock to Exchange Date Holders on the Exchange Date.

Security; Cash Collateral Amount

Upon the closing of this offering, we will deposit an amount of cash equal to $     , which represents 101% of the aggregate principal amount of the Notes (such amount together with any earnings thereon, the “Cash Collateral Amount”) into the Control Account held with the Bank. Upon the closing of this offering, we will pledge to the Trustee, for the benefit of the holders of the Notes and the Record Date Holders, the Control Account and the Cash Collateral Amount to secure any cash payments that we are required to make to holders of the Notes or Record Date Holders, whether in connection with a redemption of the Notes or a Cash M&T Distribution Adjustment, as described below under “— M&T Distribution Adjustment.”

The pledge will be granted by us to the Trustee, for the benefit of the holders of the Notes and the Record Date Holders, pursuant to the terms of the security agreement dated as of October   , 2010 among us, the Trustee and the Bank (the “Security Agreement”).

We will be prohibited from encumbering, divesting, pledging, disposing of or permitting any lien to be attached to the Cash Collateral Amount and the Control Account other than under the Security Agreement. Pursuant to the Security Agreement, the Trustee and the Bank (each in their capacity as such) will have a lien on funds in the Control Account as security for any obligations we may owe to the Trustee and the Bank, as applicable, pursuant to the Indenture or the Security Agreement. Such obligations are payable out of the funds in the Control Account only after the later of (a) the Exchange Date or the Maturity Date, as applicable, and (b) if we receive a Qualifying Distribution from M&T relating to a Cash M&T Distribution Adjustment on or prior to the applicable Delayed Payment Date, the date such Cash M&T Distribution Adjustment becomes due and only to the extent such funds exceed all amounts we may owe to the holders of the Notes or the Record Date Holders, as applicable.

If we exchange the Notes for M&T common stock, the funds in the Control Account will be released to us by the Bank (pursuant to instructions from the Trustee) on the Exchange Date, except that a portion of the Cash Collateral Amount equal to the aggregate cash amount to be returned to Record Date Holders with respect to a Cash M&T Distribution Adjustment, if any, plus any cash amounts then payable to the Trustee or the Bank pursuant to the Indenture or the Security Agreement (but in no event greater in the aggregate than the Cash Collateral Amount), will be retained in the Control Account. If (i) we do not satisfy the Exchange Condition or (ii) we do satisfy the Exchange Condition but we fail to deliver the aggregate number of shares of M&T common stock required to exchange all of the outstanding Notes on the Exchange Date due to the occurrence of a Regulatory Event, holders of Notes will not be entitled to receive any M&T common stock and the aggregate applicable Redemption Price of the Notes will be released by the Bank (pursuant to instructions from the Trustee) from the Control Account to the Trustee or the Paying Agent for the benefit of, and payment to, the holders of the Notes on the Maturity Date. An amount of cash equal to any Cash M&T Distribution Adjustment to which Record Date Holders are entitled will be retained in the Control Account for the benefit of the Record Date Holders and will be released to us on the applicable Collateral Release Date for such Cash M&T Distribution Adjustment (however, any amounts then owed by us to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be retained in the Control Account), unless earlier released to the Trustee or the Paying Agent for the benefit of the Record Date Holders as provided herein. The funds in the Control Account in excess of the applicable Redemption Price, the aggregate cash amount to be retained in the Control Account with respect to any Cash M&T Distribution Adjustment and any cash amounts then payable to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be released from the Control Account to us on the Maturity Date.

If (i) M&T has declared a dividend or other distribution on M&T common stock having an ex-dividend date after October   , 2010, which is the date of pricing of the Notes (the “Pricing Date”), and a record date prior to the Exchange Date or the Maturity Date, as applicable (a “Qualifying Distribution”) and such Qualifying Distribution includes cash and (ii) M&T does not pay the cash portion of such Qualifying Distribution to us within 30 days of the payment date specified in M&T’s declaration of such Qualifying Distribution (each such thirtieth day, a “Delayed Payment Date”), an amount of cash equal to the unpaid cash portion of such Qualifying Distribution will be released from the Control Account to us by the Bank (pursuant to instructions from the Trustee) on the business day immediately following such Delayed Payment Date (each such date, a “Collateral Release Date”); provided that any amounts then owed by us to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be retained in the Control Account. We will provide written notice to the Trustee on the Delayed Payment Date if M&T does not pay a Qualifying Distribution that includes cash on or prior to the related Delayed Payment Date. Such notice will include information about the record date, scheduled payment date and amount of such Qualifying Distribution (including the cash amount per Note).

If the Notes are exchanged for M&T common stock on the Exchange Date or redeemed on the Maturity Date, as applicable, then upon the earlier of (i) the final Collateral Release Date with respect to all Qualifying Distributions and (ii) the satisfaction by us of all cash payment obligations with respect to any Cash M&T Distribution Adjustment, any remaining funds in the Control Account will be released by the Bank (pursuant to instructions from the Trustee) from the Control Account to us provided that any amounts then owed by us to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be retained in the Control Account.

Release of all or any portion of the Cash Collateral Amount from the Control Account, whether to the Trustee or the Paying Agent for payment to holders of the Notes or to us, will be made by the Bank (pursuant to instructions from the Trustee) in accordance with the Security Agreement.

Our obligation to make any Non-cash M&T Distribution Adjustment is not secured by the Cash Collateral Amount, and any claims against us arising from such Non-cash M&T Distribution Adjustment are unsecured.

No Guaranteed Return of Principal

Unlike ordinary debt securities, the Notes do not guarantee any return of principal. Instead, a holder of the Notes will receive either (i) if we have satisfied the Exchange Condition and no Regulatory Event occurs, one share of M&T common stock for each Note held by such holder, subject to antidilution adjustments as described herein, or (ii) (x) if we have not satisfied the Exchange Condition or (y) if we have satisfied the Exchange Condition but we fail to deliver the aggregate number of shares of M&T common stock required to exchange all of the outstanding Notes on the Exchange Date due to the occurrence of a Regulatory Event, in each case, the applicable Redemption Price.

If the market price of M&T common stock on the Exchange Date is less than $     , and the Notes are exchanged for M&T common stock, you may receive a number of shares of M&T common stock with a value, on that date, less than the initial Redemption Price of the Notes. If the market price of M&T common stock on the date we redeem the Notes for cash is greater than $     , you will not be entitled to receive the excess of such price above the initial Redemption Price of each Note.

M&T Distribution Adjustment

If M&T has declared a Qualifying Distribution and (i) if such Qualifying Distribution includes cash, the Record Date Holders will be entitled to a return of a portion of the original issue price of each Note equal to the related portion of any cash to be paid by M&T in such Qualifying Distribution, without deduction for withholding or other taxes, if any (each a “Cash M&T Distribution Adjustment”), on the later of (a) the Exchange Date or the Maturity Date, as applicable, and (b) the business day immediately following our receipt of such Qualifying Distribution from M&T and/or (ii) if such Qualifying Distribution includes non-cash property, including shares of capital stock, securities or other property, and if the Notes are exchanged for M&T common stock, the Exchange Date Holders will be entitled to a return of a portion of the original issue price of each Note in the form of the related portion of any non-cash property to be delivered by M&T in such Qualifying Distribution, without deduction for withholding or other taxes, if any (each a “Non-cash M&T Distribution Adjustment”), on the later of the Exchange Date and the business day immediately following our receipt of such Qualifying Distribution from M&T, as described below. We will notify the Trustee of any future record date for any Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment with respect to the Notes and the amount of cash and/or other property to be distributed per share of M&T common stock no later than one business day after M&T publicly announces the record date and other relevant information with respect to any Qualifying Distribution.

A Cash M&T Distribution Adjustment will consist of an amount of cash per Note determined by us equal to the Exchange Ratio (as of the record date of such Qualifying Distribution) multiplied by the amount of cash to be paid by M&T per share of M&T common stock (without any deductions for withholding or other taxes) in connection with such Qualifying Distribution that includes cash. Such Cash M&T Distribution Adjustment will be made to the Record Date Holders by 9:30 a.m. (New York City time) (or as soon thereafter as is reasonably practicable) on the later of (i) the Exchange Date or the Maturity Date, as applicable, and (ii) the business day immediately following our receipt of such Qualifying Distribution.

A Non-cash M&T Distribution Adjustment will consist of an amount of such non-cash property per Note determined by us equal to the Exchange Ratio (as of the record date of such Qualifying Distribution) multiplied by the amount of non-cash property to be delivered by M&T per share of M&T common stock (without any deductions for withholding or other taxes) in connection with such Qualifying Distribution that includes non-cash property. If the Notes are exchanged for M&T common stock, such Non-cash M&T Distribution Adjustment will be made to the Exchange Date Holders by 9:30 a.m. (New York City time) (or as soon thereafter as is reasonably practicable) on the later of (i) the Exchange Date and (ii) the business day immediately following our receipt of such Qualifying Distribution.

We will deliver cash in lieu of any fractional non-cash property that an Exchange Date Holder is entitled to receive in connection with a Non-cash M&T Distribution Adjustment, including shares of capital stock, securities or other non-cash property. The amount of non-cash property will be computed on the basis of the aggregate number of Notes held by any Exchange Date Holder. For purposes of determining the amount of cash to be so delivered, with respect to any such capital stock or other securities that are listed on a U.S. national or regional securities exchange, we will deliver cash in lieu of any fractional securities based on the market price of the applicable securities on the business day (or if such business day is not a trading day, on the trading day next preceding such business day) that we receive the applicable Qualifying Distribution from M&T. The “market price” on any trading day will be determined by us and means the price per security on such trading day, (i) determined on the basis of the closing sale price of such security (or if no closing sale price is reported, the average of the bid and ask prices or, if there is more than one in either case, the average of the average bid and the average ask prices) on such trading day on the principal U.S. national or regional securities exchange on which the applicable securities are listed; or (ii) if the applicable securities are not listed on a U.S. national or regional securities exchange, the closing sale price of such security as reported on such trading day by Pink OTC Markets Inc. or a similar organization; provided that the closing sale price will be determined without regard to after-hours trading or extended market making. In the event that the applicable securities are not so listed or reported on the applicable trading day, or in the event that the Qualifying Distribution consists of other non-cash property, the amount of cash to be delivered in lieu of any fractional non-cash property shall be determined based on the value of the applicable capital stock, securities or other non-cash property on the business day that we receive such Qualifying Distribution from M&T as determined by us in good faith. Any cash in lieu of fractional non-cash property will be delivered to the Exchange Date Holders on the later of (i) the Exchange Date and (ii) the business day immediately following our receipt of such Qualifying Distribution.

For the avoidance of doubt, any reference in this prospectus supplement to the delivery of shares of capital stock, securities or other non-cash property by us and the Exchange Date Holders’ rights to receive such shares of capital stock, securities or other non-cash property, in connection with a Non-cash M&T Distribution Adjustment will be deemed to include any cash delivered in lieu of any such fractional non-cash property.

We are obligated to make (i) any Cash M&T Distribution Adjustment when due notwithstanding the prior (a) exchange of the Notes for M&T common stock or the prior redemption of the Notes for their applicable Redemption Price, as applicable, and (b) release and return of cash held in the Control Account in connection with such Cash M&T Distribution Adjustment from the Control Account to us on the relevant Collateral Release Date and (ii) any Non-cash M&T Distribution Adjustment only if the Notes are exchanged for M&T common stock. If we have received the cash payment that relates to a Qualifying Distribution that includes cash from M&T on or prior to the applicable Delayed Payment Date, cash in an amount equal to our cash payment obligation in connection with the Cash M&T Distribution Adjustment related to such Qualifying Distribution (but in no event greater in the aggregate than the Cash Collateral Amount) will be released by the Bank (pursuant to instructions from the Trustee) from the Control Account to the Trustee or the Paying Agent for the benefit of, and payment to, the Record Date Holders. If we have not received the cash payment that relates to a Qualifying Distribution that includes cash from M&T on or prior to the applicable Delayed Payment Date, an amount of cash equal to the aggregate amount of such unpaid cash payment related to such Qualifying Distribution will be released by the Bank (pursuant to instructions from the Trustee) from the Control Account to us on the applicable Collateral Release Date, provided that any amounts then owed by us to the Trustee or the Bank pursuant to the Indenture or the Security Agreement will be retained in the Control Account, and we will continue to be obligated to make such payment to the Record Date Holders if and when such cash payment is finally received by us.

No accrued interest will be paid to the Record Date Holders or the Exchange Date Holders with respect to any Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment, respectively.

Upon our receipt of a Qualifying Distribution from M&T giving rise to a Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment, we will provide written notice to the Trustee by 5:00 p.m. (New York City time) on the date of our receipt of such Qualifying Distribution notifying the Trustee:

•	that we have received a Qualifying Distribution relating to a Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment from M&T;

•	if the Qualifying Distribution includes cash, whether we received such Qualifying Distribution on or prior to the applicable Delayed Payment Date;

•	the amount of such Qualifying Distribution paid and/or delivered by M&T per share of M&T common stock (without any deductions for withholding or other taxes) and to be delivered to the Trustee or the Paying Agent for payment or transfer to the Record Date Holders or the Exchange Date Holders, as applicable (including the aggregate amount and the amount per Note to be so paid or transferred), and the amount of cash (both the aggregate cash amount and the cash amount per Note) from the Control Account to be delivered in respect of Cash M&T Distribution Adjustments, as applicable; and

•	the “market price” with respect to any cash to be delivered in lieu of fractional property.

Upon our receipt of a Qualifying Distribution that includes cash after the applicable Delayed Payment Date or upon our receipt of a Qualifying Distribution that includes non-cash property (if the Notes are exchanged for M&T common stock), we will deliver to the Trustee or the Paying Agent by the later of 9:30 a.m. (New York City time) on the Exchange Date and 9:30 a.m. (New York City time) on the business day immediately following our receipt of such Qualifying Distribution the aggregate amount of such Qualifying Distribution (without any deductions for withholding or other taxes) for payment and/or delivery to the Record Date Holders or Exchange Date Holders, as applicable.

We expect that any Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment will be made to the Record Date Holders or the Exchange Date Holders, respectively, in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See “— Book-Entry, Delivery and Form” below.

Upon payment and/or delivery of any Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment, we will pay any documentary, stamp or similar tax due on the payment and/or delivery of such Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment, as applicable.

Because the date on which the Notes begin trading without the entitlement to a Cash M&T Distribution Adjustment and the record date for a Cash M&T Distribution Adjustment with respect to the Notes will match the ex-dividend date and record date for the corresponding Qualifying Distribution with respect to the M&T common stock, we expect the Notes to trade without the entitlement to a Cash M&T Distribution Adjustment when the M&T common stock trades ex-dividend. However, because holders of the Notes will only receive a Non-cash M&T Distribution Adjustment if the Notes are exchanged for M&T common stock, the record date with respect to the Notes for a Non-cash M&T Distribution Adjustment will not match the record date for the corresponding Qualifying Distribution with respect to the M&T common stock, and we do not expect the Notes to trade without the entitlement to a Non-cash M&T Distribution Adjustment prior to the Exchange Date.

No Early Exchange or Redemption

If we satisfy the Exchange Condition and no Regulatory Event occurs, we will not have the option to exchange the Notes for M&T common stock prior to the Exchange Date, nor will we have the option to redeem the Notes. If we do not satisfy the Exchange Condition, we will not have the option to redeem the Notes prior to the Maturity Date, nor will we have the option to exchange the Notes for M&T common stock.

If we satisfy the Exchange Condition and no Regulatory Event occurs, you will not have the option to cause us to exchange the Notes for M&T common stock prior to the Exchange Date, nor will you have the option to cause us to redeem or otherwise repurchase the Notes. If we do not satisfy the Exchange Condition, you will not have the option to cause us to redeem or otherwise repurchase the Notes prior to the Maturity Date, nor will you have the option to cause us to exchange the Notes for M&T common stock.

Remedies

The provisions set forth in “Description of Debt Securities — Events of Default; Limitation of Remedies” of the accompanying prospectus (i) defining “Senior Debt Securities Event of Default,” (ii) relating to the acceleration of debt securities issued under the Indenture and (iii) relating to “Withheld Amounts” will not apply to the Notes.

If there is a (a) failure to pay to holders all or any part of the applicable Redemption Price when due on the Maturity Date, (b) failure to deliver the M&T common stock when due on the Exchange Date (including cash in lieu of any fractional shares of M&T common stock) or (c) failure to make any Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment when due (including cash in lieu of any fractional non-cash property), the Trustee (i) may in its discretion or (ii) shall, at the request of holders of at least 25% in aggregate outstanding principal amount of the Notes (or, if on or after the Exchange Date or Maturity Date, as applicable, and with respect to a failure to make any Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment when due (including cash in lieu of any fractional non-cash property), at the request of Record Date Holders or Exchange Date Holders entitled to at least 25% of the applicable Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment, respectively) and after such holders provide the Trustee with satisfactory indemnity, and subject to certain other conditions specified in the Indenture, bring suit to enforce the provision with respect to which the default has occurred and is continuing. Subject to the Indenture provisions for the indemnification of the Trustee, the holder(s) of a majority in aggregate principal amount of the Notes (or, if on or after the Exchange Date or Maturity Date, as applicable, and with respect to a failure to make any Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment when due (including cash in lieu of any fractional non-cash property), Record Date Holders or Exchange Date Holders entitled to more than 50% of the applicable Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment, respectively) will have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the Trustee for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. However, this direction must not be in conflict with any rule of law or the Indenture, and must not be unjustly prejudicial to the holder(s) of any Notes or Record Date Holders, as applicable, not taking part in the direction, as determined by the Trustee. The Trustee may also take any other action, consistent with the direction, that it deems proper.

The holder(s) of a majority of the aggregate principal amount of the outstanding Notes may waive any past default under the Indenture on behalf of the holders of all outstanding Notes, except that the consent of the holders of each Note affected thereby (or, if on or after the Exchange Date or Maturity Date, as applicable, and with respect to a failure to make any Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment when due (including cash in lieu of any fractional non-cash property), the consent of each Record Date Holder or each Exchange Date Holder, as applicable, affected thereby) is required to waive any default in respect of:

•	failure to pay the applicable Redemption Price when due on the Maturity Date;

•	failure to make any Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment (including cash in lieu of any fractional non-cash property) when due;

•	if the Exchange Condition is satisfied, a failure to deliver the aggregate number of shares of M&T common stock required to exchange all of the outstanding Notes on the Exchange Date (including cash in lieu of any fractional shares of M&T common stock) unless such failure is due to the occurrence of a Regulatory Event; or

•	a covenant or provision of the Indenture that cannot be modified or amended without the consent of each holder of Notes or Record Date Holder, as applicable.

The Trustee will, within two business days of a default with respect to the payment of the Redemption Price, the payment or delivery of a Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment or the delivery of M&T common stock, give to each affected holder of the Notes notice of any such default of which the Trustee has knowledge, unless such default has been cured or waived.

Notwithstanding any contrary provisions, nothing will impair the right of a holder, absent the holder’s consent, to sue for any payments and/or deliveries due but not paid and/or delivered with respect to the Notes.

Antidilution Adjustments

The Exchange Ratio will be adjusted by the Trustee if M&T common stock is subject to a stock split or stock combination with an effective date after the Pricing Date, and prior to the Exchange Date or the Maturity Date, as applicable. We will provide written notice to the holders of the Notes and the Trustee notifying them of the stock split or stock combination and the proposed effective date within two business days of an announcement by M&T of such stock split or stock combination. Once such split or combination becomes effective, the Exchange Ratio will be adjusted based on the following formula:

ER¢ = ER(0) × Share Ratio
where,

ER0 = the Exchange Ratio in effect immediately prior to the open of business on the effective date of such stock split or stock combination;

ER¢ = the Exchange Ratio in effect immediately after the open of business on the effective date of such stock split or stock combination; and

Share Ratio = the ratio of (x) the number of shares of M&T common stock outstanding immediately after such stock split or stock combination to (y) the number of shares of M&T common stock outstanding immediately prior to the open of business on the effective date of such stock split or stock combination.

Any adjustment to the Exchange Ratio will become effective immediately after the open of business on the effective date for such stock split or stock combination. We will provide the Trustee written notice no later than 6:00 p.m. (New York City time) on the effective date of a stock split or stock combination of the nature of such stock split or stock combination, the effective date thereof and the ratio of (x) the number of shares of M&T Common Stock outstanding immediately after such stock split or stock combination to (y) the number of shares of M&T common stock outstanding immediately prior to the open of business on the effective date of such stock split or stock combination. The Trustee will provide to us a written statement setting out in reasonable detail the calculation of the revised Exchange Ratio no later than the business day after its receipt of the notice specified in the preceding sentence.

Limited Rights with Respect to M&T Common Stock

If (i) the Exchange Condition is not satisfied or (ii) the Exchange Condition is satisfied but we fail to deliver the aggregate number of shares of M&T common stock required to exchange all of the outstanding Notes on the Exchange Date due to the occurrence of a Regulatory Event, holders of the Notes will have no rights with respect to our shares of M&T common stock or any dividend or other distribution declared in connection with M&T common stock other than the right to receive any Cash M&T Distribution Adjustment. If the Notes are exchanged for M&T common stock, holders of the Notes will have no rights with respect to our shares of M&T common stock until the consummation of the mandatory exchange on the Exchange Date. AIB’s right to representation on M&T’s board of directors and other rights under the Agreement and Plan of Reorganization dated as of September 26, 2002 between AIB and M&T will generally expire upon the exchange of the Notes pursuant to the terms of that agreement, and, in any event, will not be available to any holder of Notes or person that acquires our shares of M&T common stock upon or following exchange of the Notes.

Modification and Waiver

The Indenture may be modified and amended as described in “Description of Debt Securities — Modification and Waiver” in the accompanying prospectus. In addition to the modifications or amendments described in the accompanying prospectus that may not be made without the consent of the holder of each Note affected (or, in the case of any modification or amendment that relates to a Cash M&T Distribution

Adjustment or Non-cash M&T Distribution Adjustment, without the consent of each Record Date Holder or each Exchange Date Holder entitled to the applicable Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment), no modification or amendment may be made that as to each non-consenting holder:

•	changes the amount or type of collateral required to be deposited into the Control Account and pledged to the Trustee for the benefit of the holders of the Notes and the Record Date Holders;

•	reduces the Exchange Ratio, other than pursuant to the antidilution adjustments set forth above under “— Antidilution Adjustments”;

•	reduces the applicable Redemption Price (other than as provided for in this prospectus supplement in connection with Cash M&T Distribution Adjustments);

•	reduces any Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment or makes any adverse changes to the rights of the Record Date Holders or Exchange Date Holders to receive such Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment, respectively;

•	changes any date for payment and/or delivery of the applicable Redemption Price, M&T common stock or any Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment; or

•	changes in any manner adverse to the interests of the holders of the Notes the provisions relating to the exchange of the Notes, including the terms of a Regulatory Event or the Exchange Condition.

Additional Amounts

The provisions set forth in “Description of Debt Securities — Additional Amounts” of the accompanying prospectus will not apply to the Notes.

Any amounts (including capital stock or other non-cash property) to be paid and/or delivered by us with respect to the Notes (the “Original Amount”) will be paid without deduction or withholding for, or on account of, any and all present or future taxes, duties, assessments or other governmental charges (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Ireland (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If any such Taxes shall at any time be required by the Taxing Jurisdiction to be deducted or withheld, we will pay such additional amounts of, or in respect of, any Original Amount (“Additional Amounts”) as may be necessary in order that the net amounts paid to the holders of the Notes or the Record Date Holders, as applicable, after such deduction or withholding, will equal such Original Amount, had no such deduction or withholding been required; except that the foregoing will not apply to any such Taxes that would not have been payable or due but for the fact that:

•	the holder or the beneficial owner of the Notes or the Record Date Holder, as applicable, is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, the Taxing Jurisdiction requiring such deduction or withholding of Taxes, or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of the Notes, or the collection of the Original Amount;

•	except in the case of our winding-up in Ireland, the Notes are presented for payment and/or exchange in Ireland;

•	the relevant Notes are presented for payment and/or delivery more than 30 days after the date payment and/or delivery became due or was provided for, whichever is later, except to the extent that the holder of the Notes or the Record Date Holder, as applicable, would have been entitled to such Additional Amounts on presenting the same for payment and/or delivery at the close of such 30-day period;

•	the holder or the beneficial owner of the Notes or the Record Date Holder, as applicable, or the beneficial owner of any payment and/or delivery of the Original Amount failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner or Record Date Holder, as applicable, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a condition to relief or exemption from such Taxes;

•	such Taxes are imposed on a payment to an individual and are required to be made pursuant to the Directive on the Taxation of Savings 2003/48/EC (the “Directive”) adopted by the Council of the European Union on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•	the Notes are presented for payment or exchange by or on behalf of a holder who would have been able to avoid such Taxes by presenting or exchanging the relevant Notes to another Paying Agent in a member state of the European Union or elsewhere; or

•	if such Taxes would not have been so imposed, or would have been excluded pursuant to the bullet points above, if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes had been the holder of such Notes.

Whenever in this prospectus supplement or the accompanying prospectus, there is mentioned, in any context, the payment and/or delivery of the Original Amount, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

No Personal Liability of Incorporator, Stockholders, Officers or Directors

No incorporator, stockholder, officer or director, past, present or future, of AIB will have any personal liability for AIB’s obligations under the Notes. To the extent lawful, all such liability is waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of the Notes.

Book-Entry, Delivery and Form

The Notes will be issued in the form of one or more fully registered global securities, which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, the “depositary” or “DTC,” and registered in the name of Cede & Co., the depositary’s nominee.

So long as Cede & Co. is the registered owner of any Notes, Cede & Co. will be considered the sole holder of outstanding Notes represented by such global securities under the Indenture. Except as provided below, owners of Notes will not be entitled to have the Notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions, or approvals to the Trustee. Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC or its participants, or for maintaining, supervising or reviewing any records of DTC or its participants relating to such Notes.

The depositary has advised us as follows: the depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The depositary holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in those securities through electronic computerized book-entry changes in participant’s accounts, eliminating the need for physical movement of securities certificates. The depositary’s participants include securities brokers and dealers (including underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depositary. Access to the depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Purchases of the Notes under the depositary’s system must be made by or through its direct participants, which will receive a credit for the Notes on the depositary’s records. The ownership interest of each actual purchaser of each Note (the beneficial owner) is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Notes are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all securities deposited with the depositary are registered in the name of the depositary’s partnership nominee, Cede & Co., or such other name as may be requested by the depositary. The deposit of securities with the depositary and their registration in the name of Cede & Co. or such other nominee of the depositary do not effect any change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the Notes; the depositary’s records reflect only the identity of the direct participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the depositary nor Cede & Co. (nor any other nominee of the depositary) will consent or vote with respect to the Notes unless authorized by a direct participant in accordance with the depositary’s procedures. Under its usual procedures, the depositary mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the securities are credited on the record date.

Payments in respect of the Redemption Price and any Cash M&T Distribution Adjustment and delivery of M&T common stock and any Non-cash M&T Distribution Adjustment will be made to Cede & Co. or such other nominee as may be requested by the depositary. The depositary’s practice is to credit direct participants’ accounts upon the depositary’s receipt of funds and other property and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on the depositary’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of such participant and not of the depositary or its nominee, the Trustee, any agent of ours, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. The payment of the Redemption Price and any Cash M&T Distribution Adjustment and delivery of M&T common stock and any Non-cash M&T Distribution Adjustment to Cede & Co. or such other nominee as may be requested by the depositary is our responsibility or the responsibility of any paying agent or other agent of ours, disbursement of such payments and/or delivery of other property to direct participants will be the responsibility of the depositary, and disbursement of such payments and/or delivery of other property to the beneficial owners will be the responsibility of direct and indirect participants.

We may decide to discontinue use of the system of book-entry transfers through the depositary or any successor depositary. We understand, however, that under its current practices, the depositary would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. See

“Description of Debt Securities — Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

According to the depositary, the foregoing information relating to the depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

The information in this section concerning the depositary and depositary’s book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. The depositary may change or discontinue the foregoing procedures at any time.

Governing Law

The Notes, the Indenture and the Security Agreement are each governed by and will be construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws of that State.

Information Concerning the Trustee, the Paying Agent and the Bank

The Bank of New York Mellon will be the initial Trustee and Paying Agent for the Notes and the Bank with respect to the Control Account. The Bank of New York Mellon is one of a number of banks with which we maintain banking relationships in the ordinary course of business, and The Bank of New York Mellon and its affiliates may also provide other services to us in the ordinary course of their business.

All determinations made by the Trustee with respect to antidilution adjustments described in ‘‘— Antidilution Adjustments” above will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Notes or the Record Date Holders, the Paying Agent and us.

All calculations with respect to the Exchange Ratio will be made by the Trustee and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655), and all dollar amounts paid to you with respect to the Notes will be rounded to the nearest cent with one-half cent rounded upward.

Any notice provided by us to the Trustee in connection with the Notes and the Indenture will be in the form of an officer’s certificate.

M&T Bank Corporation

The obligations represented by the Notes are obligations of AIB and not of M&T. M&T will not receive any of the proceeds from the sale of the Notes.

Additional Covenants

Pursuant to the Indenture, we have agreed that, other than with respect to the Notes, we will not, during the term of the Notes, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any M&T common stock or any security convertible into or exercisable or exchangeable for M&T common stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of M&T common stock, whether any such transaction described in (i) or (ii) above is to be settled by delivery of M&T common stock or such other securities, in cash or otherwise.

In addition, we have agreed to provide written notice to the New York Stock Exchange of the date of the Extraordinary General Meeting as soon as it is known to us and of any future record date for any Cash M&T Distribution Adjustment or Non-cash M&T Distribution Adjustment with respect to the Notes not later than one business day after M&T publicly announces the record date for any Qualifying Distribution. Such record date for the Notes will be the same as the record date for the Qualifying Distribution.

Listing

There is currently no public market for the Notes. The Notes have been approved for listing on the New York Stock Exchange, under the symbol “MTC” and are expected to trade on the New York Stock Exchange on the trading day following the Pricing Date. Our American depositary shares are listed on the New York Stock Exchange under the symbol “AIB.” The last reported sale price of our American depositary shares on October 4, 2010 was $1.35 per share. M&T common stock is listed on the New York Stock Exchange under the symbol “MTB.” The last reported sale price of M&T common stock on October 4, 2010 was $82.15 per share.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following general discussion sets forth certain anticipated United States federal income tax considerations relating to the ownership and disposition of the Notes. This discussion does not address the tax consequences of the ownership and disposition of the Notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any United States federal laws other than those pertaining to income tax. This discussion does not address the U.S. federal income tax consequences of the ownership or disposition of the M&T common stock should you receive the M&T common stock on the Exchange Date. You should consult your tax advisor regarding the potential U.S. federal income tax consequences of the ownership and disposition of the M&T common stock. This discussion is based upon the Internal Revenue Code of 1986, as amended, or the “Code,” the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this document. These laws may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only those initial holders that purchase the Notes at the issue price and that hold the Notes as capital assets within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a financial institution;

•	a tax-exempt organization;

•	an S corporation, a partnership or other pass-through entity (or an investor in an S corporation, a partnership or other pass-through entity);

•	an insurance company;

•	a mutual fund;

•	a dealer or broker in stocks and securities, or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of Notes subject to the alternative minimum tax provisions of the Code;

•	a U.S. holder (as defined below) that has a functional currency other than the U.S. dollar;

•	a non-U.S. investor whose gain or loss with respect to the Notes is effectively connected with the conduct of a trade or business in the United States;

•	a holder of Notes that holds the Notes as part of a hedge, straddle, constructive sale, conversion, integrated transaction or similar transaction; or

•	a United States expatriate.

Determining the actual tax consequences of owning and disposing of the Notes to you may be complex. They will depend on your specific situation and on factors that are not within our control. The Notes are novel financial instruments, and there is no clear authority addressing their United States federal income tax treatment. We have not sought and do not intend to seek any rulings concerning the treatment of the Notes, and no assurances can be given that the IRS will agree with the discussion set forth herein. As the law applicable to the United States federal income taxation of instruments such as the Notes is technical and complex, the discussion below necessarily represents only a general summary. You should consult with your own tax advisor as to the tax consequences of owning and disposing of the Notes in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

Except to the extent discussed under “— Non-U.S. Holders,” this summary only addresses the tax considerations to a beneficial owner of Notes that is a “U.S. Holder.” For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Notes that is for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for United States federal income tax purposes or (iv) an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source.

The United States federal income tax consequences to a partner in an entity or arrangement treated as a partnership, for United States federal income tax purposes, that holds Notes generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding Notes should consult their own tax advisors. As used in this section, “M&T Distribution Adjustment” shall refer to both a Cash M&T Distribution Adjustment and a Non-cash M&T Distribution Adjustment.

You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the Notes, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

In purchasing the Notes, you agree with us that you will be obligated (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the Notes for all tax purposes as a forward purchase contract to purchase M&T common stock on the Exchange Date, coupled with an interest in a deposit of a fixed amount of cash, equal to the issue price, to secure your obligation under the forward purchase contract. Under the terms of this forward purchase contract:

•	at the time of issuance of the Notes, you deposit with us a fixed amount of cash equal to the purchase price of the Notes to assure the fulfillment of your purchase obligation described below;

•	if the Exchange Condition is satisfied (and no Regulatory Event occurs), the cash deposit (reduced by the amount of any cash owed to holders of Notes with respect to a Cash M&T Distribution Adjustment) will unconditionally and irrevocably be applied on the Exchange Date to satisfy such obligation and we will deliver to you the number of shares of M&T common stock that you are entitled to receive at that time pursuant to the terms of the Notes; and

•	if we do not satisfy the Exchange Condition (or we do satisfy the Exchange Condition but a Regulatory Event occurs), the cash deposit, together with the Redemption Premium (but reduced by the amount of any declared Cash M&T Distribution Adjustment in excess of $ per Note), will be released from the Control Account to you on the Maturity Date.

U.S. Holders

Sale or Other Disposition of the Notes

Upon the sale or other taxable disposition of a Note, under the characterization above, you generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the Note. Your tax basis in a Note generally will equal your cost for the Note. Such gain or loss generally will be short-term capital gain or loss.

Settlement of the Forward Contract

On the delivery of M&T common stock on the Exchange Date, under the characterization above, you will recognize no gain or loss on the purchase of the M&T common stock by application of the cash received by us in respect of the Notes. Your holding period with respect to the M&T common stock will begin on the day after the Exchange Date.

Your tax basis in the M&T common stock acquired pursuant to the forward purchase contract is uncertain. It is possible that you will have a tax basis in the M&T common stock equal to your tax basis in the Notes. If, however, the amount of the cash deposit that is applied to satisfy your obligation under the forward contract is reduced by the amount of any cash owed to you with respect to a Cash M&T Distribution Adjustment, your basis may be treated as having been reduced by the amount of such Cash M&T Distribution Adjustment. In the event that the M&T Distribution Adjustment includes property other than cash, it is also possible that a portion of your basis in the Notes would be allocable to such property as described below under “— Treatment of any M&T Distribution Adjustment upon Mandatory Exchange.” You should consult with your own tax advisors regarding your tax basis in the M&T common stock acquired pursuant to the forward purchase contract.

If you receive cash instead of a fractional share of M&T common stock, you generally will be treated as having received the fractional share of M&T common stock and then as having sold that fractional share of M&T common stock for cash. As a result, you generally will recognize gain or loss equal to the difference between the amount of cash received and the basis in your fractional share of M&T common stock as set forth above. This gain or loss generally will be short-term capital gain or loss.

Mandatory Redemption of the Notes

If we do not satisfy the Exchange Condition (or we do satisfy the Exchange Condition but a Regulatory Event occurs) and redeem the Notes on the Maturity Date, you will have gross income equal to the excess of the Redemption Price over your tax basis in the Note in respect of each Note. The United States federal income tax treatment of this excess amount is uncertain, and there is no legal authority addressing the United States federal income tax consequences of its receipt. It is possible that this excess amount may be treated as additional consideration paid in exchange for the Notes, which would be treated in the manner described above under “— Sale or Other Disposition of the Notes.” In addition, the U.S. federal income tax treatment of the Cash M&T Distribution Adjustment is unclear. In the event that the Notes are not mandatorily exchanged into M&T common stock, the Cash M&T Distribution Adjustment may be taken into account by increasing any gain recognized on the redemption of the Notes. It is also possible, however, that this excess amount and the Cash M&T Distribution Adjustment may be treated as interest or as a separate fee, in which case such payments would be treated as ordinary income to you. You should consult with your own tax advisors regarding the United States federal income tax treatment of this excess amount and the Cash M&T Distribution Adjustment received in the event the Notes are redeemed.

Treatment of any M&T Distribution Adjustment upon Mandatory Exchange

The United States federal income tax treatment of the M&T Distribution Adjustment is uncertain, and there is no legal authority addressing the United States federal income tax consequences of its receipt. In the event the Notes are mandatorily exchanged into M&T common stock, it is possible that any amount of cash owed to you with respect to a Cash M&T Distribution Adjustment will be treated as an adjustment to the purchase price under the forward contract. In such case, the amount will not be treated as income to you but, instead, will reduce your basis in any M&T common stock received by you, as discussed above under “— Settlement of the Forward Contract.” It is also possible that you may have ordinary income equal to the amount of cash and the fair market value of property included in the M&T Distribution Adjustment. In that event, your tax basis in any property that you receive in the M&T Distribution Adjustment other than cash generally would equal the amount of gross income included with respect thereto and your holding period with respect to such property would begin on the day after the date of receipt of such property. It is also possible, however, that you may be treated as allocating your basis in the Notes to the M&T common stock, on the one hand, and cash and property other than cash to which you are entitled as a result of the M&T Distribution Adjustment, on the other hand. Under this treatment, (i) you would have taxable gain or loss upon receipt of any cash equal to the difference between the amount of cash received and your basis in your pro rata portion of the Notes for which such cash was received, and any gain or loss generally would be short-term capital gain or loss; (ii) your basis in the M&T common stock and any property other than cash would equal the portion of your basis in the Notes allocated thereto. You should consult with your own tax advisors regarding the United States federal income tax treatment of the M&T Distribution Adjustment.

Information Reporting and Backup Withholding

If you are a non-corporate holder of Notes, you may be subject to information reporting and backup withholding on certain amounts paid to you. You generally will not be subject to backup withholding, however, if you:

•	furnish a correct taxpayer identification number, certify that you are not subject to backup withholding on an IRS Form W-9 or successor form included in the election form/letter of transmittal you will receive and otherwise comply with all the applicable requirements of the backup withholding rules; or

•	provide proof that you are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against your United States federal income tax liability, provided you timely furnish the required information to the IRS.

Non-U.S. Holders

This section only applies to you if you are a Non-U.S. holder. As used herein, the term “Non-U.S. holder” means a beneficial owner of the Notes that is for U.S. federal income tax purposes (i) a nonresident alien individual, (ii) a foreign corporation, or (iii) a foreign trust or estate.

Any amounts (including shares of the M&T common stock, Cash M&T Distribution Adjustment and Non-cash M&T Distribution Adjustment) to be paid and/or delivered to a Non-U.S. holder will not be subject to United States withholding tax. Gain realized by a Non-U.S. holder on its disposition of the Notes will not be subject to U.S. federal income tax unless the Non-U.S. holder is an individual who is present in the United States for at least 183 days during the taxable year of disposition and certain other conditions are met.

Information Reporting and Backup Withholding

Unless the Non-U.S. holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with payments on the Notes or with the proceeds from a sale or other disposition of the Notes and the Non-U.S. holder may be subject to United States backup withholding on payments on the Notes or on the proceeds from a sale or other disposition of the Notes. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against the Non-U.S. holder’s U.S. federal income tax liability and may entitle the Non-U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

MATERIAL IRISH INCOME TAX CONSEQUENCES

Ireland

The following is a general summary of certain material Irish tax considerations relating to the issue, disposal, mandatory redemption or mandatory exchange of the Notes for the M&T common stock and any payments and/or deliveries made in relation to the Notes. It does not purport to be, and is not, a complete description of all the tax considerations that may be relevant to a decision to subscribe for, buy, hold, sell, exchange or redeem the Notes. The summary does not deal with the Irish tax consequences for any Irish tax resident persons (or any persons who carry on a trade in Ireland through a branch or agency) of acquiring, holding, exchanging or disposing of the Notes. The summary assumes the Notes will be listed on a stock exchange. Any Note holders who are in any doubt as to the applicable tax consequences of their acquiring, holding, disposing or exchanging the Notes for M&T common stock should seek their own professional tax advice.

Irish Withholding Tax

There is no obligation for any amount on account of Irish tax to be withheld from payments and/or deliveries made on the Notes.

Income Tax

Interest, discount or premium on the Notes may have an Irish source and consequently may be chargeable to Irish income tax.

Any liability to Irish tax may be reduced or eliminated under the terms of the Double Taxation Agreement between Ireland and the United States.

In addition, the Irish Revenue Commissioners generally do not seek to assess such interest, discount or premium on debt securities to Irish tax in the hands of persons who are neither resident nor ordinarily resident in Ireland, except where such persons:

(a) are chargeable in the name of a person (including a trustee) or in the name of an agent or a branch in Ireland which has the management or control of its interest, discount or premium; or

(b) seek to claim relief and/or repayment of tax deducted at source in respect of taxed income from Irish sources; or

(c) are chargeable to Irish corporation tax on the income of an Irish branch or agency or to Irish income tax on the profits of a trade or business carried on in Ireland to which the interest, discount or premium is attributable.

Capital Gains Tax

A holder of the Notes will not be subject to Irish tax on capital gains provided that such holder of the Notes is neither resident nor ordinarily resident in Ireland and such holder does not carry on an enterprise in Ireland through a branch or agency to which the Notes are or were attributable.

Capital Acquisitions Tax

Where a gift or inheritance is taken under a disposition and the date of the disposition is on or after December 1, 1999, gifts or bequest of debt securities may be liable to Irish capital acquisitions tax if the disposer or the beneficiary is resident or ordinarily resident in Ireland for Irish tax purposes or if the debt securities which are subject of the disposition are regarded as property situated in Ireland. Different rules apply where the gift or inheritance is taken under a disposition where the date of the disposition is before December 1, 1999.

Stamp Duty

The issue of the Notes will not give rise to a charge to Irish stamp duty.

As the Notes are issued outside of Ireland and are issued in U.S. dollars and are not being offered for subscription in Ireland or being offered for subscription with a view to an offer for sale in Ireland, they will constitute a foreign loan security for Irish stamp duty purposes and no Irish stamp duty will arise on any transfer of the Notes.

No Irish stamp duty will arise on the exchange of the Notes for M&T common stock in the event of a mandatory exchange of the Notes.

CERTAIN ERISA AND OTHER BENEFIT PLAN CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase, holding and, to the extent relevant, disposition, exchange or redemption of the Notes by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan described in Section 4975 of the Code, including an individual retirement account or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”) and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity (each of which we refer to as a “Plan”).

* * * * * * * * *

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF THE NOTES ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF UNITED STATES FEDERAL TAX ISSUES IN THIS OFFERING CIRCULAR IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS OF THE NOTES FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH HOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE ISSUER IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE ISSUER OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF THE NOTES SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

* * * * * * * * *

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under Similar Laws).

In considering the purchase, holding and, to the extent relevant, disposition, exchange or redemption of the Notes with a portion of the assets of a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain “disqualified persons,” within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of an ERISA Plan that engages in such a nonexempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an individual retirement account, the occurrence of a prohibited transaction could cause the individual retirement account to lose its tax-exempt status.

AIB (either directly or as a consequence of its interests in other entities, such as M&T), M&T or the underwriters may be parties in interest or disqualified persons with respect to ERISA Plans and the purchase, holding and, to the extent relevant, disposition, exchange or redemption of the Notes by an ERISA Plan with respect to which AIB, M&T or the underwriters (or certain of our or their affiliates) is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired, held and, to the extent relevant, disposed, exchanged or redeemed in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition, holding and, to the extent relevant, disposition, exchange or redemption of the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan pays no more, and receives no less, than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the Notes are acquired by a purchaser, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

Because of the foregoing, the Notes should not be acquired, held or, to the extent relevant, disposed, exchanged or redeemed by any person investing “plan assets” of any Plan, unless such acquisition, holding and, to the extent relevant, disposition, exchange or redemption will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

Representation

Each purchaser and holder of the Notes will be deemed to have represented and warranted that either (i) it is not a Plan, such as an individual retirement account, and no portion of the assets used to acquire or hold the Notes constitutes assets of any Plan or (ii) the purchase, holding and, to the extent relevant, disposition, exchange or redemption of a note will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase, holding and, to the extent relevant, disposition, exchange or redemption of the Notes. Each purchaser and holder of Notes will have exclusive responsibility for ensuring that its purchase, holding and, to the extent relevant, disposition, exchange or redemption of the Notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. The acquisition, holding and, to the extent relevant, disposition, exchange or redemption of Notes by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING

We intend to offer the Notes through the underwriters named below for whom Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated are acting as representatives. Subject to the terms and conditions contained in the underwriting agreement, the underwriters named below have severally agreed to purchase, and we have agreed to sell to that underwriter, the number amount of Notes listed opposite the underwriter’s name below.

Underwriters	Number of Notes

Citigroup Global Markets Inc
Morgan Stanley & Co. Incorporated

Total

The underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the Notes sold pursuant to the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the underwriting commitments of the non-defaulting underwriters may be increased, or the underwriting agreement may be terminated.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Prior to this offering, there has been no public market for the Notes. Consequently, the initial public offering price for the Notes was determined by negotiations among us and the representatives. We cannot assure you, however, that the price at which the shares will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our shares will develop and continue after this offering.

We have applied to list the Notes on the New York Stock Exchange under the symbol “MTC.”

The underwriters have advised us that they propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of $      per Note. The underwriters may allow, and the dealers may re-allow, a discount not in excess of $      per Note to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount and commission and proceeds before expenses to us.

Price to public	$
Underwriting discount and commission	$
Advisory fee(1)	$

Proceeds to us	$

(1)	We may elect to pay to the underwriters an advisory fee of up to $ , payable on the fifth business day immediately following the date of the Extraordinary General Meeting called to approve the disposition of our shares of M&T common stock, such fee to be payable at our sole discretion.

We estimate that our expenses in connection with the offering of the Notes, not including the underwriting discount, will be approximately $      in the aggregate.

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the Notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the Notes. If the underwriters create a short position in the Notes in connection with the offering, i.e., if they sell more Notes than are on the cover page of this prospectus, the underwriters may reduce that short position by purchasing Notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Some of the underwriters and their affiliates have engaged with us in, and may in the future engage with us in, investment banking and other commercial dealings in the ordinary course of business. They have received, and may receive, customary fees, expenses and commissions for these transactions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters expect to deliver the Notes to purchasers in registered book-entry form only, through DTC, on October   , 2010.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Notes offered by this prospectus in any jurisdiction where action for that purpose is required. The Notes offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Notes offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer of the Notes that are the subject of the offering contemplated by this prospectus supplement to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer of notes to the public in that Relevant Member State may be made at any time under the following exceptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the other underwriters; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of notes to the public” in relation to any Notes in any Relevant Member State means the communication to persons in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

France

Neither this prospectus nor any other offering material relating to the Notes described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the Notes has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the Notes to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Notes may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

General

This prospectus supplement or any other offering document or any publicity or other material relating to the Notes may not be distributed in any country or jurisdiction outside of the United States where such action would (i) result in any violation of applicable law or (ii) cause the issuance of the Notes to be considered an offering to the public under applicable law.

EXPENSES OF THE OFFERING

We estimate that the expenses in connection with the offering, other than underwriting discounts, commissions and fees, will be as follows:

Expenses	Amount

Securities and Exchange Commission registration fee	€
Printing and postage expenses	€
Legal fees and expenses	€
Accountants’ fees and expenses	€
Trustee fees and expenses	€
New York Stock Exchange fee	€

Total	€

All amounts in the table are estimated except the SEC registration fee.

EXPERTS

The consolidated financial statements of Allied Irish Banks, p.l.c. as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein in reliance on the reports of KPMG, Chartered Accountants, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Linklaters LLP, New York, New York, Wachtell, Lipton, Rosen & Katz, New York, New York, and McCann FitzGerald Solicitors, Dublin, Ireland, and for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

ALLIED IRISH BANKS,
public limited company

Debt Securities
Preference Shares

This prospectus describes the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of the securities, and the manner in which they are offered, will be set forth and described in supplements to this prospectus. Such supplements may also add to, update, supplement or clarify information contained in this prospectus. You should carefully read this prospectus and any applicable supplement(s) before you invest in any securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable supplement(s).

We may use this prospectus to offer and sell debt securities or preference shares (as may be represented by American Depositary Receipts) from time to time.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities are not deposit liabilities of Allied Irish Banks, public limited company and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Ireland or any other jurisdiction and therefore are not subject to the deposit protection scheme operated by the Irish Financial Regulator.

The date of this prospectus is June 2, 2008.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the SEC using a “shelf” registration process. Under this shelf process, the securities covered by this prospectus may be sold in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. The prospectus supplement(s), along with any applicable pricing supplement(s), may also add to, update, supplement or clarify information contained in this prospectus. Before you invest in any securities, you should read both this prospectus and the applicable supplement(s) together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, references to the “Bank,” “AIB” and “AIB p.l.c.” mean Allied Irish Banks, public limited company, references to “we,” “our” and “us” mean the Bank and references to the “Group” or the “AIB Group” mean AIB and its consolidated subsidiaries. In this prospectus, the securities that we may offer are referred to generally as “securities.” References to “US dollars,” “dollars,” “US$,” “cents” or “¢” are to United States currency, references to “EUR,” “euro,” “€” or “c” are to euro currency, references to “sterling” or “Stg£” are to British currency, references to “zloty,” “PLN,” or “zl” are to Polish currency and references to “Yen” are to Japanese currency. References to the “U.S.” are to the United States of America and references to the “U.K.” are to the United Kingdom.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 with respect to the Group’s financial condition, results of operations and businesses and certain of the Group’s plans and objectives. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “aim,” “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding our or the AIB Group’s future financial position, income growth, business strategy, projected costs, estimates of capital expenditures and plans and objectives for future operations. Because such statements are inherently subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking information.

By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. These factors include, but are not limited to, changes in economic conditions globally and in the regions in which the AIB Group conducts its business (including credit market volatility), changes in fiscal or other policies adopted by various governments and regulatory authorities, the effects of competition in the geographic and business areas in which the AIB Group conducts its operations, the ability to increase market share and control expenses, the effects of changes in taxation or accounting standards and practices, acquisitions, future exchange and interest rates and the success of the AIB Group in managing these events. Any forward-looking statements made by or on behalf of the AIB Group speak only as of the date they are made.

We caution that the foregoing list of important factors is not exhaustive. Investors and others should carefully consider the foregoing factors and other uncertainties and events when making an investment decision based on any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur. The AIB Group does not undertake to release publicly any revision to these forward-looking statements to reflect events, circumstances or unanticipated events occurring after the date hereof.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes parts of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in compliance with such laws, we file annual reports and other information with the SEC. You can read and copy any reports or other information we file at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also request copies of our documents upon payment of a duplicating fee, by writing to the SEC’s public reference room. You can obtain information regarding the public reference room by calling the SEC on 1 800 SEC 0330. Our filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.) In addition, the securities may specify that certain documents will be available for inspection at the office of the trustee, any paying agent or the ADR depositary, as the case may be.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC into this prospectus, which means that the incorporated documents are considered part of this prospectus and we can disclose important information to you by referring you to those documents. Information we file with the SEC will automatically update and supersede earlier information, including information in this prospectus.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s internet site, as discussed.

We filed our Annual Report on Form 20-F for the fiscal year ended December 31, 2007 (the “2007 Form 20-F”) with the SEC on May 7, 2008 and a Report on Form 6-K with the SEC on May 16, 2008, both of which we are incorporating by reference into this prospectus.

In addition, we are also incorporating by reference into this prospectus all reports that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Allied Irish Banks, p.l.c., Bankcentre, Ballsbridge, Dublin 4, Ireland, Attn: Company Secretary, Tel No. +353-1-660 0311.

LIMITATION ON ENFORCEMENT OF U.S. LAWS AGAINST US,
OUR MANAGEMENT AND OTHERS

We are an Irish company. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Irish solicitors,

Matheson Ormsby Prentice, that there is doubt as to enforceability in the Irish courts, in original actions of liabilities based solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in Ireland. Judgments of U.S. courts will not be directly enforceable in Ireland, and new proceedings in respect of any claim would need to be taken before the Irish courts.

ALLIED IRISH BANKS, p.l.c.

The AIB Group provides a diverse range of banking, financial and related services, principally in Ireland, the United Kingdom, Poland and the United States. AIB has some 274 branches, outlets and business centers in the Republic of Ireland, where we estimate our share of the total market for both euro loans and deposits to be in excess of 20%. In Northern Ireland, through its wholly-owned subsidiary AIB Group (UK) p.l.c., which trades there as First Trust Bank, AIB Group operates from some 52 branches and outlets. In Britain, AIB Group (UK) p.l.c., which trades there as Allied Irish Bank (GB), provides a range of banking services through 31 branches and 7 development offices. In Poland, the Group operates from 406 branches and 38 outlets, primarily in Western Poland, through its 70.5% owned subsidiary Bank Zachodni WBK S.A. AIB’s principal retail and commercial banking interest in the U.S. is its 24% shareholding in M&T Bank Corporation (“M&T”). M&T is headquartered in Buffalo, New York and has a branch network of approximately 700 branches in six states and the District of Columbia. AIB’s direct presence in the U.S. consists of corporate banking, treasury and financial services for not-for-profit businesses based in New York, with offices in a number of other principal U.S. cities. At December 31, 2007, AIB Group had consolidated total assets of €178 billion and employed approximately 24,000 people on an average full-time equivalent basis, excluding employees on career breaks and long-term absences.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying supplement, the net proceeds from the offering of the securities will be used to support the development and expansion of our business and to further strengthen our capital base. The development and expansion may occur through the development of existing operations, the establishment of new subsidiaries or acquisitions if suitable opportunities should arise.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file one or more supplement(s) with the SEC, which you should read carefully. The applicable supplement(s) may contain additional terms and provisions relating to those securities. If there is any inconsistency between the terms and provisions presented here in this prospectus and those presented in the applicable supplement(s), those presented in the applicable supplement(s) will apply and will supersede those set forth in this prospectus.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our subordinated obligations (the “Subordinated Debt Securities”). Neither the Senior Debt Securities nor the Subordinated Debt Securities will be secured by any assets or property of AIB p.l.c. or any of its subsidiaries or affiliates. The Subordinated Debt Securities will either have a stated maturity (the “Dated Subordinated Debt Securities”) or will not have a stated maturity (the “Undated Subordinated Debt Securities”). Some Undated Subordinated Debt Securities may be entirely or partially convertible into our preference shares, at our option.

We will issue Senior Debt Securities, Dated Subordinated Debt Securities and Undated Subordinated Debt Securities under indentures (respectively, the “Senior Debt Indenture,” “Dated Subordinated Debt Indenture” and “Undated Subordinated Debt Indenture”) between us and The Bank of New York, as trustee. The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those made part of the indenture by reference to the Trust Indenture Act. The Senior Debt Indenture, the Dated Subordinated Debt Indenture and Undated Subordinated Debt Indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” We have filed or incorporated by reference a copy of, or the forms of, each indenture as exhibits to the registration statement, of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

The debt securities are not deposits and are not insured by any regulatory body of the United States or Ireland.

Because we are a holding company as well as an operating company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. The applicable supplement(s) will indicate for each series or for two or more related series of debt securities:

•	whether the debt securities have a maturity date and if so, what that date is;

•	the specific designation and aggregate principal amount of the debt securities;

•	the prices at which we will issue the debt securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates;

•	whether we will issue the Senior Debt Securities or Dated Subordinated Debt Securities as Discount Securities, as explained below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	any condition applicable to payment of any principal, premium or interest on Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	the dates and places at which any payments on the debt securities are payable;

•	the terms of any mandatory or optional redemption of the debt securities;

•	the denominations in which the debt securities will be issued;

•	whether the securities are to be listed on a securities exchange;

•	the amount, or how to calculate the amount, that we will pay holders of Senior Debt Securities or holders of Dated Subordinated Debt Securities, if the Senior Debt Securities or Dated Subordinated Debt Securities are redeemed before their stated maturity or accelerated, or for which the trustee shall be entitled to file and prove a claim;

•	whether and how the debt securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the debt securities are denominated, and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	what additional conditions must be satisfied before we will issue the debt securities in definitive form (“definitive debt securities”);

•	any reference asset we will use to determine the amount of any payments on the debt securities;

•	any other or different Senior Debt Securities Events of Default, any other or different Subordinated Debt Securities Events of Default, any other or different Dated Subordinated Debt Securities Events of Default or any other or different Undated Subordinated Debt Securities Events of Default (as such terms are defined below) or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the applicable indenture;

•	any additional restrictions applicable to the offer, sale and delivery of the debt securities;

•	if we will pay Additional Amounts, as explained below, on the debt securities;

•	the record date for any payment of principal, interest or premium;

•	any other or different terms of the debt securities;

•	what we believe are any additional material U.S. federal or Irish tax considerations; and

•	the right, if any, to “reopen” a series of the debt securities and issue additional debt securities of such series.

Debt securities may bear interest at a fixed rate or a floating rate or we may sell Senior Debt Securities or Dated Subordinated Debt Securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Securities”). The applicable supplement(s) will describe special U.S. federal income tax considerations applicable to Discount Securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of debt securities have no voting rights except as explained below under “— Modification and Waiver” and “— Events of Default; Limitation of Remedies.”

Legal Ownership; Form of Debt Securities

Street Name and Other Indirect Holders.  Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in street name.

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required. An investor who holds debt securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s debt securities, registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders.  Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities.  A global security is a special type of indirectly held security, as described above under “— Legal Ownership; Form of Debt Securities — Street Name and Other Indirect Holders.” If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable supplement(s) indicates otherwise, each series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities.  As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

Investors in debt securities that are issued only in the form of global debt securities should be aware that:

•	they cannot get debt securities registered in their own name.

•	they cannot receive physical certificates for their interest in debt securities.

•	they will be a street name holder and must look to their own bank or broker for payments on the debt securities and protection of their legal rights relating to the debt securities, as explained earlier under “— Legal Ownership; Form of Debt Securities — Street Name and Other Indirect Holders.”

•	they may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated.  In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled “— Legal Ownership; Form of Debt Securities — Street Name and Other Indirect Holders” and “— Legal Ownership; Form of Debt Securities — Direct Holders.”

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

•	when a Senior Debt Securities Event of Default or a Subordinated Debt Securities Event of Default has occurred and has not been cured. Defaults are discussed below under “— Events of Default; Limitation of Remedies.”

The applicable supplement(s) may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the applicable supplement(s). When a global security terminates, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description “holder” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the subsection entitled “— Legal Ownership; Form of Debt Securities — Street Name and Other Indirect Holders.”

Payment and Paying Agents.  We will pay interest to direct holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the direct holder no longer owns the security on the interest due date. That particular day, usually fifteen calendar days in advance of the interest due date, is called the regular record date and will be stated in the applicable supplement(s).

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. Investors must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of debt securities.

Payments; Arrears of Interest for Undated Subordinated Debt Securities

The applicable supplement(s) will specify the date on which we will pay interest, if any, and, in the case of Senior Debt Securities or Dated Subordinated Debt Securities, the date for payments of principal and any premium, on any particular series of debt securities. The applicable supplement(s) will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Undated Subordinated Debt Securities

We are not required to make payments on any series of Undated Subordinated Debt Securities on any payment date except as we discuss in the following paragraphs. Our failure to make a payment in respect of any Undated Subordinated Debt Securities (unless the payment is required as we describe in the following two paragraphs) shall not constitute a Subordinated Debt Securities Event of Default by us for any purpose. Any payment that we do not make in respect of any series of Undated Subordinated Debt Securities on any applicable payment date, together with any other unpaid payments in respect of any other payment date, shall, so long as they remain unpaid, constitute “Arrears of Interest.” Arrears of Interest will accumulate until paid, but will not bear interest.

We may choose to pay any Arrears of Interest in whole or in part to holders of Undated Subordinated Debt Securities as of a record date or dates established by us at any time on not less than seven (7) days’ notice to the trustee. However, all outstanding Arrears of Interest in respect of all Undated Subordinated Debt Securities of a particular series shall, subject to our solvency, as explained below, become due and payable in full on whichever is the earliest of:

•	the date on which a dividend is next paid on any class of our share capital;

•	the date fixed for any redemption of the Undated Subordinated Debt Securities; and

•	the commencement of our winding-up.

If we give notice of our intention to pay the whole or part of the Arrears of Interest on the Undated Subordinated Debt Securities of any series, we shall be obliged, subject to our being solvent, as explained below, to do so at the time specified in our notice. When Arrears of Interest in respect of Undated Subordinated Debt Securities of any series are paid in part, each part payment shall be in respect of the full amount of Arrears of Interest accrued on the payment date or consecutive payment dates furthest from the date of payment. No part payment shall be made in respect of an Arrears of Interest occurring subsequent to any other Arrears of Interest.

All payments of principal, premium and interest, including any Arrears of Interest, on or with respect to the Undated Subordinated Debt Securities of any series will be conditional upon our being solvent at the time of our payment, and remaining solvent immediately after our payment. We shall be solvent if:

•	we are able to pay our debts to Senior Creditors and Senior Subordinated Creditors as they fall due; and

•	our Assets exceed our Liabilities (other than Liabilities to persons who are not Senior Creditors or Senior Subordinated Creditors).

“Assets” means our total unconsolidated gross tangible assets and “Liabilities” means our total unconsolidated gross liabilities as shown in our latest published audited balance sheet but as adjusted for contingencies and subsequent events, all valued in the manner as our directors, auditors or, if we are in winding-up in Ireland, the liquidator, or, if we are in examinership under Companies (Amendment) Act 1990 of Ireland, our examiner (as the case may be) may determine to be appropriate. “Senior Creditors” means all of our creditors who are depositors or our other unsubordinated creditors. “Senior Subordinated Creditors” means our creditors whose claims against us are, or are expressed to be, subordinated (whether only in the event of our winding up or otherwise) to the claims of our depositors and our other unsubordinated creditors but excluding our creditors (if any) whose claims rank, or are expressed to rank, equal or junior to the claims of holders of Undated Subordinated Debt Securities. For the avoidance of doubt, Senior Subordinated Creditors includes holders of the Dated Subordinated Debt Securities.

A report as to our solvency by (i) two of our directors or, in certain circumstances as provided in the indenture, our auditors, (ii) if we are in winding-up in Ireland, our liquidator or (iii) if we are under examinership as described above, our examiner, shall, absent proven error, be treated and accepted by us, the trustee and the holders of Undated Subordinated Debt Securities as correct and sufficient evidence of solvency or insolvency.

Notwithstanding the above, we shall be obligated to make a payment of accrued interest or Arrears of Interest on any series of Undated Subordinated Debt Securities if on the applicable payment date a Capital Disqualification Event has occurred and is continuing, unless we are simultaneously in breach of Applicable Regulatory Capital Requirements, in which case we may elect not to make payment on the Undated Subordinated Debt Securities of such series.

For purposes of the immediately preceding paragraph, a “Capital Disqualification Event” will be deemed to have occurred if at any time the Undated Subordinated Debt Securities would no longer be eligible to qualify for inclusion as “other items” within the meaning of Regulation 8 of the European Communities (Capital Adequacy of Credit Institutions) Regulations 2006 of Ireland (transposing Article 63 of Directive 2006/48/EC), or any successor provision, in the calculation of our own funds on a solo or consolidated basis. “Applicable Regulatory Capital Requirements” means any requirements contained in the regulations, requirements, guidelines and policies relating to the capital adequacy requirements of the Irish Financial Services Regulatory Authority (the “Irish Financial Regulator”) then in effect from time to time applicable either to us or to the Group taken as a whole.

Repayments in respect of Undated Subordinated Debt Securities will, unless otherwise specified in the applicable supplement(s), be subject to the consent of the Irish Financial Regulator, if required.

Ranking

Status of Senior Debt Securities

The Senior Debt Securities will constitute our direct, unconditional, unsubordinated and unsecured obligations without any preference among themselves and will rank at least equally with our deposits and all our other present and future unsecured and unsubordinated obligations, subject to such exceptions as may be provided by applicable law. In particular, under Section 11F of the Banking Act of 1959 of Australia, if we (whether in or outside Australia) suspend payment or become unable to meet our obligations, pursuant to the Banking Act of 1959 of the Commonwealth of Australia our assets in Australia are to be available to meet our liabilities in Australia in priority to all of our other liabilities.

Status and Subordination of Dated Subordinated Debt Securities

The Dated Subordinated Debt Securities will constitute our direct, unsecured and subordinated obligations and rank equally without any preference among themselves. The claims of holders of Dated Subordinated Debt Securities will be subordinated, in the event of our winding-up or examinership or in the event of other insolvency proceedings being commenced with respect to us (together, “insolvency proceedings”), in right of payment to the claims of our Senior Creditors so that amounts due and payable under the Dated Subordinated Debt Securities shall be due and payable by us in the event of such winding-up or examinership or other insolvency proceedings being so commenced if, and only to the extent that, we could make payment on the Dated Subordinated Debt Securities rateably with the claims of all of our other creditors ranking equally with the Dated Subordinated Debt Securities and remain solvent immediately after our payment. For this purpose, we shall be considered to be solvent if we are able to pay our debts to Senior Creditors in full.

Status and Subordination of Undated Subordinated Debt Securities

The Undated Subordinated Debt Securities will constitute our direct, unsecured and subordinated obligations and rank equally without any preference among themselves. The claims of holders of Undated Subordinated Debt Securities will, in the event of our winding-up or examinership or other insolvency proceedings being so commenced, be subordinated in right of payment to the claims of our Senior Creditors and our Senior Subordinated Creditors. Any payments on any series of our Undated Subordinated Debt Securities will be conditional upon our being solvent at the time of payment and remaining solvent immediately after our payment. We shall be solvent if the conditions relating to solvency described under “— Payments; Arrears of Interest for Undated Subordinated Debt Securities” above are satisfied.

If at any time an order is made or an effective resolution is passed for our winding-up or examinership or other insolvency proceeding in Ireland (except for a winding-up or other proceeding as may be permitted for the events set forth below under “— Consolidation, Merger and Sale of Assets; Assumption”), amounts payable on the Undated Subordinated Debt Securities will be the amount, if any, as would have been payable to the holders of the Undated Subordinated Debt Securities if, on the day prior to the commencement of the winding-up or examinership and thereafter, holders of Undated Subordinated Debt Securities were the holders of a class of our preference shares having a preferential right to a return of assets in our winding-up or other insolvency proceeding over holders of all issued shares for the time being in our capital, on the assumption that such preference share was entitled to receive a return of assets in any such winding-up or examinership an amount equal to the principal amount of the Undated Subordinated Debt Securities together with interest accrued and unpaid to the date of repayment and any Arrears of Interest in relation to the Undated Subordinated Debt Securities.

For the avoidance of doubt, if we would not otherwise be solvent as described under “— Payments; Arrears of Interest for Undated Subordinated Debt Securities,” the amount of principal and other amounts that would otherwise be payable as interest in respect of the Undated Subordinated Debt Securities will be available to meet our losses.

Additional Amounts

Unless any applicable supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present or future taxes, duties, assessments or governmental charges (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Ireland, unless the deduction or withholding is required by law. Unless any applicable supplement provides otherwise, at any time the laws of Ireland require us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, any premium, and any interest on the debt securities (“Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Additional Amounts for taxes that are payable because:

•	the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in Ireland thus requiring that deduction or withholding, or otherwise has some connection with Ireland other than the holding or ownership of the debt security, or the collection of any payment of, or in respect of, principal of, any premium, or any interest on, any debt securities of the relevant series;

•	except in the case of our winding-up in Ireland, the relevant debt security is presented for payment in Ireland;

•	the relevant debt security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of such 30-day period;

•	the holder or the beneficial owner of the relevant debt securities or the beneficial owner of any payment of, or in respect of, principal of, any premium, or any interest on the debt securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the holder or beneficial owner, if that claim or compliance is required by statute, treaty, regulation or administrative practice of Ireland as a condition to relief or exemption from the taxes;

•	such deduction or withholding is imposed on a payment to an individual and is made pursuant to the Directive on the Taxation of Savings 2003/48/EC (the “Directive”) adopted by the Council of the European Union (the “Council”) on June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, such Directive;

•	the relevant debt security is presented for payment by or on behalf of a holder who would have been able to avoid such deduction or withholding by presenting the relevant debt security to another paying agent in a member state of the European Union (the “EU”) or elsewhere; or

•	if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the debt securities had been the holder of the debt securities.

Whenever we refer in this prospectus and any applicable supplement to the payment of the principal of, any premium, or any interest, if any, on, or in respect of, any debt securities of any series, we mean to include the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

Redemption

Redemption for tax reasons.  Unless any applicable supplement provides otherwise, and, in the case of Undated Subordinated Debt Securities, we satisfy the conditions for solvency described under “— Payments; Arrears of Interest for Undated Subordinated Debt Securities,” we will have the option to redeem the debt securities of any series upon not less than 30 nor more than 45 days’ notice on any dates as are specified in the applicable supplement, if:

•	we are required to issue definitive debt securities (see “— Legal Ownership; Form of Debt Securities — Special Situations When a Global Security Will Be Terminated”) and, as a result, we are or would be required to pay Additional Amounts with respect to the debt securities;

•	we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of any applicable supplement (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity) will or would be required to pay holders Additional Amounts; or

•	we (or any successor entity) would not be entitled to claim a deduction in respect of any payments in computing our (or its) taxation liabilities.

In each case, before we give a notice of redemption, we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption. The redemption must be made in respect of all, but not some, of the debt securities of the relevant series. The redemption price will be equal to 100% of the principal amount of debt securities being redeemed together with any accrued but unpaid interest and Arrears of Interest, if any, in respect of such debt securities to the date fixed for redemption or, in the case of Discount Securities, such portion of the principal amount of such Discount Securities as may be specified by their terms.

Optional Redemption.  The applicable supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The applicable supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•	that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the debt securities.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate.

We or any of our subsidiaries may at any time purchase debt securities of any series in the open market or by tender (available alike to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows, and, in the case of Undated Subordinated Debt Securities, if we satisfy the conditions for solvency described under “— Payments; Arrears of Interest for Undated Subordinated Debt Securities.” We will treat as cancelled and no longer issued and outstanding any debt securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities.

In addition, we may not redeem or repurchase any Subordinated Debt Securities (except in the case of the Dated Subordinated Debt Securities, at their stated maturity or in the event of a winding-up) without obtaining the prior written consent of the Irish Financial Regulator, if required.

Convertible or Exchangeable Securities

Unless the applicable supplement specifies otherwise, optionally convertible or exchangeable securities will entitle the holder, during a period, or at specific times, to convert or exchange optionally convertible or exchangeable securities into or for the underlying security, basket or baskets of securities, index or indices of securities, or combination of these, at a specified rate of exchange. Optionally convertible or exchangeable securities will be redeemable at our option prior to maturity, if the applicable supplement so states. If a holder does not elect to convert or exchange the optionally convertible or exchangeable securities before maturity or any applicable redemption date, the holder will receive the principal amount of the optionally convertible or exchangeable securities.

Unless the applicable supplement specifies otherwise, the holder is not entitled to convert or exchange mandatorily convertible or exchangeable securities before maturity. At maturity, the holder must convert or exchange the mandatorily convertible or exchangeable securities for the underlying security, basket or baskets of securities or index or indices of securities, or a combination of these, at a specified rate of exchange, and, therefore, the holder may receive less than the principal amount of the mandatorily convertible or exchangeable security. If the applicable supplement so indicates, the specified rate at which a mandatorily convertible or exchangeable security will be converted or exchanged may vary depending on the value of the underlying securities, basket or baskets of securities, index or indices of securities, or combination of these so that, upon conversion or exchange, the holder participates in a percentage, which may be other than 100%, of the change in value of the underlying securities, basket or baskets, index or indices of securities, or combination of these.

Upon conversion or exchange, at maturity or otherwise, the holder of a convertible or exchangeable security may receive, at the specified exchange rate, either the underlying security or the securities constituting the relevant basket or baskets, index or indices, or combination of these, or the cash value thereof, as the applicable supplement may specify.

In addition, subject to certain conditions specified in the applicable supplement and unless it specifies otherwise, we may choose to convert all but not part of the Undated Subordinated Debt Securities into preference shares, on any payment date or as a result of certain tax events specified in the applicable supplement. You should refer to the applicable supplement for a description of the terms and conditions of this conversion and any effect this conversion may have on the terms and conditions of the Undated Subordinated Debt Securities, including our obligation to pay Additional Amounts.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than, in the case of the Senior Debt Securities, a majority of or, in the case of the Subordinated Debt Securities, 66 2/3% in aggregate principal amount of the debt securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:

•	change the terms of any debt security to include, in the case of an Undated Subordinated Debt Security, a maturity date for its principal amount, or in the case of any other debt security, change the stated maturity date of its principal amount;

•	reduce the principal amount of, or any premium, or interest with respect to any debt security;

•	reduce the amount of principal on a Discount Security that would be due and payable upon an acceleration of the maturity date of any series of Senior Debt Securities or Dated Subordinated Debt Securities;

•	change our obligation, or any successor’s, to pay Additional Amounts;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Senior Debt Securities Event of Default or Subordinated Debt Securities Event of Default;

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•	change the terms and conditions of the preference shares or other securities into which the Undated Subordinated Debt Securities may be converted;

•	modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities, in either case in a manner adverse to the holders; or

•	modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Senior Debt Securities Event of Default or Subordinated Debt Securities Event of Default or covenants, except as otherwise specified.

Events of Default; Limitation of Remedies

Senior Debt Securities Events of Default

Unless the applicable supplement provides otherwise, a “Senior Debt Securities Event of Default” with respect to any series of Senior Debt Securities shall result if:

•	we fail to pay the principal (other than installment payments), when due and payable, with respect to such series of Senior Debt Securities and continuance of such failure for a period of seven (7) days;

•	we fail to pay any interest, premium, if applicable, installment payments, if applicable, or any other amounts, when due and payable, with respect to such series of Senior Debt Securities and continuance of such failure for a period of fifteen (15) days;

•	we fail to observe or perform in any material respect any covenant or warranty contained in the Senior Debt Indenture (other than those listed in the first, second and, if applicable, seventh bullet points herein and other than a covenant which has expressly been created solely for the benefit of any series of Senior Debt Securities other than that series) for such series of Senior Debt Securities for a period of sixty (60) days after the date on which the trustee provides us written notice by registered or certified mail, return receipt requested, specifying such failure, or the holder(s) of at least 25% in aggregate principal amount of the applicable series of Senior Debt Securities provide us and the trustee written notice in the same manner, specifying such failure and, in each case, requiring such failure to be remedied and stating that it is a “notice of default”;

•	an order is made or an effective resolution passed for our winding-up or dissolution except in connection with any transaction permitted under “— Consolidation, Merger or Sale of Assets” or in the applicable supplement;

•	we are deemed by law or a court to be insolvent or unable or deemed to be unable to pay our debts (within the meaning of section 214 of the Companies Act 1963 of Ireland or Section 2(3) of the Companies (Amendment) Act 1990 of Ireland; or we are deemed to be unable to meet our obligations to creditors under section 21 or 28 of the Central Bank Act, 1971 of Ireland, as the same may be amended, modified or re-enacted, or we admit in writing our inability to pay our debts as they mature;

•	a receiver, examiner or other similar official is appointed in relation to AIB or in relation to the whole or a material part of the assets of AIB, or the protection of the court is granted to AIB, or an encumbrancer takes possession of the whole or a material part of the assets of AIB, or a distress or execution or other process is levied or enforced upon or sued out against the whole or a material part of the assets of AIB, in respect of a debt of more than €10,000,000 (or its equivalent in another currency) and, in any of the foregoing cases, is not discharged within thirty (30) days; or

•	any other Senior Debt Securities Event of Default provided in this prospectus or the applicable supplement(s).

If a Senior Debt Securities Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Senior Debt Securities of that series may at their discretion declare the Senior Debt Securities of that series to be due and repayable immediately (and the Senior Debt Securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the applicable supplement(s)) together with accrued interest, if any, as provided in the applicable supplement(s). The trustee may, at its discretion and without further notice, institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the Senior Debt Indenture, and must not be unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, amounts otherwise payable to holders of Senior Debt Securities (other than amounts withheld as taxes as described under “— Additional Amounts”) withheld or refused (i) in order to comply with any law or regulation or with the order of any court of competent jurisdiction or (ii) in case of doubt as to the validity or applicability of any law, regulation or order, in accordance with advice of counsel given as to such validity or applicability at any time prior to the expiry of the periods specified in the Senior Debt Indenture (a “Withheld Amount”) or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Senior Debt Indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of Senior Debt Securities or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld

Amount together with interest accrued on it. For the purposes of this subsection this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders, but in the case of payment of any Withheld Amount, without prejudice to the provisions described under “— Additional Amounts.” Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted and we shall not be obliged to pay any Additional Amount in respect of any such withholding or deduction.

The holder(s) of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may waive any past Senior Debt Securities Event of Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium, or interest, on any Senior Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Senior Debt Securities of the series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Securities Event of Default if, in the opinion of the trustee, that Senior Debt Securities Event of Default would not be materially prejudicial to the interests of the holders.

The trustee will, within 90 days of a default with respect to the Senior Debt Securities of any series, give to each affected holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the Senior Debt Securities, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holder(s).

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Senior Debt Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a Senior Debt Securities Event of Default.

Subordinated Debt Securities Events of Default

Unless the applicable supplement provides otherwise, a “Subordinated Debt Securities Event of Default” with respect to any series of Subordinated Debt Securities shall result if (i) either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up, other than under or in connection with a scheme of amalgamation, merger or reconstruction not involving a bankruptcy or insolvency; or (ii) we do not pay any installment of interest upon, or any part of the principal of, and any premium on, any Subordinated Debt Securities of that series on the date on which the payment is due and payable, whether upon redemption or otherwise, and the failure continues for fourteen (14) days in the case of interest or seven (7) days in the case of principal.

If a Subordinated Debt Securities Event of Default occurs and is continuing, the trustee or the holder(s) of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of each series of Dated Subordinated Debt Securities or Undated Subordinated Debt Securities, as applicable, may declare any accrued but unpaid payments, or, in the case of Discount Securities, the portion of principal amount specified in its terms, on the Subordinated Debt Securities of such series to be due and payable immediately. In the case of a Subordinated Debt Securities Event of Default of the type referred to in clause (ii) of the immediately preceding paragraph, the trustee or a majority of the holders of outstanding Subordinated Debt

Securities of such series may then also institute proceedings, but may take no other action in respect of such default, for our winding-up in Ireland (but not elsewhere) and prove a claim in such winding-up (or any other winding up otherwise instigated) to enforce our obligations in respect of the Subordinated Debt Securities of such series. In such case, no repayment in respect of the Subordinated Debt Securities may be made otherwise than during or after our winding-up or on the stated maturity of the Subordinated Debt Security, except with the prior written consent of the Irish Financial Regulator, if required.

After any such declaration of acceleration but before a judgment or decree has been rendered by a competent court, the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of such series may rescind the declaration of acceleration and its consequences, but only if the Subordinated Debt Securities Event of Default has been cured or waived and all payments due, other than those due as a result of acceleration, have been made as described below under “— Waiver, Trustee’s Duties — Subordinated Debt Securities.”

For the avoidance of doubt, we are not required to make payments on any series of Undated Subordinated Debt Securities, except in the limited circumstances described under “— Payments, Arrears of Interest for Undated Subordinated Debt Securities.” Furthermore, for the purposes of determining whether a Subordinated Debt Securities Event of Default has occurred with respect to any Undated Subordinated Debt Securities, a payment will not be deemed to be due on any date on which we do not satisfy the conditions for solvency described under that heading. Conversely, a payment on the Dated Subordinated Debt Securities will be deemed to be due even if we do not satisfy the conditions for solvency described under that heading.

Waiver; Trustee’s Duties — Subordinated Debt Securities

The holder(s) of not less than a majority in aggregate principal amount of the debt securities of any affected series may waive any past Subordinated Debt Securities Event of Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium, or interest or Arrears of Interest on any Subordinated Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Subordinated Debt Securities of the series.

Subject to the applicable indenture provisions regarding the trustee’s duties, in case a Subordinated Debt Securities Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee will have no obligation to any holder(s) of the Subordinated Debt Securities of that series, unless they have offered the trustee reasonable indemnity. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the applicable indenture, and must not be unjustly prejudicial to the holder(s) of any Subordinated Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of a default with respect to the Subordinated Debt Securities of any series, give to each affected holder of the Subordinated Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on any Subordinated Debt Securities, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holder(s).

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under each Subordinated Debt Indenture.

Limitations on suits.  Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

•	In the case of our winding-up in Ireland, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Subordinated Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Subordinated Debt Securities Event of Default.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or convey or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable indenture, provided that:

(1) if we are not the survivor in such consolidation or amalgamation, the person formed by such consolidation or amalgamation or into which we are merged or the person which acquires by conveyance or transfer or which leases our properties and assets substantially as an entirety shall be an entity entitled to carry on the business of a bank, and shall expressly assume by supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the debt securities in accordance with the provisions of such supplemental indenture and the performance or observance of every covenant of the indenture to be performed or observed by us;

(2) immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of ours or any of our subsidiaries as a result of that transaction as having been incurred by us or our subsidiary at the time of the transaction, no Senior Debt Securities Event of Default or Subordinated Debt Securities Event of Default and no event which, after notice or lapse of time or both, would become a Senior Debt Securities Event of Default or Subordinated Debt Securities Event of Default shall have occurred and be continuing; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger, conveyance or transfer and such supplemental indenture comply with the terms of the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder. We, however, must irrevocably guarantee (in the case of Subordinated Debt Securities, on a subordinated basis in substantially the manner described under “— Ranking” above) the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the applicable supplement provides otherwise, any

Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by a taxing jurisdiction of Ireland, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by a taxing jurisdiction of Ireland. However, if we make payment under this guarantee, we shall also be required to pay Additional Amounts related to taxes (subject to the exceptions set forth in “— Additional Amounts” above) imposed by a taxing jurisdiction of Ireland due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “— Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations. However, the determination of whether we are solvent shall continue to be made with reference to us, unless applicable law requires otherwise.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

The debt securities and indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the relevant Subordinated Debt Indenture, the subordination provisions of each series of Subordinated Debt Securities and the related indenture will be governed by and construed in accordance with the laws of Ireland.

Notices

Notices regarding the debt securities will be valid:

•	with respect to global debt securities, if in writing and delivered or mailed to each direct holder; or

•	if registered debt securities are affected, if given in writing and mailed to each direct holder as provided in the applicable indenture.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine.

The Trustee

The Bank of New York will be the trustee under the indentures. The trustee has two principal functions:

•	First, it can enforce an investor’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on an investor’s behalf, described under “— Events of Default; Limitation of Remedies”; and

•	Second, the trustee performs administrative duties for us, such as sending the investor’s interest payments, transferring debt securities to a new buyer and sending investors notices.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The indentures provide that we irrevocably designate Allied Irish Banks, public limited company, 405 Park Avenue, New York, NY 10022 (Attn: Head of Treasury) as our authorized agent for service of process in any proceeding arising out of or relating to the indentures or debt securities brought in any federal or state court in the Borough of Manhattan in the City of New York and we irrevocably submit to the jurisdiction of these courts.

Clearance and Settlement

Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company, or DTC, in the United States, Clearstream Banking, société anonyme, or Clearstream, Luxembourg, in Luxembourg and Euroclear Bank S.A./N.V., or Euroclear, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositories. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable supplement.

Cross-market transfers of debt securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interest in securities held by them. This is also true for any other clearance system that may be named in an applicable supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in an applicable supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC.  DTC has advised us as follows:

•	DTC is:

(1) a limited purpose trust company organized under the laws of the State of New York;

(2) a “banking organization” within the meaning of New York Banking Law;

(3) a member of the Federal Reserve System;

(4) a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5) a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg.  Clearstream, Luxembourg has advised us as follows:

•	Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•	Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•	Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities.

•	Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•	Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear.  Euroclear has advised us as follows:

•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

•	Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•	Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems.  We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable supplement.

Primary Distribution

The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable supplement.

Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable supplement.

Clearance and Settlement Procedures — DTC.  DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures — Euroclear and Clearstream, Luxembourg.  We understand that investors that hold their debt securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants.  Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. Dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants.  We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser.  A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

DESCRIPTION OF PREFERENCE SHARES

The following is a summary of the general terms of the preference shares of any series we may issue under the registration statement to which this prospectus relates. Each time we issue preference shares we will prepare a supplement, which you should read carefully. The supplement relating to a series of preference shares or to a series of debt securities that are convertible into or exchangeable for the preference shares will summarize the terms of the preference shares of the particular series. Those terms will be set out in the resolutions establishing the series that our Board of Directors or an authorized committee adopt, and may be different from those summarized below. If so, the supplement will state that, and the description of the preference shares of that series contained in the supplement will apply. In addition, our Memorandum and Articles of Association contain certain rights attaching to the preference shares which are summarized below.

This summary does not purport to be complete and is subject to, and qualified by, our Memorandum and Articles of Association and the resolutions of the Board of Directors or an authorized committee. You should read our Memorandum and Articles of Association as well as those resolutions, which we have filed or we will file with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You should also read the summary of the general terms of the deposit agreement under which American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) that may represent preference shares may be issued, under the heading “Description of American Depositary Receipts.”

General

Under our Memorandum and Articles of Association, our Board of Directors or an authorized committee of the Board is empowered to provide for the issuance of U.S. dollar-denominated preference shares, having a par value of $25, in one or more series.

Our Memorandum and Articles of Association and any resolutions establishing the relevant preference shares will set forth the dividend rights, liquidation value per share, redemption provisions, voting rights, other rights, preferences, privileges, limitations and restrictions of the preference shares. As of the date of this prospectus, we have issued 250,000 dollar-denominated preference shares, though we have issued a call notice with respect to those dollar-denominated preference shares, and they are scheduled to be redeemed by us on July 15, 2008.

The preference shares of any series will be U.S. dollar-denominated in terms of nominal value, dividend rights and liquidation value per share. They will, when issued, be fully paid and non-assessable. For each preference share issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price (net of costs) and its nominal value will be credited to our share premium account. The applicable supplement will specify the nominal value of the preference shares. The preference shares of a series deposited under the deposit agreement referred to in the section “Description of American Depositary Receipts” will be represented by ADSs of a corresponding series, evidenced by ADRs of such series. The preference shares of such series may only be withdrawn from deposit in registered form. See “Description of American Depositary Receipts.”

Our Board of Directors or the relevant authorized committee may only provide for the issuance of preference shares of any series if there is in place, prior to the proposed issuance, sufficient allotment authority. Under our Articles of Association, our shareholders have the power to grant our Board of Directors the authority to allot preference shares. This power is usually granted by our shareholders for periods of five years.

The preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the applicable supplement provides otherwise. You should read the applicable supplement for the specific terms of any series, including:

•	the number of shares offered, the number of shares offered in the form of ADSs and the number of preference shares represented by each ADS;

•	the public offering price of the series;

•	the liquidation value per share of that series;

•	the dividend rate, or the method of calculating it;

•	the place where we will pay dividends;

•	the dates on which dividends will be payable;

•	voting rights of that series of preference shares, if any;

•	restrictions applicable to the sale and delivery of the preference shares;

•	whether and under what circumstances we will pay additional amounts on the preference shares in the event of certain developments with respect to withholding tax or information reporting laws;

•	any redemption, conversion or exchange provisions;

•	any listing of the preference shares on a securities exchange; and

•	any other rights, preferences, privileges, limitations and restrictions relating to the series.

The applicable supplement will also describe material U.S. and Irish tax considerations that apply to any particular series of preference shares.

Title to preference shares of a series in registered form will pass by transfer and registration on the register that the registrar shall keep at its office in Ireland. For more information on such registration, you should read “— Registrar and Paying Agent.” The registrar will not charge for the registration of transfer, but the purchaser will be liable for any taxes, stamp duties or other governmental charges.

The characteristics of the preference shares of any two or more series may differ in the following respects:

•	the aggregate amount of dividends,

•	the aggregate amounts which may be payable upon redemption,

•	the redemption dates,

•	the rights of holders to deposit the preference shares under the deposit agreement, and

•	the voting rights of holders.

You should read the applicable supplement for the characteristics relating to any series of preference shares.

Unless the applicable supplement specifies otherwise, the preference shares of each series will rank equally as to participation in our profits and assets with the preference shares of each other series.

Dividend Rights

The holders of the preference shares will be entitled to receive cash dividends on the dates and at the rates as described in the applicable supplement out of our “distributable profits” and “distributable reserves.” Except as provided in this prospectus and in the applicable supplement, holders of preference shares will have no right to participate in our profits. The discretion of our Board of Directors to resolve that a dividend should not be paid to holders of the preference shares is unfettered. In addition, even if we have sufficient “distributable profits” and “distributable reserves,” we will not pay a dividend to holders of the preference shares if doing so would result in a breach of Applicable Regulatory Capital Requirements.

For information concerning the declaration of dividends out of our distributable profits, see “Description of Share Capital — Ordinary Shares — Dividend Rights.”

We will pay the dividends on the preference shares of a series to the record holders as they appear on the register for such preference shares on the record dates. A record date will be fixed by our Board of Directors or an authorized committee. Subject to applicable fiscal or other laws and regulations, each payment will be made by dollar check drawn on a bank in Dublin or in New York City and mailed to the record holder at the holder’s address as it appears on the register for the preference shares. If any date on which dividends are payable on the preference shares is not a “business day,” which is a day on which banks are open for business and on which foreign exchange dealings may be conducted in Dublin and in New York City, then payment of the dividend payable on that date will be made on the next business day. There will be no additional interest or other payment due to this type of delay.

Dividends on the preference shares of any series will be non-cumulative. If our Board of Directors or the relevant authorized committee fails to declare a dividend payable, or a dividend is paid only in part, the holders of preference shares of the relevant series will have no claim in respect of such unpaid amount. We will have no obligation to pay the dividend accrued for the relevant dividend period or to pay any interest on the dividend, whether or not dividends on the preference shares of that series or any other series or class of our shares are paid for any subsequent dividend period.

No full dividends will be paid or set apart for payment on any of our preference shares ranking, as to dividends, equally with or below the preference shares of any series for any period unless full dividends have been, or at the same time are, paid, or set aside for payment, on the preference shares of that series for the then-current dividend period. When dividends are not paid in full upon the preference shares of a series and any other of our preference shares ranking equally as to dividends, all dividends upon the preference shares of that series and the other preference shares will be paid pro rata so that dividends paid upon the preference shares of each series are in proportion to dividends accrued on the preference shares of the series.

Except as provided in the preceding sentence, unless full dividends on all outstanding preference shares of a series have been paid for the most recently completed dividend period, no dividends, will be declared or paid or set apart for payment, or other distribution made, upon our ordinary shares or other shares ranking, as to dividends or upon liquidation, equally with or below the preference shares of the series. In addition, we will not redeem, repurchase or otherwise acquire for consideration, or pay any money or make any money available for a sinking fund for the redemption of, any of our ordinary shares or other shares ranking equally with or below the preference shares of the series as to dividends or upon liquidation, except by conversion into or exchange for shares ranking below the preference shares of the series as to dividends and upon liquidation, until we have resumed or set aside for the payment of full dividends for a period of twelve (12) consecutive months on all outstanding preference shares of the series and those ranking equally as to dividends with the preference shares of the series.

We will compute the amount of dividends payable on the preference shares of any series for each dividend period based upon the liquidation value per share of the preference shares of the series by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year. However, we will compute the amount of dividends payable for any dividend period shorter than a full dividend period on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, on the basis of the actual number of days elapsed.

Rights Upon Liquidation

If there is a return of capital in respect of our voluntary or involuntary liquidation, dissolution, winding-up or otherwise, other than in respect of any redemption or repurchase of the preference shares of a series in whole or in part permitted by our Memorandum and Articles of Association and under applicable law, the holders of the outstanding preference shares of a series will be entitled to receive liquidating distributions. Liquidating distributions will:

•	come from the surplus assets we have available for distribution to shareholders, before any distribution of assets is made to holders of our ordinary shares or any other class of shares ranking below the preference shares as regards distribution of assets; and

•	be in an amount equal to the liquidation value per share of the preference shares (being the amount paid up or credited as paid up on the preference shares including any premium paid in respect thereof), plus an amount equal to accrued and unpaid dividends, whether or not declared or earned, for the then-

current dividend period up to and including the date of commencement of our winding-up or the date of any other return of capital, as the case may be.

If, upon a return of capital, the assets available for distribution are insufficient to pay in full the amounts payable on the preference shares and any other of our shares ranking as to any distribution equally with the preference shares, the holders of the preference shares and of the other shares will share pro rata in any distribution of our surplus assets in proportion to the full respective liquidating distributions to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preference shares of that series will have no right or claim on any of our remaining assets and will not be entitled to any further participation in the return of capital. If there is a sale of all or substantially all of our assets, the distribution to our shareholders of all or substantially all of the consideration for the sale, unless the consideration, apart from assumption of liabilities, or the net proceeds consists entirely of cash, will not be deemed a return of capital in respect of our liquidation, dissolution or winding-up. To the extent that holders of the preference shares are entitled to any recovery upon a return of capital, those holders might not be entitled in such proceedings to a recovery in US dollars and might be entitled only to a recovery in euro.

Redemption

Unless the applicable supplement specifies otherwise, we may redeem the preference shares of each series, at our option, in whole or in part, at any time and from time to time on the dates and at the redemption prices and on all other terms and conditions as set forth in the applicable supplement.

If fewer than all of the outstanding preference shares of a series are to be redeemed, we will select by lot, in the presence of our independent auditors, which particular preference shares will be redeemed.

If we redeem preference shares of a series, we will mail a redemption notice to each record holder of preference shares to be redeemed between 30 and 60 days before the redemption date. Each redemption notice will specify:

•	the redemption date;

•	the particular preference shares of the series to be redeemed;

•	the redemption price, specifying the included amount of accrued and unpaid dividends;

•	that any dividends will cease to accrue upon the redemption of the preference shares; and

•	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

No defect in the redemption notice or in the giving of notice will affect the validity of the redemption proceedings.

If we give notice of redemption in respect of the preference shares of a series, then, by 12:00 noon, Dublin time, on the redemption date, we will irrevocably deposit with the relevant paying agent funds sufficient to pay the applicable redemption price, including the amount of accrued and unpaid dividends (if any) for the then-current quarterly dividend period to the date fixed for redemption. We will also give the relevant paying agent irrevocable instructions and authority to pay the redemption price to the holders of those preference shares called for redemption.

If we give notice of redemption, then, when we make the deposit with the paying agent, all rights of holders of the preference shares of the series called for redemption will cease, except the holders’ right to receive the redemption price, but without interest, and these preference shares will no longer be outstanding. Subject to any applicable fiscal or other laws and regulations, payments in respect of the redemption of preference shares of a series will be made by dollar check drawn on a bank in Dublin or in New York City against presentation and surrender of the relevant share certificates at the office of the paying agent located in Ireland.

In the event that any date on which a redemption payment on the preference shares is to be made is not a business day, then payment of the redemption price payable on that date will be made on the next business day. There will be no interest or other payment due to the delay. If payment of the redemption price is improperly withheld or refused, dividends on the preference shares will continue to accrue at the then applicable rate, from the redemption date to the date of payment of the redemption price.

Subject to applicable law, including U.S. securities laws, and the consent of, or prior notification to, the Irish Financial Regulator, as applicable, we may purchase outstanding preference shares of any series by tender, in the open market or by private agreement. Unless we tell you otherwise in the applicable supplement, any preference shares of any series that we purchase for our own account, other than in the ordinary course of a business of dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

We may not redeem or repurchase any preference shares without obtaining the prior written consent of the Irish Financial Regulator, if required.

Voting Rights

The holders of the preference shares of any series are entitled to receive notice of, and to attend, general meetings of shareholders, but, except as provided below or in the applicable supplement, will not be entitled to speak or vote at such meetings.

Variation of Rights

If applicable law permits, the rights, preferences, limitations, and privileges attached to any series of preference shares may be varied, altered or abrogated only with the written consent of the holders of at least three-fourths of the outstanding preference shares of the series or with the sanction of a special resolution passed at a separate general meeting of the holders of the outstanding preference shares of the series provided that at least three-fourths of those holders vote in person or by proxy in favor of the resolution at the meeting.

In addition to the voting rights referred to above, if any resolution is proposed for our liquidation, dissolution or winding-up, then the holders of the outstanding preference shares of each series, other than any series of preference shares which do not have voting rights, will be entitled to receive notice of and to attend the general meeting of shareholders called for the purpose of adopting the resolution and will be entitled to vote on that resolution, but no other. When entitled to vote, each holder of preference shares of a series present in person or by proxy has one vote for each preference share held.

On the allotment of a series of preference shares, the Directors may provide that the consent, either written or by resolution passed at a separate general meeting of the holders of the outstanding preference shares of the series, of the holders of at least two-thirds of the outstanding preference shares of the series is required if we propose to authorize or create, or increase the amount of, any shares of any class or any security convertible into the shares of any class ranking as regards the right to receive dividends or the rights on a return on capital in respect of our voluntary or involuntary liquidation, dissolution, winding-up or otherwise, other than in respect of any redemption or repurchase of the preference shares of a series in whole or in part permitted by our Memorandum and Articles of Association and under applicable law in priority to the preference shares of the series.

In the event that the most recent dividend payable on a series of preference shares has been paid in cash, the rights attached to the preference shares of that series are not to be deemed to be varied:

(a) by the creation or issue of further preference shares ranking equally with the preference shares, whether or not carrying different rights as to dividend, premium on a return of capital, redemption or conversion; or

(b) by the reduction or redemption by us of share capital ranking as regards participation in our profits and assets equally with or after the preference shares.

In the event that the most recent dividend payable on a series of preference shares has not been paid in cash at the date of a general meeting of shareholders, holders of preference shares will be entitled to speak and vote at that meeting.

Notices of Meetings

A notice of any meeting at which holders of preference shares of a particular series are entitled to vote will be mailed to each record holder of preference shares of that series. Each notice will state:

•	the date of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	instructions for the delivery of proxies.

A holder of preference shares of any series in registered form who is not registered with an address in Ireland and who has not supplied an address within Ireland to us for the purpose of notices is not entitled to receive notices of meetings from us. For a description of notices that we will give to the ADR depositary and that the ADR depositary will give to ADR holders, you should read “Description of American Depositary Receipts — Reports and Notices” and “Where You Can Find More Information.”

Governing Law

The creation and issuance of any series of preference shares and the rights associated with those preference shares shall be governed by and construed in accordance with the laws of Ireland.

Registrar and Paying Agent

AIB p.l.c., presently located at Bankcentre, Ballsbridge, Dublin 4, Ireland will act as registrar and paying agent for the preference shares of each series.

DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

The following is a summary of the general terms and provisions of the deposit agreement under which the ADR depositary will issue the ADRs. The deposit agreement is among us, The Bank of New York, as ADR depositary, and all holders from time to time of ADRs issued under the deposit agreement. This summary does not purport to be complete. We may amend or supersede all or part of this summary to the extent we tell you in the applicable supplement. You should read the deposit agreement, which is filed with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You may also read the deposit agreement at the corporate trust office of The Bank of New York in New York City and the office of Allied Irish Banks, p.l.c. Securities Services in Dublin.

Depositary

The Bank of New York will act as the ADR depositary. The Bank of New York, London office will act as custodian. The ADR depositary’s principal office in New York City is presently located at 101 Barclay Street, Floor 21 West, New York, New York 10286, and the custodian’s office is presently located at One Canada Square, Canary Wharf, London E14 5AL.

American Depositary Receipts

An ADR is a certificate evidencing a specific number of ADSs of a specific series, each of which will represent preference shares of a corresponding series. Unless the applicable supplement specifies otherwise, each ADS will represent one preference share, or evidence of rights to receive one preference share, deposited with The Bank of New York, London office as custodian. An ADR may evidence any number of ADSs in the corresponding series.

Deposit and Issuance of ADRs

When the custodian has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its corporate trust office in New York City to the person(s) specified by us in writing, an ADR or ADRs registered in the name of such person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series.

When the ADR depositary has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its principal office to the person(s) specified by us in writing, an ADR or ADRs registered in the name of that person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series. Preference shares may be deposited under the deposit agreement as units comprising a preference share of a series and a preference share of a related series. The ADR depositary’s principal office is presently located at 101 Barclay Street, Floor 22 West, New York, New York 10286.

Withdrawal of Deposited Securities

Upon surrender of ADRs at the ADR depositary’s corporate trust office in New York City and upon payment of the taxes, charges and fees provided in the deposit agreement and subject to its terms, an ADR holder is entitled to delivery, to or upon its order, at the ADR depositary’s corporate trust office in New York City or the custodian’s office in Dublin, of the amount of preference shares of the relevant series represented by the ADSs evidenced by the surrendered ADRs. The ADR holder will bear the risk and expense for the forwarding of share certificates and other documents of title to the corporate trust office of the ADR depositary.

Holders of preference shares that have been withdrawn from deposit under the deposit agreement will not have the right to redeposit the preference shares.

Dividends and Other Distributions

The ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited preference shares of a particular series to ADR holders, after payment of any charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. The cash amount distributed will be reduced by any amounts that we or the ADR depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited preference shares of a particular series, the ADR depositary will distribute the property it receives to ADR holders, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. If a distribution that we make in respect of deposited preference shares of a particular series consists of a dividend in, or free distribution of, preference shares of that series, the ADR depositary may, if we approve, and will, if we request, distribute to ADR holders, in proportion to their holdings of ADSs of the relevant series, additional ADRs evidencing an aggregate number of ADSs of that series representing the amount of preference shares received as such dividend or free distribution. If the ADR depositary does not distribute additional ADRs, each ADS of that series will from then forward also represent the additional preference shares of the corresponding series distributed in respect of the deposited preference shares before the dividend or free distribution.

If the ADR depositary determines that any distribution of property, other than cash or preference shares of a particular series, cannot be made proportionately among ADR holders or if for any other reason, including any requirement that we or the ADR depositary withhold an amount on account of taxes or other governmental charges, the ADR depositary deems that such a distribution is not feasible, the ADR depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The ADR depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the ADR depositary provided for in the deposit agreement) to ADR holders as in the case of a distribution received in cash.

Redemption of ADSs

If we redeem any preference shares of a particular series that are represented by ADSs, the ADR depositary will redeem, from the amounts that it receives from the redemption of deposited preference shares of that series, a number of ADSs of the series representing those preference shares which corresponds to the number of deposited preference shares of that series. The ADS redemption price will correspond to the redemption price per preference share payable with respect to the redeemed preference shares. If we do not redeem all of the outstanding preference shares of a particular series, the ADR depositary will select the ADSs of the corresponding series to be redeemed, either by lot or pro rata to the number of preference shares represented.

We must give notice of redemption in respect of the preference shares of a particular series that are represented by ADSs to the ADR depositary not less than 30 days before the redemption date. The ADR depositary will promptly deliver the notice to all holders of ADRs of the corresponding series.

Record Date

Whenever any dividend or other distribution becomes payable or shall be made in respect of preference shares of a particular series, or any preference shares of a particular series are to be redeemed, or the ADR depositary receives notice of any meeting at which holders of preference shares of a particular series are entitled to vote, the ADR depositary will fix a record date for the determination of the ADR holders who are entitled to receive the dividend, distribution, amount in respect of redemption of ADSs of the corresponding series, or the net proceeds of their sale, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement. This record date will be as near as practicable to the corresponding record date for the underlying preference share.

Voting of the Underlying Deposited Securities

When the ADR depositary receives notice of any meeting or solicitation of consents or proxies of holders of preference shares of a particular series, it will, at our written request and as soon as practicable thereafter, mail to the record holders of ADRs a notice including:

•	the information contained in the notice of meeting;

•	a statement that the record holders of ADRs at the close of business on a specified record date will be entitled, subject to any applicable provision of Irish law, to instruct the ADR depositary as to the exercise of any voting rights pertaining to the preference shares of the series represented by their ADSs; and

•	a brief explanation of how they may give instructions, including an express indication that they may instruct the ADR depositary to give a discretionary proxy to designated member or members of our board of directors if no such instruction is received.

The ADR depositary has agreed that it will endeavor, in so far as practical, to vote or cause to be voted the preference shares in accordance with any written non-discretionary instructions of record holders of ADRs that it receives on or before the record date set by the ADR depositary. The ADR depositary will not vote the preference shares except in accordance with such instructions or deemed instructions.

If the ADR depositary does not receive instructions from any ADR holder on or before the date the ADR depositary establishes for this purpose, the ADR depositary will deem such holder to have directed the ADR depositary to give a discretionary proxy to a designated member or members of our board of directors. However, the ADR depositary will not give a discretionary proxy to a designated member or members of our board of directors with respect to any matter as to which we inform the ADR depositary that:

•	we do not wish the proxy to be given;

•	substantial opposition exists; or

•	the rights of holders of the preference shares may be materially affected.

Holders of ADRs evidencing ADSs will not be entitled to vote shares of the corresponding series of preference shares directly.

Inspection of Transfer Books

The ADR depositary will, at its corporate trust office in New York City, keep books for the registration and transfer of ADRs. These books will be open for inspection by ADR holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADR holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADRs.

Reports and Notices

We will furnish the ADR depositary with our annual reports as described under “Where You Can Find More Information.” The ADR depositary will make available at its corporate trust office in New York City, for any ADR holder to inspect, any reports and communications received from us that are both received by the ADR depositary as holder of preference shares and made generally available by us to the holders of those preference shares. This includes our annual report and accounts. Upon written request, the ADR depositary will mail copies of those reports to ADR holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

•	any meeting of holders of preference shares of a particular series;

•	any adjourned meeting of holders of preference shares of a particular series; or

•	the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of, preference shares of a particular series we have agreed to transmit to the ADR depositary and the custodian a copy of the notice in the form given or to be given to holders of the preference shares. If requested in writing by us, the ADR depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the preference shares, to all holders of ADRs evidencing ADSs of the corresponding series.

Amendment and Termination of the Deposit Agreement

The form of the ADRs evidencing ADSs of a particular series and any provisions of the deposit agreement relating to those ADRs may at any time and from time to time be amended by agreement between us and the ADR depositary, without the consent of holders of ADRs, in any respect which we may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADRs evidencing ADSs of a particular series, will not take effect as to any ADRs until 30 days after notice of the amendment has been given to the record holders of those ADRs. Every holder of any ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the ADR to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADRs to surrender ADRs and receive in return the preference shares of the corresponding series represented by the ADSs.

Whenever we direct, the ADR depositary has agreed to terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to the record holders of all ADRs then outstanding at least 30 days before the date fixed in the notice of termination. The ADR depositary may likewise terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to us and the record holders of all ADRs then outstanding if at any time 90 days shall have expired since the ADR depositary delivered a written notice to us of its election to resign and a successor ADR depositary shall not have been appointed and accepted its appointment.

If any ADRs evidencing ADSs of a particular series remain outstanding after the date of any termination, the ADR depositary will then:

•	discontinue the registration of transfers of those ADRs;

•	suspend the distribution of dividends to holders of those ADRs; and

•	not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADRs.

The ADR depositary will, however, continue to collect dividends and other distributions pertaining to the preference shares of the corresponding series. It will also continue to sell rights and other property as provided in the deposit agreement and deliver preference shares of the corresponding series, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to it.

At any time after the expiration of six months from the date of termination of the deposit agreement as to ADRs evidencing ADSs of a particular series, the ADR depositary may sell the preference shares of the corresponding series then held. The ADR depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement in respect of those ADRs, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADRs that have not previously been surrendered.

Charges of ADR Depositary

Unless the applicable supplement specifies otherwise, the ADR depositary will charge the party to whom it delivers ADRs against deposits, and the party surrendering ADRs for delivery of preference shares of a particular series or other deposited securities, property and cash, $5.00 for each 100, or fraction of 100, ADSs evidenced by the ADRs issued or surrendered. We will pay all other charges of the ADR depositary and those of any registrar, co-transfer agent and co-registrar under the deposit agreement, but unless the applicable supplement specifies otherwise, we will not pay:

•	taxes, including issue or transfer taxes, Irish stamp duty or Irish stamp duty reserve tax other than that payable on the issue of preference shares to the custodian, and other governmental charges;

•	any applicable share transfer or registration fees on deposits or withdrawals of preference shares;

•	cable, telex, facsimile transmission and delivery charges which the deposit agreement provides are at the expense of the holders of ADRs or persons depositing or withdrawing preference shares of any series; or

•	expenses incurred or paid by the ADR depositary in conversion of foreign currency into U.S. dollars.

You will be responsible for any taxes or other governmental charges payable on your ADRs or on the preference shares underlying your ADRs. The ADR depositary may refuse to transfer your ADRs or allow you to withdraw the preference shares underlying your ADRs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited preference shares underlying your ADRs to pay any taxes owed and you will remain liable for any deficiency. If the ADR depositary sells deposited preference shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

General

Neither the ADR depositary nor we will be liable to ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental authority, any present or future provision of our memorandum and articles of association or of the preference shares, or any act of God or war or other circumstances beyond our control in performing our obligations under the deposit agreement. The obligations of us both under the deposit agreement are expressly limited to performing our duties without negligence or bad faith.

If any ADSs of a particular series are listed on one or more stock exchanges in the U.S., the ADR depositary will act as registrar or, at our request or with our approval, appoint a registrar or one or more co-registrars for registration of the ADRs evidencing the ADSs in accordance with any exchange requirements. The ADR depositary may remove the registrars or co-registrars and appoint a substitute(s) if we request it or with our approval.

The ADRs evidencing ADSs of any series are transferable on the books of the ADR depositary or its agent. However, the ADR depositary may close the transfer books as to ADRs evidencing ADSs of a particular series at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any preference shares of the corresponding series, the ADR depositary or the custodian may require the person presenting the ADR or depositing the preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the preference shares evidenced by the ADR, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADR holder will remain liable for any deficiency.

Any ADR holder may be required from time to time to furnish the ADR depositary or the custodian with proof satisfactory to the ADR depositary of citizenship or residence, exchange control approval, information relating to the registration on our books or those that the registrar maintains for us for the preference shares in registered form of that series, or other information, to execute certificates and to make representations and warranties that the ADR depositary deems necessary or proper. Until those requirements have been satisfied, the ADR depositary may withhold the delivery or registration of transfer of any ADR or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADR. The delivery, transfer and surrender of ADRs of any series may be suspended during any period when the transfer books of the ADR depositary are closed or if we or the ADR depositary deem it necessary or advisable.

The deposit agreement and the ADRs are governed by and construed in accordance with the laws of the State of New York.

TAX CONSIDERATIONS

U.S. Taxation

This section describes the material U.S. federal income tax consequences of owning preference shares, ADSs or debt securities. It applies to you only if you are an original purchaser of preference shares, ADSs or debt securities in an offering and you hold your preference shares, ADSs or debt securities as capital assets for tax purposes. This section does not purport to deal with persons in special tax situations, including dealers in securities, financial institutions, regulated investment companies, real estate investment trusts, entities classified as partnerships for U.S. federal income tax purposes, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, persons holding preference shares, ADSs or debt securities as part of a straddle or a hedging or conversion transaction, persons whose functional currency is not the U.S. dollar, persons liable for alternative minimum tax, or persons that actually or constructively own 10% or more of our voting stock.

This section is based on the Internal Revenue Code of 1986, as amended, (the “Code”) its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax convention between the United States of America and Ireland (the “Treaty”). These laws are subject to change, possibly on a retroactive basis. In addition, assuming that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms, for U.S. federal income tax purposes, if you hold ADRs evidencing ADSs, you will in general be treated as the owner of the preference shares represented by those ADSs. Exchanges of preference shares for ADSs or ADSs for preference shares generally will not be subject to U.S. federal income tax.

If a partnership holds the preference shares, ADSs or debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the preference shares, ADSs or debt securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the preference shares, ADSs or debt securities.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of preference shares, ADSs or debt securities in your particular circumstances.

U.S. Holders

This subsection describes the material U.S. federal income tax consequences to a U.S. holder of preference shares, ADSs or debt securities. A U.S. holder is a beneficial owner of a preference share, ADS or debt security that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Taxation of Debt Securities

This subsection deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue, debt securities that have no maturity date, convertible debt securities, and exchangeable debt securities will be discussed in an applicable supplement. Any unique U.S. federal income tax consequences of acquiring, holding and disposing of certain debt securities with specific features, such as debt securities with respect to which we have the option to reset the interest rate, spread, spread multiplier, or method of calculation, renewable debt securities, currency indexed debt securities (including currency linked debt securities, reverse currency linked debt securities, and multicurrency currency linked debt securities) debt securities linked to commodity prices, equity indices, or other factors, or debt securities with respect to which we have the option to extend the stated maturity of the debt securities, will be discussed in the applicable supplement. Undated Subordinated Debt Securities generally will not be treated as debt for U.S. federal income tax purposes and some Dated Subordinated Debt Securities may not be treated as debt for U.S. federal income tax purposes. The U.S. federal income tax consequences of owning and disposing Undated Subordinated Debt Securities and any Dated Subordinated Debt Securities not treated as debt for U.S. federal income tax purposes will be discussed in an applicable supplement.

Payments of Interest

Payments of interest on a debt security generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. holder’s regular method of tax accounting), provided that the interest is “qualified stated interest”, as defined below under “— Original Issue Discount — General.”

Original Issue Discount

The following summary is a general discussion of the U.S. federal income tax consequences to U.S. holders of the purchase, ownership and disposition of debt securities issued with original issue discount for U.S. federal income tax purposes. The following summary is based upon final Treasury regulations released by the Internal Revenue Service under the original issue discount provisions of the Code.

General.  For U.S. federal income tax purposes, original issue discount is (other than on short-term debt securities, which are discussed below under “— Short Term Debt Securities”) the excess of the stated redemption price at maturity of a debt security over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a debt security providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of such debt security). A debt security’s weighted average maturity is the sum of the following amounts determined for each payment on a debt security (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity. The issue price of each debt security in an issue of debt securities equals the first price at which a substantial amount of such debt securities has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, dealers, or wholesalers). The stated redemption price at maturity of a debt security is the sum of all payments provided by the debt security other than qualified stated interest payments. Qualified stated interest is generally stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, over the entire term of the debt, at a single fixed rate or, subject to certain conditions, based on one or more indices. In addition, if a debt security bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., debt securities with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such debt security or any “true” discount on such debt security (i.e., the excess of the debt security’s stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the debt security would be treated as original issue discount rather than qualified stated interest. Notice will be given in the applicable supplement if a particular debt security will bear interest that is not qualified stated interest.

In the case of a debt security issued with de minimis original issue discount, a U.S. holder generally must include such de minimis original issue discount in income as stated principal payments on the debt security are made in proportion to the stated principal amount of the debt security. Any amount of de minimis original issue discount that has been included in income will be treated as capital gain upon the sale, exchange, or retirement of the debt security.

Payments of qualified stated interest on a debt security are taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. holder’s regular method of tax accounting). A U.S. holder of an debt security issued with original issue discount, or a discount debt security, must include original issue discount in income as ordinary interest income for U.S. federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. holder’s regular method of tax accounting. However, a U.S. holder will generally not be required to include separately in income cash payments received on the discount debt security to the extent those payments do not constitute qualified stated interest. In general, the amount of original issue discount included in income by the initial U.S. holder of an discount debt security is the sum of the daily portions of original issue discount with respect to such discount debt security for each day during the taxable year (or portion of the taxable year) in which such U.S. holder held such discount debt security. The daily portion of original issue discount on any discount debt security is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An accrual period may be of any length and may vary in length over the term of the discount debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the discount debt security’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. Original issue discount allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules apply for calculating original issue discount for an initial short accrual period. The adjusted issue price of an discount debt security at the beginning of any accrual period is the issue price of the discount debt security plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the discount debt security that were not qualified stated interest payments. Under these rules, U.S. holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

Acquisition Premium.  A U.S. holder that purchases a discount debt security for an amount that is greater than its adjusted issue price as of the purchase date, and less than or equal to the sum of all amounts payable on the discount debt security after the purchase date other than payments of qualified stated interest, will be considered to have purchased the discount debt security at an acquisition premium. Under the acquisition premium rules, the amount of original issue discount which such U.S. holder must include in its gross income with respect to such discount debt security for any taxable year (or portion thereof in which the U.S. holder holds the discount debt security) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

Variable Rate Debt Securities.  Under the Treasury regulations, a debt security will generally qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the debt security by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

A qualified floating rate is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt security is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than

1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the Treasury regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the debt security (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the debt security’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the Treasury regulations unless such cap or floor is fixed throughout the term of the debt security.

An objective rate is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). Other variable interest rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. Despite the foregoing, a variable rate of interest on a debt security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the debt security’s term.

A qualified inverse floating rate is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

The Treasury regulations also provide that if a debt security provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the debt security’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

A qualified floating rate or objective rate in effect at any time during the term of the debt security must be set at a current value of that rate. A current value of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

If a debt security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a variable rate debt instrument under the Treasury regulations and if the interest on such debt security is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the debt security will constitute qualified stated interest and will be taxed accordingly. Thus, a debt security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” under the Treasury regulations will generally not be treated as having been issued with original issue discount unless the debt security is issued at a “true” discount (i.e., at a price below the debt security’s stated principal amount) in excess of a specified de minimis amount.

The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a debt security is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt security. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

In general, any other debt security that qualifies as a variable rate debt instrument will be converted into an equivalent fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the debt security. The Treasury regulations generally require that such a debt security be converted into an equivalent fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the debt security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the debt security’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the debt security is converted into a fixed rate that reflects the yield that is reasonably expected for the debt security. In the case of a debt security that qualifies as a variable rate debt instrument and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the debt security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the debt security as of the debt security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the debt security is then converted into an equivalent fixed rate debt instrument in the manner described above.

Once the debt security is converted into an equivalent fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the equivalent fixed rate debt instrument by applying the general original issue discount rules to the equivalent fixed rate debt instrument and a U.S. holder of the debt security will account for such original issue discount and qualified stated interest as if the U.S. holder held the equivalent fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the debt security during the accrual period.

Other Debt Securities.  If a debt security does not qualify as a variable rate debt instrument under the Treasury regulations, then the debt security would be treated as a contingent payment debt instrument. The Treasury Department has issued final regulations (the “CPDI Regulations”) concerning the proper U.S. federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a conventional noncontingent payment debt instrument under current U.S. federal income tax law. Specifically, the CPDI Regulations generally require a U.S. holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The proper U.S. federal income tax treatment of debt securities that are treated as contingent payment debt instruments will be more fully described in the applicable supplement.

Certain of the debt securities (i) may be redeemable at our option prior to their stated maturity (a call option) and/or (ii) may be repayable by us at the option of the holder prior to their stated maturity (a put option). Debt securities containing such features may be subject to rules that differ from the general rules discussed above. The special rules applicable to such debt securities, if relevant, will be discussed in the applicable supplement.

Furthermore, any other special U.S. federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of debt securities will be discussed in the applicable supplement.

Election to Treat All Interest as Original Issue Discount.  U.S. holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount (as defined below), de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium (as defined below) or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. This election will generally apply only to the debt instrument with respect to which it is made and may be revoked only with the consent of the Internal Revenue Service.

Short-Term Debt Securities.  Debt securities that have a fixed maturity of one year or less, or short-term debt securities, will be treated as having been issued with original issue discount. Under the Treasury regulations, all payments (including all stated interest) will be included in the stated redemption price at maturity, and thus, U.S. holders will generally be taxable on the original issue discount in lieu of stated interest. The original issue discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless the U.S. holder elects to compute this discount using tax basis instead of issue price. In general, an individual or other cash method U.S. holder is not required to accrue such original issue discount unless the U.S. holder elects to do so. If such an election is not made, any gain recognized by the U.S. holder on the sale, exchange or maturity of the short-term debt instrument will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity. In addition, a U.S. holder that does not elect to include currently accrued discount in income may be required to defer deductions for a portion of the U.S. holder’s interest expense with respect to any indebtedness incurred or continued to purchase or carry such debt securities. U.S. holders who report income for U.S. federal income tax purposes under the accrual method, and certain other holders, are required to accrue original issue discount on a short-term debt security on a straight-line basis unless an election is made to accrue the discount under a constant yield method (based on daily compounding).

Market Discount

If a U.S. holder purchases a debt security, other than an discount debt security or a short-term debt security, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of an discount debt security, for an amount that is less than its revised issue price as of the purchase date, such U.S. holder will be treated as having purchased such debt security at a market discount, unless such market discount is less than a specified de minimis amount. For this purpose, the revised issue price of a Debt security generally equals its issue price, increased by the amount of any original issue discount that has accrued on the debt security and decreased by the amount of any payments previously made on the debt security that were not qualified stated interest payments.

Under the market discount rules, a U.S. holder will be required to treat any principal payment (or, in the case of an discount debt security, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such debt security at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless the U.S. holder elects to accrue market discount under a constant yield method.

A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a debt security with market discount until the maturity of the debt security or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. holder may elect to include market discount in income currently as it accrues (under either a ratable or a constant yield method), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the debt security and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest income for U.S. federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. holder at a market discount on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service.

Premium

If a U.S. holder purchases a debt security for an amount that is greater than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, such U.S. holder will be considered to have purchased the debt security with amortizable bond premium equal in amount to such excess and will not be required to include any original issue discount in income. In the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that (i) the holder will exercise or not exercise options in a manner that maximizes the holder’s yield and (ii) the issuer will exercise or not exercise options in a manner that minimizes the holder’s yield, except with respect to call options for which the issuer is assumed to exercise such call options in a manner that maximizes the holder’s yield. A U.S. holder may elect to amortize such premium using a constant yield method over the remaining term of the debt security and may offset interest otherwise required to be included in respect of the debt security during any taxable year by the amortized amount of such excess for the taxable year. Bond premium on a debt security held by a U.S. holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the debt security. However, if the debt security may be optionally redeemed after the U.S. holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the debt security. Any election to amortize bond premium applies to all taxable debt instruments held by the U.S. holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service.

Disposition of a Debt Security

Except as discussed above, upon the sale, exchange or retirement of a debt security, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid qualified stated interest, which will be taxable as such) and such U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will equal such U.S. holder’s initial investment in the debt security increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such debt security. Except with respect to short-term debt securities or debt securities subject to the CPDI Regulations as described above, with respect to gain or loss attributable to changes in exchange rates as described below, or with respect to market discount described above, such gain or loss will be capital gain or loss, will be U.S. source and will be long-term capital gain or loss if the debt security was held for more than one year by the U.S. holder at the time of such sale, exchange or retirement. Non-corporate U.S. holders are subject to reduced maximum rates of taxation on long-term capital gain and are generally subject to tax at ordinary income rates on short-term capital gain. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

Debt Securities Denominated or on which Interest is Payable in a Foreign Currency

As used herein, “Foreign Currency” means a currency other than U.S. dollars.

Payments of Interest in a Foreign Currency — Cash Method.  A U.S. holder who uses the cash method of accounting for U.S. federal income tax purposes and who receives a payment of interest on a debt security (other than original issue discount or market discount) will be required to include in income the U.S. dollar value of the Foreign Currency payment (determined at the spot rate on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. holder’s tax basis in such Foreign Currency. No exchange gain or loss will be recognized with respect to the receipt of such payment.

Payments of Interest in a Foreign Currency — Accrual Method.  A U.S. holder who uses the accrual method of accounting for U.S. federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income

(including original issue discount or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a debt security during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the spot rate on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. holder may translate such interest using the spot rate on the date of receipt. The above election will apply to all debt obligations held by the U.S. holder and may not be changed without the consent of the Internal Revenue Service. A U.S. holder should consult a tax advisor before making the above election. A U.S. holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the Foreign Currency payment received (determined at the spot rate on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

Purchase, Sale and Retirement of Debt Securities.  A U.S. holder who purchases a debt security with previously owned Foreign Currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. holder’s tax basis in the Foreign Currency and the U.S. dollar fair market value of the Foreign Currency used to purchase the debt security, determined on the date of purchase.

For purposes of determining the amount of any gain or loss recognized by a U.S. holder on the sale, exchange, retirement or other disposition of a debt security that is denominated in a Foreign Currency, the amount realized will be based on the U.S. dollar value of the Foreign Currency on the date the payment is received or the debt security is disposed of. Subject to the discussion below, such gain or loss will generally be capital gain or loss as discussed in “U.S. holders — Disposition of a Debt Security.” To the extent the amount realized upon the disposition of a debt security represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in “— Payments of Interest in a Foreign Currency” above. In the case of a debt security that is denominated in Foreign Currency and is traded on an established securities market as defined in applicable Treasury regulations, a cash basis U.S. holder (or an accrual basis U.S. holder that so elects) will determine the U.S. dollar value of the amount realized by translating the Foreign Currency payment at the spot rate of exchange on the settlement date of the sale. Such an election by an accrual basis U.S. holder must be applied consistently from year to year and cannot be revoked without the consent of the Internal Revenue Service. A U.S. holder’s adjusted tax basis in a debt security will equal the cost of the debt security to such holder, increased by the amounts of any market discount or original issue discount previously included in income by the holder with respect to such debt security and reduced by any amortized premium and any payments other than qualified stated interest received by the holder. A U.S. holder’s tax basis in a debt security, and the amount of any subsequent adjustments to such holder’s tax basis, will be the U.S. dollar value of the Foreign Currency amount paid for such debt security, or of the Foreign Currency amount of the adjustment, determined on the date of such purchase or adjustment.

Gain or loss realized upon the sale, exchange or retirement of a debt security that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Such gain or loss generally will be U.S. source gain or loss. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the Foreign Currency principal amount of the debt security, generally determined on the date such payment is received or the debt security is disposed of, and the U.S. dollar value of the Foreign Currency principal amount of the debt security, determined on the date the U.S. holder acquired the debt security. Such Foreign Currency exchange gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. holder on the sale, exchange or retirement of the debt security.

Original Issue Discount.  In the case of an discount debt security or short-term debt security, (i) original issue discount is computed in the Foreign Currency, (ii) accrued original issue discount is translated into U.S. dollars as described in “— Payments of Interest in a Foreign Currency - Accrual Method” above and (iii) the amount of Foreign Currency exchange gain or loss on the accrued original issue discount is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of original issue discount accrued, as translated above. For these purposes, all receipts on a debt security will be viewed first, as the receipt of any qualified stated interest payments called for under the terms of the debt security; second, as receipts of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first; and third, as the receipt of principal.

Market Discount and Premium.  In the case of a debt security with market discount, (i) market discount is computed in the Foreign Currency, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the debt security (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the spot rate on the date of such partial principal payment or disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (iii) accrued market discount currently includible in income by a U.S. holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the debt security in the manner described in “— Payments of Interest in a Foreign Currency — Accrual Method” above with respect to computation of exchange gain or loss on accrued interest.

With respect to a debt security acquired with amortizable bond premium, if an election is made to amortize the premium, such premium is computed in the relevant Foreign Currency and reduces interest income in units of the Foreign Currency. A U.S. holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the debt security. A U.S. holder that does not elect to amortize bond premium will translate the bond premium, computed in the applicable Foreign Currency, into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

Exchange of Foreign Currencies.  A U.S. holder will have a tax basis in any Foreign Currency received as interest or on the sale, exchange or retirement of a debt security equal to the U.S. dollar value of such Foreign Currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. As discussed above, if the debt securities are traded on an established securities market, a cash basis U.S. holder (or an accrual basis U.S. holder that so elects) will determine the U.S. dollar value of the Foreign Currency by translating the Foreign Currency received at the spot rate of exchange on the settlement date of the sale, exchange or retirement. Such an election by an accrual basis U.S. holder must be applied consistently from year to year and cannot be revoked without the consent of the Internal Revenue Service. Accordingly, a U.S. holder’s basis in the Foreign Currency received would be equal to the U.S. dollar value of the Foreign Currency at the spot rate of exchange on the settlement date. Any gain or loss realized by a U.S. holder on a sale or other disposition of Foreign Currency (including its exchange for U.S. dollars or its use to purchase debt securities) will be ordinary income or loss and will generally be U.S. source income or loss.

Tax Return Disclosure Regulations

Pursuant to Treasury regulations, any taxpayer that has participated in a reportable transaction and that is required to file a U.S. federal income tax return must generally attach a disclosure statement disclosing such taxpayer’s participation in the reportable transaction to the taxpayer’s tax return for each taxable year for which the taxpayer participates in the reportable transaction. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file a reportable transaction disclosure statement. The Treasury regulations provide that, in addition to certain other transactions, a loss transaction constitutes a reportable transaction. A loss transaction is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code in an amount equal to or in excess of certain threshold amounts. The Treasury regulations specifically provide that a loss resulting from a Section 988 transaction (as defined in Section 988(c)(l) of the Code relating to foreign currency transactions) will constitute a Section 165 loss. In the case of individuals or trusts, whether or not the loss flows through from an S corporation or partnership, if the loss arises with respect to a Section 988 transaction, the applicable threshold amount is $50,000 in any single taxable year. Higher threshold amounts apply depending upon the taxpayer’s status as a corporation, partnership, or S corporation, as well as certain other factors. It is important to note, however, that the Treasury regulations provide that the fact that a transaction is a reportable transaction shall not affect the legal determination of whether the taxpayer’s treatment of the transaction is proper. Holders should consult their own tax advisors concerning the potential application of theses Treasury regulations to the debt securities.

Taxation of Preference Shares and ADSs

Dividends.  Under the U.S. federal income tax laws, if you are a U.S. holder, the gross amount of any dividend paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations,” if you are a noncorporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2011 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold the shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold the preference shares or ADSs for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet certain other holding period requirements. Dividends we pay with respect to the shares or ADSs generally will be qualified dividend income. The dividend is ordinary income that you must include in income when you, in the case of preference shares, or the ADR depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the preference shares or ADSs and thereafter as capital gain.

Capital Gains.  Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations,” if you are a U.S. holder and you sell or otherwise dispose of your preference shares or ADSs, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount that you realize and your tax basis in your preference shares or ADSs. Capital gain of a noncorporate U.S. holder that is recognized before January 1, 2011 will generally be long term capital gain taxed at a maximum rate of 15% if the holder has held the preference shares or ADSs for more than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Passive Foreign Investment Company Considerations

Based upon certain look-through rules applicable to related parties and proposed Treasury regulations which are not yet in effect but are proposed to become effective for taxable years beginning after December 31, 1994, we believe that we were not a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes in our most recent taxable year and do not expect to be considered a PFIC in the foreseeable future.

However, because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year. If we were treated as a PFIC for any taxable year during which a U.S. holder held preference shares or ADSs, certain materially adverse U.S. tax consequences could apply to the U.S. holder which may be mitigated if the holder makes certain U.S. federal income tax elections.

If a U.S. holder owns preference securities or ADSs during any year in which we are a PFIC, the holder must file an IRS Form 8621. In addition, if we were a PFIC for a taxable year in which we pay a dividend or for the prior taxable year, the favorable tax rates discussed above with respect to dividends paid to certain noncorporate U.S. holders would not apply.

Non U.S. Holders

This subsection describes the tax consequences to a non U.S. holder of owning and disposing of debt securities, preference shares or ADSs. Undated Subordinated Debt Securities generally will not be treated as debt for U.S. federal income tax purposes and some Dated Subordinated Debt Securities may not be treated as debt for U.S. federal income tax purposes. The U.S. federal income tax consequences of owning and disposing Undated Subordinated Debt Securities and any Dated Subordinated Debt Securities not treated as debt for U.S. federal income tax purposes will be discussed in an applicable supplement. You are a non U.S. holder if you are a beneficial owner of a debt security, preference share or ADS and you are not a U.S. holder for federal income tax purposes as defined above.

If you are a U.S. holder, this subsection does not apply to you.

Subject to the discussion of backup withholding below and provided that interest is not effectively connected with a non-U.S. holder’s conduct of a trade or business (and, if an income tax treaty applies, is not attributable to such non-U.S. holder’s “permanent establishment” or fixed base in the United States), interest on a debt security is currently exempt from U.S. federal income taxes, including withholding taxes, if paid to a non-U.S. holder.

Subject to the discussion of backup withholding below, and provided that dividends paid in respect of preference shares or ADSs are not effectively connected with a non-U.S. holder’s conduct of a trade or business (and, if an income tax treaty applies, are not attributable to such non-U.S. holder’s “permanent establishment” or fixed base in the United States), such dividends on a preference shares or ADSs are currently exempt from U.S. federal income taxes, including withholding taxes, if paid to a non-U.S. holder.

In addition, subject to the discussion of backup withholding below, a non-U.S. holder will not be subject to U.S. federal income tax on any gain recognized on the sale or exchange of a debt security, preference share or ADS, provided that such gain is not effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, if an income tax treaty applies, is not attributable to such non-U.S. holder’s “permanent establishment” or fixed base in the United States) and, in the case of a non-U.S. holder who is an individual, such holder is not present in the United States for a total of 183 days or more during the taxable year in which such gain is realized and certain other conditions are met.

Interest or dividends received and any gain recognized by a non-U.S. holder on the sale or exchange of a debt security, preference share or ADS that is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to such non-U.S. holder’s “permanent establishment” or fixed base in the United States), generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A corporate non-U.S. holder also may be subject to a 30% “branch profits tax,” unless it qualifies for a lower rate under an applicable income tax treaty.

Information Reporting and Backup Withholding

Backup withholding and certain information reporting requirements may apply to payments of principal and interest on a debt security and payments of dividends or other taxable distributions with respect to a preference share or ADS made to certain non-corporate holders if such payments are made or are considered made in the United States (including payments on debt securities, preference shares or ADSs made by wire transfer from outside the United States to an account maintained by the holder with the paying agent in the United States). If such payments are considered to have been made in the United States, non-U.S. holders are generally exempt from these withholding and reporting requirements (assuming that the gain or income is otherwise exempt from U.S. federal income tax) but may be required to comply with certification and identification procedures in order to prove their exemption from these requirements. Similar rules requiring reporting through a U.S. branch of a broker and information reporting (but not backup withholding) will apply to a non-U.S. holder who sells a debt security through (a) a non-U.S. branch of a U.S. broker, or (b) a non-U.S. office of a broker that is (i) a controlled foreign corporation for U.S. tax purposes, (ii) a person 50% or more of whose income is effectively connected with a U.S. trade or business for a specified period, or (iii) a foreign partnership in which one or more of its partners are “U.S. Persons,” as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or a foreign partnership engaged in a U.S. trade or business, in either case unless the holder proves an exemption from the requirement.

Irish Taxation

The following discussion is a summary of certain material Irish tax considerations relating to the acquisition, holding and disposition of debt securities or ADRs issued by the Bank. The discussion is based on Irish law and revenue practice in effect on the date of this prospectus, relates only to the position of persons who are the absolute beneficial owners of their debt securities or ADRs and is for general information only. It does not constitute taxation or legal advice.

In particular the discussion does not address the tax consequences for certain classes of person such as dealers and does not necessarily apply where the income is deemed for tax purposes to be the income of any other person. The discussion does not deal with convertible securities. As preference shares will only be issued directly to investors in unusual circumstances, the tax consequences of acquiring, holding and disposing of preference shares or converting preference shares into ADRs (and vice versa) are not dealt with in this discussion. The discussion does not deal with the Irish tax consequences for any Irish tax resident persons (or any persons carry on a trade in Ireland through a branch or agency) of acquiring, holding and disposing of debt securities or ADRs. The discussion assumes that debt securities will not be quoted or listed on a stock exchange.

Prospective investors in debt securities, preference shares or ADRs are urged to consult their tax advisers regarding the applicable tax consequences of acquiring, holding and disposing of debt securities, preference shares or ADRs based on their particular circumstances.

Debt Securities

Withholding tax on interest

Subject to the Deposit Interest Retention Tax (“DIRT”) rules (set out in “— Deposit interest retention tax” below), all payments of principal and interest on the debt securities may be paid by the Bank without withholding or deduction for or on account of Irish income tax in circumstances where:

(a) the debt securities carry a right to interest which is not yearly interest; or

(b) interest on the debt securities is paid by the Bank in the ordinary course of the Bank carrying on its bona fide banking business in Ireland; or

(c) other specific exemptions (such as the commercial paper exemption or the certificate of deposit exemption outlined under “— Debt Securities — Deposit interest retention tax” below) from interest withholding tax apply.

The Bank intends that interest on any debt securities will be paid by the Bank in the ordinary course of the Bank carrying on its bona fide banking business in Ireland and hence will be exempt from Irish interest withholding tax.

If no exemption from interest withholding tax applies then yearly interest will be paid under deduction of income tax at the standard rate (currently 20%) subject to any direction to the contrary from the Irish Revenue

Commissioners in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

Deposit interest retention tax

DIRT is a form of withholding tax that applies to interest paid by financial institutions such as the Bank. The rate of DIRT corresponds in most cases to the standard rate of income tax (currently 20%). However, an additional 3% (currently 23%) can apply where interest is not payable annually or at more frequent intervals.

Where the exemptions referred to in paragraphs (A) and (B) immediately below do not apply then interest/discount or premium on debt securities will be liable to DIRT unless the beneficial owner is a non resident and the appropriate declaration of non residence in the required format has been completed and provided to the Bank in advance of each payment.

(A) Commercial paper exemption and certificate of deposit exemption from DIRT

DIRT will not apply to interest, discount or premium on debt securities which qualify for the commercial paper exemption or the certificate of deposit exemption as outlined below.

For the purpose of the commercial paper exemption, “commercial paper” is a debt security denominated in an amount of not less than €500,000 or US$500,000 (or another currency equivalent to €500,000 as defined in Section 246A Taxes Consolidation Act 1997 (as amended) (“TCA”)) in physical or electronic form which recognises an obligation to pay a stated amount, carries a right to interest or is issued at a premium or discount, and matures within 2 years.

For the purpose of the certificate of deposit exemption, “certificate of deposit” is a debt security denominated in an amount of not less than €500,000 or US$500,000 (or another currency equivalent to €500,000 as defined in Section 246A TCA) in physical or electronic form which recognises an obligation to pay a stated amount to bearer or to order, with or without interest and;

(a) in the case of debt securities held in physical form, by the delivery of which, with or without endorsement, the right to receive the stated amount is transferable, or

(b) in the case of debt securities held in electronic form, in respect of which the right to receive the stated amount is transferable.

Conditions for exemption

So long as any debt security constitutes commercial paper or a certificate of deposit (as outlined above) it shall be exempt from DIRT in the following circumstances:

(a) if the person by whom or through whom the payment is made is not an Irish resident person and the payment is not made by or through an Irish branch or agency of a non-Irish resident company through which it carries on a trade or business in Ireland and the debt security is held in a “recognised clearing system” (within the meaning of Section 246A TCA), which includes DTC, Euroclear, Clearstream Banking SA and Clearstream Banking AG; or

(b) if the person by whom or through whom the payment is made is an Irish resident person or if the payment is made by or through an Irish branch or agency of a non-Irish resident company through which it carries a trade or business in Ireland and either:

(i) the debt security is held in a “recognised clearing system” (see above); or

(ii) the person who is beneficially entitled to the interest is Irish resident and has provided their Irish tax registration number to the Bank or paying agent in advance of the payment; or

(iii) the person who is the beneficial owner of the debt security and who is beneficially entitled to the interest is not Irish resident and has provided the Bank or paying agent with a completed non resident declaration in the approved format in advance of the payment.

(B) Revenue practice regarding a medium term debt securities exemption from DIRT

By virtue of Irish Revenue Commissioners practice, interest, discount or premium paid on debt securities can also qualify for exemption from DIRT in circumstances where:

(a) the Bank does not sell the debt securities to Irish residents and does not offer the debt securities for sale in Ireland;

(b) Dealers as a matter of contract undertake to the Bank that their action in any jurisdiction will comply with applicable laws and regulations and that they will not knowingly make primary sales (or knowingly offer to do so, or distribute any material in that connection in Ireland) to any Irish residents or persons;

(c) the prospectus includes wording to the effect that each Dealer has confirmed that, with respect to the debt securities, it will not knowingly offer to sell the debt securities to an Irish resident, or to persons whose usual place of abode is Ireland and that it will not knowingly distribute or cause to be distributed in Ireland any offering material in connection with such debt securities;

(d) the debt securities are cleared through a “recognised clearing system”; and

(e) the debt securities are denominated in amounts of not less than £300,000 sterling or its equivalent.

Provisions ensuring compliance with the Irish Revenue Commissioners practice outlined above have been included in the relevant documentation in order to ensure that no DIRT will apply to payments of interest, discount or premium on medium term debt securities issued by the Bank.

Income tax

Interest, discount or premium on debt securities may have an Irish source and consequently may be chargeable to Irish income tax or corporation tax, as the case may be. However, under Irish domestic law, such income will not be chargeable to Irish income or corporation tax in the hands of a company that (i) is resident for tax purposes in an EU Member State other than Ireland and is not resident in Ireland or (ii) is resident for the purposes of the relevant double tax treaty in a territory with which Ireland has a double taxation treaty and that is not resident in Ireland, and in either case the interest is paid by the Bank in the ordinary course of its trade or business. This exemption will not apply if that person is chargeable to Irish corporation tax on the income of an Irish branch or agency to which the interest is attributable.

A liability to Irish income tax may also be reduced or eliminated under the terms of Ireland’s double taxation agreements.

In addition, the Irish Revenue Commissioners generally do not seek to assess such interest, discount or premium on debt securities to Irish tax in the hands of persons who are neither resident nor ordinarily resident in Ireland, except where such persons:

(a) are chargeable in the name of a person (including a trustee) or in the name of an agent or a branch in Ireland which has the management or control of the interest, discount or premium; or

(b) seek to claim relief and/or repayment of tax deducted at source in respect of taxed income from Irish sources; or

(c) are chargeable to Irish corporation tax on the income of an Irish branch or agency or to Irish income tax on the profits of a trade or business carried on in Ireland to which the interest, discount or premium is attributable.

The Bank is not aware of any change or intended change in this practice of the Irish Revenue Commissioners. However, there can be no assurance that this practice will continue to apply.

Capital Gains Tax

A holder of debt securities will not be subject to Irish taxes on capital gains provided that such holder of debt securities is neither resident nor ordinarily resident in Ireland and such holder of debt securities does not have an enterprise, or an interest in an enterprise, which carries on business in Ireland through a branch or agency or a permanent representative to which or to whom the debt securities are or were attributable.

Capital Acquisitions Tax

Where a gift or inheritance is taken under a disposition and the date of the disposition is on or after December 1, 1999, gifts or bequests of debt securities may be liable to Irish capital acquisitions tax if the disponer or the beneficiary is resident or ordinarily resident in Ireland for Irish tax purposes or if the debt securities which are the subject of the disposition are regarded as property situate in Ireland. Different rules apply where the gift or inheritance is taken under a disposition where the date of the disposition is before December 1, 1999.

Stamp Duty

The issue of debt securities will not give rise to a charge to Irish stamp duty.

The transfer of debt securities will not give rise to a charge to Irish stamp duty where the debt securities meet all of the following conditions:

(a) they do not carry a right of conversion into stocks or marketable securities (other than loan capital) of a company having a register in Ireland or into loan capital having such a right,

(b) they do not carry rights of the same kind as shares in the capital of a company, including rights such as voting rights, a share in the profits or a share in the surplus on liquidation,

(c) they are issued for a price which is not less than ninety per cent of their nominal value, and

(d) they do not carry a right to a sum in respect of repayment or interest which is related to certain movements in an index or indices (based wholly or partly and directly or indirectly on stocks or marketable securities) specified in any instrument or other document relating to the debt securities.

The transfer of debt securities will not give rise to a charge to Irish stamp duty where the debt securities are transferred solely by delivery.

Where no exemption applies, the transfer of debt securities will give rise to a charge to Irish stamp duty at the rate of one per cent. of the higher of the market value or the consideration paid.

The Revenue Commissioners have confirmed to the Bank that transfers of debt securities effected by means of a transfer of an equitable interest in the debt securities through the electronic trading system run by DTC in the United States will, as a concession, be treated as being exempt from a charge to Irish stamp duty.

Reporting

Persons in Ireland paying interest to or receiving interest on behalf of another person may be required to provide certain information to the Irish Revenue regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries.

ADRs

Withholding tax on dividends

As explained above, an ADR is a certificate evidencing a specific number of ADSs of a specific series, each of which will represent preference shares of a corresponding series.

Distributions paid by the Bank in respect of preference shares (and hence ADRs) are generally subject to Irish dividend withholding tax (“DWT”), which currently applies at the rate of 20%.

However, certain investors who invest in ADRs can avail of a simplified procedure to allow for the receipt of dividend income without the deduction of DWT. The procedure is that a Qualifying Intermediary (QI) with appropriate provisions in its QI agreement with the Irish Revenue Commissioners, such as The Bank of New York, is allowed to receive and pass on the dividend from the Bank gross to any person on whose behalf it is to receive such distributions, or on whose behalf it is to receive from another QI payments representing such distributions, provided the address of the person beneficially entitled to the distributions is recorded on the QI register of depositary receipts as being located in the United States.

Where the ADRs are in turn held through one or more specified intermediaries (as defined in Section 172F TCA), dividends may still be paid without DWT provided the address of the beneficial owner of the ADRs, as shown in the register of the ultimate specified intermediary, is located in the United States.

This means that in the case of ADRs, exemption from DWT can be granted on the basis that the share register address of the person beneficially entitled to the distributions is in the United States. No specific declarations of exemption have to be completed by the ADR holder in these cases.

This simplified procedure for exemption from DWT may cease to apply, for example, where an SI ceases to be recognized as an SI by the Revenue Commissioners, The Bank of New York ceases to be authorized to act as a QI or investors cease to hold their preference shares in the form of ADRs.

Where the QI exemption explained above does not apply, then a charge to Irish DWT may apply. However, there are various other exemptions which may be available to non-Irish resident beneficial owners of ADRs who meet the conditions set out in Section 172D TCA (which are similar to the conditions summarized in paragraphs (a) to (f) of “— Income tax on dividends” below) who provide a certified non-resident declaration in a format approved by the Irish Revenue Commissioners. Certain ADR holders may be entitled to apply for a refund of DWT under a relevant double tax treaty with Ireland.

Income tax on dividends

Dividends paid by the Bank in respect of ADRs to a qualifying non-resident person (within the meaning of Section 153 TCA) will not be liable to Irish income tax. Otherwise a liability to Irish tax (currently at the rate of 20%) could arise unless reduced under the terms of a double taxation agreement.

The term “qualifying non-resident person” can be summarized as meaning-

(a) a person other than a company who is neither resident nor ordinarily resident in Ireland and is, by virtue of the law of a relevant territory (a relevant territory being an EU member state (other than Ireland) or not being an EU member state, a territory with which Ireland has a double taxation agreement), resident for the purposes of tax in the relevant territory;

(b) a company which is not resident in Ireland and is, by virtue of the law of a relevant territory, resident for the purposes of tax in the relevant territory but is not under the direct or indirect control of a person or persons who is or are resident in Ireland;

(c) a company which is not resident in Ireland and is under the direct or indirect control of a person or persons who, by virtue of the law of a relevant territory, is or are resident for the purposes of tax in a relevant territory and who is or are not under the direct or indirect control of a person or persons who are not so resident;

(d) a company which is not resident in Ireland, the principal class of shares of which is substantially and regularly traded on one or more recognized stock exchanges in a relevant territory or territories or on such other stock exchange as may be approved by the Irish Minister for Finance;

(e) a company which is a 75% subsidiary (as defined in TCA) of another company and that other company meets the conditions set out in (d) above; or

(f) a company which is wholly-owned by two or more companies, and each of those companies meets the conditions set out in (d) above.

For the purpose of paragraphs (a) to (f), “tax” means a tax imposed in the relevant territory which corresponds to Irish income or corporation tax, generally speaking, being a tax on income or profits.

Capital Gains Tax

A holder of ADRs will not be subject to Irish taxes on capital gains provided that such holder of ADRs is neither resident nor ordinarily resident in Ireland and such holder of ADRs does not have an enterprise, or an interest in an enterprise, which carries on business in Ireland through a branch or agency or a permanent representative to which or to whom the ADRs are or were attributable.

Capital Acquisitions Tax

Where a gift or inheritance is taken under a disposition and the date of the disposition is on or after December 1, 1999, gifts or bequests of ADRs may be liable to Irish capital acquisitions tax if the disponer or the beneficiary is resident or ordinarily resident in Ireland for Irish tax purposes or if the ADRs which are the subject of the disposition are regarded as property situate in Ireland. Different rules apply where the gift or inheritance is taken under a disposition where the date of the disposition is before December 1, 1999.

Stamp Duty

No Irish stamp duty is payable on transfers of or agreements to transfer ADRs, where the ADRs (or the underlying securities which they represent) are dealt in on a recognized stock exchange in the United States.

PLAN OF DISTRIBUTION

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, on terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the principal amounts of securities any underwriters will subscribe for;

•	any applicable underwriting commissions or discounts; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable supplement specifies otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable supplement specifies otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the applicable supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

Some of the underwriters, dealers and agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

Selling Restrictions

Irish Selling Restrictions

Any underwriter, dealer and/or agent in connection with an offering of debt securities has confirmed that it will not knowingly offer, sell or offer to sell debt securities to a resident of Ireland, or a person whose usual place of abode is in Ireland and it will not knowingly distribute or cause to be distributed in Ireland any offering material in connection with any debt securities. Any underwriter, dealer and/or agent in relation to the distribution of the debt securities will undertake that its actions as underwriter, dealer and/or agent in any jurisdiction will comply with all applicable laws and regulations.

Without prejudice to and in addition to the foregoing restrictions, each underwriter, dealer and/or agent in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series will also represent, warrant and undertake that it has not offered, sold, placed or underwritten and will not offer, sell, place or underwrite the issue of any securities or investments representing securities, including ADSs or ADRs, of any series in Ireland:

(a) except in circumstances which do not require the publication of a prospectus pursuant to Article 3(2) of Directive 2003/71/EC, the Investment Funds, Companies and Miscellaneous Provisions Act 2005, the Prospectus (Directive 2003\71\EC) Regulations 2005 or the Prospectus Rules issued by the Irish Financial Regulator in March 2006;

(b) otherwise than in compliance with the provisions of the Irish Companies Acts 1963-2006;

(c) otherwise than in compliance with the provisions of the European Communities (Markets in Financial Instruments) Regulations 2007 (S.I. No. 60 of 2007) (as amended), and they will conduct themselves in accordance with any codes or rules of conduct and any conditions or requirements, or any other enactment, imposed or approved by the Irish Financial Regulator with respect to anything done by them in relation to the securities or any investments representing securities, including ADSs or ADRs, of any series;

(d) otherwise than in compliance with the provisions of the Irish Market Abuse (Directive 2003/6/EC) Regulations 2005 and any rules issued by the Irish Financial Regulator pursuant thereto; and

(e) otherwise than in compliance with the provisions of the Irish Central Bank Acts 1942-2004 (as amended) and any codes of conduct rules made under Section 117(1) thereof.

United Kingdom Selling Restriction

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will have represented and agreed, that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA would not, if the AIB were not an authorized person, apply to AIB; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

European Economic Area Selling Restriction

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “relevant member state”), any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will have confirmed and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”) it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the applicable supplement in relation thereto to the public in that relevant member state except that it may, at any time, with effect from and including the relevant implementation date, make an offer of the securities to the public in that relevant member state:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer;

•	if the denomination per security being offered amounts to at least €50,000 (or the equivalent thereof in another currency); or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offering of securities referred to in the second to fifth bullet points above shall result in a requirement for the publication by us or any dealer of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

The expression “an offer of any securities or any investments representing securities to the public” in relation to such securities or investments in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase the securities or investments, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measures in each relevant member state.

FURTHER INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. You can access the registration statement together with exhibits on the internet site maintained by the SEC at http://www.sec.gov or inspect these documents at the offices of the SEC in order to obtain that additional information about us and about the securities offered with this prospectus.

VALIDITY OF SECURITIES

If stated in the supplement applicable to a specific issuance of debt securities, the validity of the securities under New York law may be passed upon for us by our U.S. counsel, Sidley Austin LLP. If stated in the supplement applicable to a specific issuance of debt securities, the validity of the securities under Irish law may be passed upon by our Irish solicitors, Matheson Ormsby Prentice. Sidley Austin LLP may rely on the opinion of Matheson Ormsby Prentice as to all matters of Irish law and Matheson Ormsby Prentice may rely on the opinion of Sidley Austin LLP as to all matters of New York law. If this prospectus is delivered in connection with an underwritten offering, unless otherwise specified in the applicable supplement, the validity of the debt securities will be passed upon for the underwriters by Sullivan & Cromwell LLP, and any Irish counsel for the underwriters specified in the applicable supplement. If no Irish counsel is specified, Sullivan & Cromwell LLP may also rely on the opinion of Matheson Ormsby Prentice as to certain matters of Irish law.

EXPERTS

The consolidated financial statements of Allied Irish Banks, p.l.c. as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein in reliance on the reports of KPMG, Chartered Accountants, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of the securities registered under this registration statement:

Securities and Exchange Commission registration fee	$	*
Printing expenses		€5,000
Legal fees and expenses		€500,000
Accountants’ fees and expenses		€50,000
Trustee fees and expenses		€10,000
ADR Depositary’s fees and expenses		€5,000
Miscellaneous		€30,000

Total		€600,000

*	Deferred in accordance with Rule 456(b) and 457(r)

ALLIED IRISH BANKS,
public limited company

26,700,000 Contingent Mandatorily Exchangeable Notes due November   , 2010
Mandatorily Exchangeable for
Shares of Common Stock of
M&T BANK CORPORATION

Morgan Stanley	Citi

October   , 2010